EXHIBIT 2.1

BUSINESS COMBINATION AGREEMENT

by and among

HYPERLIQUID STRATEGIES INC,

RORSCHACH MERGER SUB LLC

TBS MERGER SUB INC,

RORSCHACH I LLC

and

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

Dated as of July 11, 2025

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EXHIBIT A	Form of Registration Rights Agreement
EXHIBIT B	Form of Advisor Rights Agreement
EXHIBIT C	Form of Strategic Advisor Agreement
EXHIBIT D	Form of Advisor Warrant
EXHIBIT E	Form of CVR Agreement
EXHIBIT F	Form of A&R Pubco Bylaws
EXHIBIT G	Form of A&R Pubco Certificate of Incorporation

SCHEDULE A	Company Knowledge Parties
SCHEDULE B	Rorschach Knowledge Parties
SCHEDULE C	Initial Directors and Officers of Pubco, Company Surviving Corporation and Rorschach Surviving LLC

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This BUSINESS COMBINATION AGREEMENT, dated as of July 11, 2025 (this “Agreement”), by and among (a) HYPERLIQUID STRATEGIES INC, a Delaware corporation (“Pubco”), (b) RORSCHACH Merger SUB LLC, a Delaware limited liability company (“Rorschach Merger Sub”), (c) tbs Merger Sub inc, a Delaware corporation (“Company Merger Sub” and, together with Rorschach Merger Sub, the “Merger Subs”), (d) RORSCHACH I LLC, a Delaware limited liability company (“Rorschach”), and (e) SONNET BIOTHERAPEUTICS HOLDINGS, INC. (the “Company”), a Delaware corporation. Each of Pubco, the Merger Subs, Rorschach and the Company shall individually be referred to herein as a “Party” and, collectively, the “Parties”.

WHEREAS, as of the date hereof, (a) each of Pubco, Rorschach and the Merger Subs is a newly incorporated or organized entity, incorporated or organized for the sole purpose of effectuating the Transactions, and (b) each of the Merger Subs is a wholly owned direct subsidiary of Pubco;

WHEREAS, on or prior to the date hereof, the Company and certain investors (the “Bridge Subscribers”) have entered into subscription agreements (as amended or modified from time to time, collectively, the “Bridge Subscription Agreements”), pursuant to which, among other things, each Bridge Subscriber has agreed to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to each such Bridge Subscriber, on the date hereof, the shares of convertible preferred stock, warrants or other securities set forth in the applicable Bridge Subscription Agreement in exchange for the purchase price set forth therein, on the terms and subject to the conditions set forth in the applicable Bridge Subscription Agreement (the financing under all Bridge Subscription Agreements, collectively, hereinafter referred to as the “Bridge Financing”);

WHEREAS, on or prior to the date hereof, the Company and certain investors (the “PIPE Subscribers”) have entered into subscription agreements (as amended or modified from time to time, collectively, the “PIPE Subscription Agreements”, and together with the Bridge Subscription Agreements, the “Subscription Agreements”), pursuant to which, among other things, each PIPE Subscriber has agreed to subscribe for and purchase from the Company, and the Company has agreed to issue and sell to each such PIPE Subscriber, immediately prior to the Company Merger Effective Time, the shares of Company Common Stock set forth in the applicable PIPE Subscription Agreement in exchange for the purchase price set forth therein, for, when added to the funds raised in the Bridge Financing, an aggregate of at least the Minimum Cash Amount, on the terms and subject to the conditions set forth in the applicable PIPE Subscription Agreement (the financing under all PIPE Subscription Agreements, collectively, hereinafter referred to as the “PIPE Financing”, and together with the Bridge Financing, the “Financings”);

WHEREAS, at or prior to Closing, (a) certain investors shall contribute to Rorschach at least Two Hundred Million Dollars ($200,000,000) in HYPE Tokens Value and (b) certain investors may contribute (the contribution of HYPE Tokens in clause (a) and the contribution of cash and cash equivalents in this clause (b) being the “Contribution”) to Rorschach cash and/or cash equivalents (any such contributed cash and cash equivalents, the “Contributed Cash”);

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WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), Pubco, the Merger Subs, Rorschach and the Company shall enter into a business combination transaction pursuant to which (a) Rorschach Merger Sub will merge with and into Rorschach (the “Rorschach Merger”), with Rorschach surviving the Rorschach Merger as a direct wholly owned subsidiary of Pubco, and (b) immediately following the Rorschach Merger, Company Merger Sub will merge with and into the Company (the “Company Merger” and, together with the Rorschach Merger, the “Mergers”), with the Company surviving the Company Merger as a direct wholly owned subsidiary of Pubco;

WHEREAS, the board of managers of Rorschach (the “Rorschach Board”) has approved and adopted this Agreement and approved the Rorschach Merger and the other Transactions;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the Company Merger is fair to, and in the best interests of, the Company and its stockholders (the “Company Stockholders”) and has approved and adopted this Agreement and declared its advisability and approved the Company Merger and the other Transactions, and (b) recommended the approval and adoption of this Agreement and the Transactions, including the Company Merger, by the Company Stockholders;

WHEREAS, the Board of Directors of Pubco (the “Pubco Board”) has unanimously (a) determined that this Agreement and the Transactions, including the Mergers, are fair to, and in the best interests of, Pubco and its sole stockholder and has approved and adopted this Agreement and the Transactions, including approval of the A&R Pubco Organizational Documents, and (b) recommended the approval and adoption of the A&R Pubco Organizational Documents by the sole stockholder of Pubco;

WHEREAS, the managing member of Rorschach Merger Sub has approved and adopted this Agreement and approved the Rorschach Merger and the other Transactions;

WHEREAS, the Board of Directors of Company Merger Sub has unanimously (a) determined that the Company Merger is fair to, and in the best interests of, Company Merger Sub and its sole stockholder and has approved and adopted this Agreement and declared its advisability and approved the Company Merger and the other Transactions, (b) recommended the approval and adoption of this Agreement and the Company Merger by the sole stockholder of Company Merger Sub and (c) Pubco, in its capacity as the sole stockholder of Company Merger Sub, will approve and adopt this Agreement by written resolution immediately thereafter;

WHEREAS, in connection with the Closing, as a condition and inducement to the Parties’ willingness to enter into this Agreement, (a) Pubco, the Advisor and certain other investors in Rorschach shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A; (b) Pubco and the Advisor shall enter into an Advisor Rights Agreement (the “Advisor Rights Agreement”), substantially in the form attached hereto as Exhibit B; (c) Pubco and the Advisor shall enter into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”), substantially in the form attached hereto as Exhibit C; and (d) Pubco shall issue to the Advisor the Advisor Shares and warrants to purchase shares of Pubco Common Stock (collectively, the “Advisor Warrants”), substantially in the form attached hereto as Exhibit D;

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WHEREAS, at or prior to the Closing, as a condition and inducement to the Company’s willingness to enter into this Agreement, Pubco and the Rights Agent shall execute and deliver a Contingent Value Rights Agreement of Pubco (the “CVR Agreement”), substantially in the form attached hereto as Exhibit E;

WHEREAS, for U.S. federal income tax purposes, (a) it is intended that (i) the Company Merger will qualify as a “reorganization” under Section 368(a)(1) of the Code, and/or (ii) taken together, the Mergers will qualify as an exchange under Section 351 of the Code, (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Mergers within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder, and (c) the Parties hereby agree to file all Tax and other informational returns on a basis consistent with such characterization (collectively, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I.

DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

“Acquired Companies” means the Company and its subsidiaries, collectively.

“Action” means any claim, action, cause of action, demand, complaint, lawsuit, arbitration, inquiry, audit, inspection, charge, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity, by or before any Governmental Authority.

“Advisor” means Rorschach Advisors LLC, a Delaware limited liability company.

“Advisor Shares” means that number of shares of Pubco Common Stock equal to five percent (5%) of the shares of Pubco Common Stock issued and outstanding, on a fully-diluted, as converted basis, immediately following the Company Merger Effective Time.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Aggregate Company Consideration” means the aggregate number of shares of Pubco Common Stock payable to the Company Securityholders in connection with the Company Merger in accordance with Section 3.02.

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“Aggregate Rorschach Consideration” means an aggregate of number shares of Pubco Common Stock to be issued at the Rorschach Merger Effective Time to the Rorschach Members in accordance with this Agreement and the Payment Spreadsheet, determined by dividing (a) the sum of (i) the HYPE Tokens Value held by Rorschach immediately prior to the Rorschach Merger Effective Time plus any Contributed Cash held by Rorschach immediately prior to the Rorschach Merger Effective Time, by (ii) the Company Price Per Share, and, once calculated, (b) adding to such total number of shares of Pubco Common Stock determined in clause (a) the total number of Advisor Shares to be issued to Rorschach.

“Aggregate Transaction Consideration” means (a) the Aggregate Rorschach Consideration and (b) the Aggregate Company Consideration.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement.

“Ancillary Agreements” means the Registration Rights Agreement, the Advisor Rights Agreement, the Strategic Advisor Agreement, the Advisor Warrants, the CVR Agreement, the Subscription Agreements and all other agreements, certificates and instruments executed and delivered by Pubco, the Merger Subs, Rorschach or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914 and all other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation Laws or Orders.

“Business Data” means all business information and data, including Personal Information that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Company IT Assets, Company Products or otherwise in the course of the conduct of the business of the Acquired Companies.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York.

“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligations with any labor organization or other authorized employee representative.

“Company Benefit Plan” means (a) each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (b) each employment, severance, change in control or similar contract, plan, arrangement, policy or guidelines, and (c) each other material plan or arrangement providing for compensation (including variable cash compensation and commissions), bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, insurance, health or medical benefits, employee assistance program, disability or sick leave benefits, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), which, in each case of clauses (a) through (c), is maintained, administered or contributed to by the Acquired Companies or with respect to which any Acquired Company has any liability, including with respect to any ERISA Affiliate, other than any contracts, plans, arrangements, policies or guidelines that are statutorily mandated in non-U.S. jurisdictions.

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“Company Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company dated October 21, 1999, as such may have been amended, supplemented or modified from time to time.

“Company Common Stock” means the Company’s common stock, with a par value of $0.0001 per share.

“Company Incentive Plan” means the Company’s 2020 Omnibus Incentive Plan.

“Company Intellectual Property” means all Intellectual Property owned or purported to be owned solely or jointly by the Acquired Companies and used or held for use by the Acquired Companies in the operation of the business of the Acquired Companies as currently conducted and currently contemplated to be conducted, including with respect to the Company Products.

“Company In-The-Money Warrant” means a Company Warrant that, as of immediately prior to the Company Merger Effective Time, has an exercise price that is less than the Company Price Per Share.

“Company IT Assets” mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment owned by any Acquired Company or licensed or leased to any Acquired Company (excluding any public networks) and used by the Acquired Companies in the operation of the business of the Acquired Companies as currently conducted and currently contemplated to be conducted, including with respect to the Company Products.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, (a) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company or its subsidiaries, taken as a whole, or (b) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Mergers and the other Transactions, taken as a whole; provided, however, that none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in, or change in the interpretation of, any Law or GAAP; (ii) events or conditions (or changes in such conditions) affecting the industries or geographic areas in which the Company operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, wild fire or other natural disaster, epidemic, disease outbreak, pandemic, or acts of God, or any escalation or worsening of any of the foregoing (including, for the avoidance of doubt, any effect resulting from, arising out of or otherwise related to a pandemic (including any impact of any associated shutdown, shelter in place or non-essential business order or other similar measures mandated or recommended by any applicable Governmental Authority), (vi) any actions taken or not taken by the Company as required by this Agreement or any Ancillary Agreement, (vii) any effect attributable to the announcement or execution, pendency, negotiation or consummation of the Mergers or any of the other Transaction (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities), (viii) any failure by the Company to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure has resulted in a Company Material Adverse Effect or (ix) any actions taken, or failures to take action, or such other changed or events, in each case, which Rorschach has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (i) through (iii), to the extent that the Company and its subsidiaries is disproportionately affected thereby as compared to other participants in the industries in which the Company and its subsidiaries operate.

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“Company Organizational Documents” means the Company Certificate of Incorporation and the bylaws of the Company, as amended, modified or supplemented from time to time.

“Company Out-Of-The-Money Warrant” means a Company Warrant that, as of immediately prior to the Company Merger Effective Time, has an exercise price that is equal to or greater than the Company Price Per Share.

“Company Price Per Share” means $1.25.

“Company Product” means any product or product candidate that is being researched, tested, developed, manufactured, licensed, sold, distributed or otherwise made available by or on behalf of the Acquired Companies, from which the Company has derived previously, is currently deriving or expects to derive, revenue from the sale or provision thereof, including products currently under development by the Company.

“Company Required Stockholder Approval” means the adoption of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock.

“Company RSAs” means restricted stock awards relating to shares of Company Common Stock immediately prior to the Company Merger Effective Time.

“Company RSUs” means restricted stock units relating to shares of Company Common Stock immediately prior to the Company Merger Effective Time.

“Company Securityholders” means, collectively, the holders of Company Common Stock, Company Vested RSUs and Company In-The-Money Warrants immediately prior to the Company Merger Effective Time.

“Company Unvested RSA” means a Company RSA that has not vested immediately prior to the Company Merger Effective Time.

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“Company Unvested RSU” means a Company RSU that has not vested immediately prior to the Company Merger Effective Time.

“Company Vested RSU” means a Company RSU that has vested prior to the Company Merger Effective Time.

“Company Warrant” means a warrant to purchase shares of Company Common Stock, whether or not exercisable.

“Compliant” means, with respect to the Required Financials, that the Required Financials: (a) comply in all material respects with all requirements of Regulation S-K and Regulation S-X of the SEC applicable to the Registration Statement and (b) are sufficient to permit the Company’s independent public accountants or independent auditors, as the case may be, to issue customary “comfort letters” in connection with the offering pursuant to the Registration Statement, including as to customary negative assurances and change periods, in order to consummate the offering pursuant to the Registration Statement (and such auditors have confirmed that they are prepared to issue a comfort letter subject to their completion of customary procedures.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Data Security Breach” means the (i) accidental, unauthorized, or unlawful destruction, loss, alteration, disclosure of, or access to, Personal Information or confidential information transmitted, stored or otherwise processed by or on behalf of any Acquired Company, and (ii) any other broader circumstance defined by applicable Privacy/Data Security Laws as a “breach,” “data breach,” “personal data breach” or other similar term.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Encumbrance” means any lien, mortgage, pledge, deed of trust, security interest, charge, lease, encumbrance (including easements, restrictions, covenants, options, rights of first refusal, or other similar items, whether or not of record) or other similar adverse claim or interest.

“Environmental Laws” means any United States federal, state or local laws relating to: (a) releases or threatened releases of Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances; or (c) pollution or protection of the environment or natural resources.

“Environmental Permits” means all permits required to be obtained by the Acquired Companies under applicable Environmental Law in connection with their respective businesses as currently conducted.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade or business that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” means the United States Food and Drug Administration.

“Foreign Investment Laws” means any applicable Laws, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests.

“GAAP” means accounting principles generally accepted in the United States.

“Governmental Authority” means any applicable international, multinational, national, regional, federal, territorial, domestic, state or local governmental authority (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body legally entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any nature.

“Hazardous Substance(s)” means: (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls and asbestos; and (e) any substance, material or waste regulated as hazardous or toxic, or as a pollutant or contaminant, by any Governmental Authority pursuant to any applicable Environmental Law due to its deleterious properties.

“Healthcare Laws” means all healthcare Laws applicable to the business of the Company and its subsidiaries as currently conducted, including the Federal Food, Drug, and Cosmetic Act (FDCA) (21 U.S.C. § 301 et seq.) and all implementing regulations and FDA guidance thereunder; the 21st Century Cures Act (Pub. L. 114-255); the federal Medicare and Medicaid statutes (Title XVIII and Title XIX of the Social Security Act) and any other Law governing a Health Care Program; the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act of 2010; the Physician Payments Sunshine Act; the Federal Health Care Program Anti-Kickback Statute; the Medicare Exclusion Statute; the False Claims Act; the Program Fraud Civil Remedies Act; the Civil Monetary Penalties Law; Criminal Penalties For Acts Involving Federal Health Care Programs; the Stark Law (42 U.S.C. § 1395nn); Health Insurance Portability and Accountability Act of 1996 (HIPAA) (42 U.S.C. § 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.) and state health information data breach notification, privacy and security Laws; the Clinical Laboratory Improvement Amendments of 1988; any applicable healthcare Laws relating to billing or claims for reimbursement submitted to any governmental Health Care Program; any other Laws with respect to healthcare-related fraud and abuse, false claims, self-referral, anti-kickback, billing and coding, documentation and submission of claims, healthcare professional credentialing and licensing, sales and marketing, healthcare quality and safety, the corporate practice of medicine, fee-splitting, and healthcare facility or agency licensing; any Laws governing the use, handling, control, storage, transportation, disposal, and maintenance of controlled substances, pharmaceuticals, drugs, or medical waste, any other Laws applicable to the ownership, research, development, testing, manufacture, quality, safety, accreditation, packaging, storage, use, distribution, labeling, sale, offer for sale, import, export, or disposal of any Company Product; any comparable federal, state, provincial or local Laws, state or provincial licensing, disclosure and reporting requirements; the Federal Trade Commission Act; and any comparable foreign Laws for any of the foregoing and all regulations promulgated under such Laws.

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“Health Care Program” means any health care insurance and other similar programs under which the Acquired Companies are directly or indirectly receiving payments, including any federal or state healthcare program, Medicare, Medicaid, the Tricare program, the Veterans Health Administration, private or commercial insurance programs, third-party administrators, preferred provider organizations, managed care organizations, health maintenance organizations, health plans, self-insured health plans, and any fiscal intermediary or contractor of any of the foregoing.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HYPE Token” means the native token of the Hyperliquid Layer 1 blockchain.

“HYPE Tokens Value” means the value determined by multiplying (a) the aggregate number of HYPE Tokens held by Rorschach immediately prior to the Rorschach Merger Effective Time by (b) $46.372. For the avoidance of doubt, if less than Two Hundred Million Dollars ($200,000,000) in HYPE Tokens Value is contributed to Rorschach as of immediately prior to the Rorschach Merger Effective Time, additional cash and cash equivalents may be contributed by investors to Rorschach or the Company immediately prior to the Rorschach Merger Effective Time to address any such shortfall in the HYPE Tokens Value for the purposes of satisfying the condition set forth in Section 8.03(d).

“Indebtedness” means an amount equal to, without duplication, (a) indebtedness for borrowed money of the Company, including indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (b) net obligations of the Company in respect of interest rate swaps, hedges or similar arrangements, including any swaps, hedges or similar arrangements related to foreign exchange, (c) obligations of the Company under capitalized leases, (d) any deferred purchase price liabilities of the Company related to past acquisitions, whether or not represented by a note, earn-out or contingent purchase payment or otherwise, (e) obligations of the Company under or in connection with off balance sheet financing arrangements, and (f) all obligations of the type referred to in the foregoing clauses of this definition of other persons for the payment of which the Company is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. For the avoidance of doubt, trade payables arising in the ordinary course of business shall not be deemed to be Indebtedness.

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“Intellectual Property” means any and all intellectual property rights throughout the world, including: (i) patents and patent applications, including all provisionals, nonprovisionals, continuations, continuations-in-part, divisionals, reissues, extensions, re-examinations, substitutions, and extensions thereof and the equivalents of any of the foregoing in any jurisdiction (collectively, “Patents”); (ii) trade names, logos, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, “Marks”); (iii) copyrights in both published and unpublished works, including all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”); (iv) rights to know-how, inventions (including as disclosed in invention disclosures and discoveries) and confidential information, including customer and supplier lists, manufacturing information, processes, assays, engineering and other manuals and drawings, standard operating procedures, methods, techniques, protocols, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, research and development information, quality control and clinical data and similar data and information (collectively, “Trade Secret Rights”); and (v) the right to assert, claim, oppose, interfere, enjoin, sue and/or collect damages for the past, present or future infringement, misappropriation or other violation of any of the foregoing.

“Intervening Event” means any material event, change, effect, development or occurrence occurring or arising after the date of this Agreement and prior to the receipt of the Company Required Stockholder Approval that (a) was not known by nor was reasonably foreseeable to the board of directors of a Party or the executive officers of a Party as of or prior to the date of this Agreement (or, if known, the consequences of which were not known or reasonably foreseeable to such Persons as of the date of this Agreement) and results in the standalone financial condition of the Acquired Companies, taken as a whole, being materially more favorable to the Company Stockholders than this Agreement and the Transactions, and (b) does not relate to or involve a (i) Takeover Proposal or (B) any changes in the market price, or change in trading volume, of the Company Common Stock or HYPE Tokens or the Company exceeding any projections, forecasts, budgets, operational metrics or estimates (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of Intervening Event, be taken into account in determining whether an Intervening Event has occurred).

“Intervening Event Notice” means a prior written notice of an Intervening Event delivered by the Company to the Rorschach Parties in accordance with Section 7.12(c)(iv).

“Intervening Event Notice Period” means five (5) Business Days (as modified, extended or continued in accordance with Section 7.12(c)(iv)).

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” or “to the Knowledge” of a person shall mean in the case of the Company, the actual knowledge of the persons listed on Schedule A after reasonable inquiry, and in the case of Rorschach, the actual knowledge of the persons listed on Schedule B after reasonable inquiry.

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“Law” means any statute, law (including common law), regulation, rule, ordinance or code issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” means the real property with respect to which the Company directly or indirectly holds a valid leasehold interest

“Minimum Cash Amount” means an aggregate of cash or cash equivalents equal to Fifty Million Dollars ($50,000,000).

“Most Recent Balance Sheet” means the audited consolidated balance sheet of the Company as of September 30, 2024 and the footnotes thereto set forth in the Company SEC Documents.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Authority.

“Permit” means any approval, authorization, consent, franchise, license, permit, waiver, exemption, registration, enrollment, accreditation, clearance or certificate issued by any Governmental Authority.

“Permitted Encumbrances” means (a) Encumbrances disclosed on the Most Recent Balance Sheet, (c) Encumbrances for Taxes, assessments and other governmental levies, fees or charges that are not yet due and payable, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (c) mechanics, carriers, workmen, warehouseman, repairmen and materialmen liens and similar liens for labor, materials or supplies incurred in the ordinary course of business that do not materially impair the existing use of the property affected by such Encumbrance, (d) zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such real property that are not violated in any material respect by the use or occupancy of such real property in the operation of the business currently conducted thereon, (e) restrictions of record identifiable in any title reports obtained by or made available to Rorschach, or easements, covenants, conditions, restrictions, defects and other similar matters of record affecting title to real property that do not or would not, individually or in the aggregate, materially impair the use or occupancy of such real property in the operation of the business currently conducted thereon, (f) non-exclusive rights or licenses of Intellectual Property entered in the ordinary course of business consistent with past practice, (g) deposits or pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, and (h) other Encumbrances that do not materially and adversely affect the use or operation of the asset subject thereto.

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“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (a) information related to an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information,” “personal health information” or similar terms by applicable Privacy/Data Security Laws.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through and including the Closing Date.

“Privacy/Data Security Laws” means all applicable Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Company IT Assets, Personal Information or other Business Data.

“Pubco Common Stock” means the common stock, par value $0.01 per share, of Pubco.

“Pubco Organizational Documents” means the certificate of incorporation and bylaws of Pubco, as amended, modified or supplemented from time to time.

“Pubco Requisite Approval” means the resolutions of the sole stockholder of Pubco approving and adopting (a) the A&R Pubco Organizational Documents and (b) any other proposals the Parties deem in good faith are necessary or desirable to effect the Transactions.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act.

“Regulatory Approval” means all approvals by the FDA or another comparable Governmental Authority that are necessary for the commercial sale of Company Products in a given country or regulatory jurisdiction.

“Rights Agent” means a mutually satisfactory transfer agent under the CVR Agreement, it being agreed that Continental Stock Transfer and Trust Company is satisfactory to all Parties.

“Rorschach Members” means the members of Rorschach.

“Rorschach Membership Interests” means the limited liability company interests of Rorschach.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

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“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Straddle Period” means any taxable period that begins on or before and ends after the Closing Date.

“subsidiary” or “subsidiaries” of the Company, Pubco, the Surviving Companies, Rorschach or any other person means an affiliate that such person directly or indirectly, through one of more intermediaries, owns or has the power to vote or control more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other person.

“Superior Proposal” means a bona fide and unsolicited written Takeover Proposal (substituting “more than 50%” for “20%” in each instance in the definition of Takeover Proposal), made by any Third Party or group (as defined in Section 13 of the Exchange Act) after the date of this Agreement and prior to the receipt of the Company Required Stockholder Approval, which did not result from a direct or indirect breach of any provision of this Agreement, including Section 7.12, and that the Company Board determines in good faith, in consultation with outside legal counsel and financial advisors and taking into account (with such weight and proportion as determined by the Company Board in its sole discretion) all the terms and conditions and the financial, legal, regulatory, timing, financing, conditionality and other aspects and risks of such Takeover Proposal and this Agreement (after taking into account any revisions to the terms and conditions to this Agreement made or proposed in writing by the Rorschach Parties to the Agreement in accordance with Section 7.12), (a) are more favorable to the Company Stockholders (solely in their capacities as such) than the Transactions, and (b) the Company Board believes is reasonably likely to be consummated in accordance with its terms.

“Superior Proposal Notice” means a prior written notice of a Superior Proposal delivered by the Company to the Rorschach Parties in accordance with Section 7.12(c)(v).

“Superior Proposal Notice Period” means five (5) Business Days (as modified, extended or continued in accordance with Section 7.12(c)(v)).

“Takeover Proposal” means any proposal, offer, inquiry or indication of interest a Third Party or “group” (as defined in Section 13 of the Exchange Act) of Third Parties, whether involving a single or a series of related transactions made or submitted to the Company relating to (a) a merger, consolidation, share exchange or business combination involving the Company or any of its subsidiaries representing 20% or more of the Company’s assets, revenues, or earnings, (b) a sale, lease, exchange, mortgage, transfer or other disposition of 20% or more of the Company’s assets, revenues or earnings, (c) a direct or indirect purchase or sale of shares of capital stock, share capital, warrants, options or any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Company Common Stock representing 20% or more of the voting power of the Company, including by way of a merger, business combination, share exchange, tender offer or exchange offer, (d) a reorganization, recapitalization, liquidation or dissolution of the Company, or (e) any other transaction having a similar effect to those described in clauses (a) through (d), or any combination of the transactions in (a) through (d) in each case other than the Transactions.

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“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign income, gross receipts, property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, estimated, ad valorem, value-added, stamp, occupation, windfall profits, transfer or excise tax, or any other tax in the nature of the foregoing, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any taxing authority.

“Tax Return” means any return, report or similar written statement filed or required to be filed with a taxing authority with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Termination Fee” means a one-time fee in an amount equal to Two Million Five Hundred Thousand Dollars $2,500,000.

“Third Party” means any person or group (as defined in Section 13(d)(3) of the Exchange Act), other than the Rorschach Parties, the Advisor, the Company or any affiliates thereof.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by Rorschach, Pubco, the Merger Subs or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents, including the Mergers.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988, as amended, or any comparable foreign, state or local Law.

Section 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
A&R Pubco Organizational Documents	Section 2.04(c)
Advisor Rights Agreement	Recitals
Advisor Warrants	Recitals
Advisory Agreement	Recitals
Agreement	Preamble
Assumed RSA	Section 3.02(b)
Assumed RSU	Section 3.02(d)
Assumed Warrant	Section 3.02(f)
Bridge Financing	Recitals
Bridge Subscribers	Recitals
Bridge Subscription Agreements	Recitals
Capitalization Date	Section 4.03(a)

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Defined Term	Location of Definition
Certificate of Company Merger	Section 2.02(b)
Certificate of Rorschach Merger	Section 2.02(c)
Closing	Section 2.02(a)
Closing Date	Section 2.02(a)
Closing Form 8-K	Section 7.01(f)
Closing Press Release	Section 7.01(f)
Code	Section 3.04(g)
Company	Preamble
Company Adverse Recommendation Change	Section 7.12(a)(iv)
Company Board	Recitals
Company Board Recommendation	Section 7.02
Company Disclosure Schedule	Article IV
Company Merger	Recitals
Company Merger Effective Time	Section 2.02(b)
Company Merger Sub	Preamble
Company Preferred Stock	Section 4.03(a)
Company Proposals	Section 7.01(a)
Company Registered IP	Section 4.06(a)
Company SEC Documents	Section 4.04(a)
Company Stockholders	Recitals
Company Stockholders’ Meetings	Section 7.01(a)
Company Surviving Corporation	Section 2.01(a)
Confidential Information	Section 7.04(b)
Contributed Cash	Recitals
Contribution	Recitals
Contribution Agreements	Recitals
Copyrights	Definition of Intellectual Property
Costs	Section 7.05(a)
CVR	Section 3.02(a)
CVR Agreement	Recitals
DGCL	Recitals
Disclosing Party	Section 7.04(b)
Dissenting Shares	Section 3.06(a)
DLLCA	Recitals
D&O Tail	Section 7.05(c)
Employment Laws	Section 4.13(b)
Exchange Agent	Section 3.04(a)
Exchange Fund	Section 3.04(a)
Exercise Proceeds	Section 7.15(b)
FCPA	Section 4.17
Financings	Recitals
Indemnified Parties	Section 7.05(a)
Intended Tax Treatment	Recitals
Interim Financing	Section 6.01(b)(iii)(B)
Marks	Definition of Intellectual Property

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Defined Term	Location of Definition
Material Contracts	Section 4.16(a)
Merger Subs	Preamble
Mergers	Recitals
Non-U.S. Benefit Plan	Section 4.12(k)
Outside Date	Section 9.01(b)
Outstanding Company Transaction Expenses	Section 3.05(b)
Outstanding Rorschach Transaction Expenses	Section 3.05(a)
Party	Preamble
Patents	Definition of Intellectual Property
Payment Spreadsheet	Section 3.01
Per Share Company Merger Consideration	Section 3.02(a)
PHI	Section 4.09(i)
PIPE Financing	Recitals
PIPE Subscribers	Recitals
PIPE Subscription Agreements	Recitals
Privacy Requirements	Section 7.01(a)
Product Development Budget	Section 6.01(a)(2)
Proposed Terms	Section 6.01(b)(iii)(x)
Proxy Statement	Section 7.01(a)
Pubco	Preamble
Pubco Board	Recitals
Receiving Party	Section 7.04(b)
Registration Rights Agreement	Recitals
Registration Statement	Section 7.01(a)
Representatives	Section 7.04(a)
Required Financials	Section 7.04(a)
Rorschach	Preamble
Rorschach Board	Recitals
Rorschach Merger	Recitals
Rorschach Merger Effective Time	Section 2.02(c)
Rorschach Merger Sub	Preamble
Rorschach Parties	Article V
Rorschach Surviving LLC	Section 2.01(b)
Signing Form 8-K	Section 7.08
Subscription Agreements	Recitals
Terminating Company Breach	Section 9.01(f)
Terminating Rorschach Breach	Section 9.01(h)
Trade Secrets Rights	Definition of Intellectual Property

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Section 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement unless otherwise specified, (v) the word “including” means “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive (and, unless the context otherwise requires, shall be “and/or”), (vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto provided such amendments may be executed without the prior consent of the Parties or such consent is obtained; (ix) references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation, (x) the word “will” shall be construed to have the same meaning and effect as the word “shall” and (xi) references to “dollar”, “dollars” or “$” shall be to the lawful currency of the United States.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Whenever this Agreement states that documents or other information have been “made available” or “provided” to Rorschach (including words of similar import), such words shall mean that such documents or information referenced shall have been posted in the virtual data room managed by or on behalf of the Company, are included in the Company SEC Documents or shall have been transmitted to Rorschach or one or more of its Representatives in writing or by electronic transmission.

Article II.

AGREEMENT AND PLAN OF MERGER

Section 2.01 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Company Merger Effective Time, Company Merger Sub shall be merged with and into the Company. As a result of the Company Merger, the separate corporate existence of Company Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Company Merger (the “Company Surviving Corporation”) and a wholly owned subsidiary of Pubco.

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(b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, at the Rorschach Merger Effective Time, Rorschach Merger Sub shall be merged with and into Rorschach. As a result of the Rorschach Merger, the separate limited liability company existence of Rorschach Merger Sub shall cease and Rorschach shall continue as the surviving limited liability company of the Rorschach Merger (the “Rorschach Surviving LLC” and, together with the Company Surviving Corporation, the “Surviving Companies”) and a wholly owned subsidiary of Pubco.

Section 2.02 Merger Effective Times; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the Transactions shall be consummated (the “Closing”) remotely by electronic exchange of executed documents, or in such other manner as the Parties shall mutually agree. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

(b) On the Closing Date, upon the terms and subject to the conditions of this Agreement, the Parties shall cause the Company Merger to be consummated by filing a certificate of merger (a “Certificate of Company Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the Parties (the date and time of the filing of such Certificate of Company Merger (or such later time as may be agreed by each of the Parties and specified in such Certificate of Company Merger) being the “Company Merger Effective Time”).

(c) On the Closing Date, upon the terms and subject to the conditions of this Agreement, immediately following the Company Merger Effective Time, the Parties shall cause the Rorschach Merger to be consummated by filing a certificate of merger (a “Certificate of Rorschach Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DLLCA and mutually agreed by the Parties (the date and time of the filing of such Certificate of Rorschach Merger (or such later time as may be agreed by each of the Parties and specified in such Certificate of Rorschach Merger) being the “Rorschach Merger Effective Time”).

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Section 2.03 Effect of the Mergers.

(a) At the Company Merger Effective Time, the effect of the Company Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, (a) all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Company Merger Sub shall vest in the Company Surviving Corporation, and (b) all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Company Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Company Surviving Corporation.

(b) At the Rorschach Merger Effective Time, the effect of the Rorschach Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Rorschach Merger Effective Time, (a) all the property, rights, privileges, immunities, powers, franchises, licenses and authority of Rorschach and Rorschach Merger Sub shall vest in the Rorschach Surviving LLC, and (b) all debts, liabilities, obligations, restrictions, disabilities and duties of each of Rorschach and Rorschach Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Rorschach Surviving LLC.

Section 2.04 Organizational Documents.

(a) At the Company Merger Effective Time, the certificate of incorporation of Company Merger Sub, as in effect immediately prior to the Company Merger Effective Time, shall be the certificate of incorporation of the Company Merger Surviving Company, except such certificate of incorporation shall be amended to change the name of the Company Merger Surviving Company to the name of the Company, until thereafter amended as provided by applicable Law and such certificate of incorporation. At the Company Merger Effective Time, the bylaws of Company Merger Sub, as in effect at the Company Merger Effective Time, shall be the bylaws of the Company Surviving Corporation until thereafter amended as provided by applicable Law, the certificate of incorporation of Company Surviving Corporation and such bylaws, as applicable.

(b) At the Rorschach Merger Effective Time, the certificate of formation of Rorschach Merger Sub, as in effect immediately prior to the Rorschach Merger Effective Time, shall be the certificate of formation of the Rorschach Surviving LLC, except such certificate of formation shall be amended to change the name of the Rorschach Surviving LLC to the name of Rorschach LLC, until thereafter amended as provided by applicable Law and such certificate of formation. At the Rorschach Merger Effective Time, the limited liability company agreement of Rorschach Merger Sub, as in effect immediately prior to the Rorschach Merger Effective Time, shall be the limited liability company agreement of the Rorschach Surviving LLC until thereafter amended as provided by applicable Law, the certificate of formation of Rorschach Surviving LLC and such limited liability company agreement, as applicable.

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(c) On the Closing Date, Pubco shall amend and restate, effective as of immediately prior to the Company Merger Effective Time, the bylaws of Pubco to be as set forth on Exhibit F, and the certificate of incorporation of Pubco to be as set forth on Exhibit G (collectively, the “A&R Pubco Organizational Documents”).

Section 2.05 Directors and Officers.

(a) The Parties shall cause the initial directors of Pubco and the initial officers of Pubco as of immediately following the Rorschach Merger Effective Time to be comprised of the individuals set forth on Schedule C unless otherwise mutually agreed by the Parties, each to hold office in accordance with the A&R Pubco Organizational Documents.

(b) The Parties shall cause the initial directors of Company Surviving Corporation and the initial officers of Company Surviving Corporation immediately following the Company Merger Effective Time to be comprised of the individuals set forth on Schedule C hereto unless otherwise mutually agreed by the Parties, each to hold office in accordance with the organizational documents of the Company Surviving Corporation.

(c) The Parties shall cause the initial managers of the Rorschach Surviving LLC and the initial officers of the Rorschach Surviving LLC immediately following the Rorschach Merger Effective Time to be comprised of the individuals set forth on Schedule C hereto unless otherwise mutually agreed by the Parties, each to hold office in accordance with the organizational documents of the Rorschach Surviving LLC.

Article III.

CONVERSION OF SECURITIES; Exchange of certificates

Section 3.01 Payment Spreadsheet. Not less than five (5) Business Days prior to the Rorschach Merger Effective Time, Rorschach shall deliver to the Company a schedule (the “Payment Spreadsheet”) setting forth (a) the calculation of the Aggregate Rorschach Consideration and (b) the allocation of the Aggregate Rorschach Consideration among the Rorschach Members (which allocation shall be done in proportion to the Rorschach Members’ respective capital contributions to Rorschach), which Payment Spreadsheet shall be prepared in good faith and in a form and substance reasonably satisfactory to the Company and accompanied by documentation reasonably satisfactory to the Company. Rorschach shall provide the Company with reasonable access to the relevant books, records and personnel of Rorschach and its affiliates to enable the Company to review the Payment Spreadsheet. The allocation of the Aggregate Rorschach Consideration (as may be amended in accordance with the preceding sentence) shall be binding on all Parties and shall be used by Pubco for purposes of issuing the Aggregate Rorschach Consideration to the Rorschach Members, absent manifest error. In issuing the Aggregate Rorschach Consideration, Pubco shall be entitled to rely fully on the information set forth in the Payment Spreadsheet, absent manifest error. Notwithstanding anything to the contrary set forth herein, if requested by Rorschach and set forth on the Payment Spreadsheet, one or more holders may receive, in lieu of some or all of the shares of Pubco Common Stock issuable to them at the Rorschach Merger Effective Time, (i) a warrant to purchase, at an exercise price equal to the par value of the Pubco Common Stock, a like number of shares of Pubco Common Stock, such warrant to be in form and substance reasonably satisfactory to Rorschach and the Company or (ii) shares of newly designated preferred stock of Pubco, without dividend or redemption rights, that is convertible into Pubco Common Stock at any time at the holder’s option (subject to standard blocker provisions), on other terms that are reasonably satisfactory to Rorschach and the Company.

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Section 3.02 Company Merger. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any other Party or the holders of any of the following securities:

(a) each share of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time (excluding Dissenting Shares) shall be canceled and converted into the right to receive (i) one (1) share of Pubco Common Stock and (ii) one (1) contractual contingent value right representing the right to receive Pubco Common Stock on the terms and subject to the conditions set forth in the CVR Agreement (a “CVR”) (one (1) share of Pubco Common Stock and one (1) CVR being the “Per Share Company Merger Consideration”);

(b) each Company Unvested RSA that is outstanding immediately prior to the Company Merger Effective Time, together with the award agreement representing each such Company Unvested RSA, shall be assumed by Pubco and be converted into the right to receive (i) one (1) restricted share of Pubco Common Stock (each an “Assumed RSA”) and (ii) one (1) CVR. Each Assumed RSA shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company RSA immediately prior to the Company Merger Effective Time, subject to the adjustments required by this Section 3.02 after giving effect to the Company Merger;

(c) each Company Vested RSU outstanding immediately prior to the Company Merger Effective Time shall be canceled and converted into the right to receive the Per Share Company Merger Consideration;

(d) each Company Unvested RSU issued and outstanding immediately prior to the Company Merger Effective Time, together with the award agreement representing each such Company Unvested RSU, shall be assumed by Pubco and converted into a restricted share unit representing the right to receive (i) one (1) share of Pubco Common Stock having the same terms and conditions as the Company Unvested RSUs, including the applicable vesting and issuance schedule as in effect on the date of this Agreement (each, an “Assumed RSU”) and (ii) one (1) CVR;

(e) each Company In-The-Money Warrant that is outstanding immediately prior to the Company Merger Effective Time shall (i) be canceled and converted into the right to receive, for each share of Company Common Stock the holder of such Company In-The-Money Warrant would have received had such Company Warrant been exercised in full in accordance with its terms immediately prior to the Company Merger Effective Time, the Per Share Company Merger Consideration or (ii) entitle the holder of such Company In-The-Money-Warrant to such other consideration that such holder is entitled to receive pursuant to the terms of such holder’s Company Warrant;

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(f) each Company Out-Of-The-Money Warrant that is outstanding and unexercised immediately prior to the Company Merger Effective Time shall (i) cease to represent a Company Warrant in respect of shares of Company Common Stock and shall be assumed by Pubco and automatically converted into a warrant to acquire shares of Pubco Common Stock (each, an “Assumed Warrant”), with each share of Company Common Stock the holder of such Company Out-Of-The-Money Warrant would have received had such Company Out-Of-The-Money Warrant been exercised in full in accordance with its terms immediately prior to the Company Merger Effective Time entitling such holder to the Per Share Company Merger Consideration or (ii) entitle the holder of such Company Out-Of-The-Money-Warrant to such other consideration that such holder is entitled to receive pursuant to the terms of such holder’s Company Warrant. Pubco shall assume each such Assumed Warrant in accordance with its terms and, following the Company Merger Effective Time, each Assumed Warrant shall continue to be governed by the same terms and conditions as were applicable to the applicable Company Out-Of-The-Money Warrant immediately prior to the Company Merger Effective Time;

(g) all shares of Company Common Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

(h) each share of common stock, par value $0.0001 per share, of Company Merger Sub issued and outstanding immediately prior to the Company Merger Effective Time shall be converted into and become the right to receive one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Company Surviving Corporation.

At or prior to the Company Merger Effective Time, the Company shall use commercially reasonable efforts to (x) obtain any consents that are necessary to effectuate the treatment of the foregoing securities in accordance with this Section 3.02 and (y) minimize any cash payments to holders of Company Warrants that may otherwise be payable to such holders pursuant to the terms of such Company Warrants following the Company Merger Effective Time.

Section 3.03 Rorschach Merger. At the Rorschach Merger Effective Time, by virtue of the Rorschach Merger and without any action on the part of Rorschach, Pubco, Rorschach Merger Sub or the holders of any of the following securities, each limited liability company interest of Rorschach issued and outstanding immediately prior to the Rorschach Merger Effective Time shall be canceled and the holder thereof shall have the right to receive the number of shares of Pubco Common Stock comprising the Aggregate Rorschach Consideration set forth opposite such holder’s name on the Payment Spreadsheet.

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Section 3.04 Exchange.

(a) Exchange Agent. On or prior to the Closing Date, Pubco shall deposit, or shall cause to be deposited, with a bank or trust company that shall be mutually selected by the Company and Rorschach (the “Exchange Agent”), it being agreed that Securities Transfer Corporation is satisfactory to all Parties, for the benefit of the Company Securityholders and the holders of units, for exchange in accordance with Section 3.02 and Section 3.03, the number of shares of Pubco Common Stock sufficient to deliver the Aggregate Transaction Consideration payable pursuant to this Agreement (such shares of Pubco Common Stock being hereinafter referred to as the “Exchange Fund”). Pubco shall cause the Exchange Agent pursuant to irrevocable instructions, to pay the Aggregate Transaction Consideration out of the Exchange Fund in accordance with this Agreement. For the avoidance of doubt, Pubco shall not be required to cause to be deposited any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the CVR Agreement and no such funds shall be required to be deposited with the Exchange Agent.

(b) Exchange Procedures.

(i) As promptly as practicable after the Company Merger Effective Time, Pubco shall cause the Exchange Agent to deliver (A) to each Company Securityholder immediately prior to the Company Merger Effective Time whose Company Common Stock, Company Vested RSU and Company Warrants were converted pursuant to Section 3.01 into the right to receive shares of Pubco Common Stock, (1) the applicable portion of the Aggregate Company Consideration via book-entry issuance, subject to any Tax withholdings pursuant to Section 3.04(g), and (2) the applicable number of CVRs, and (B) to each holder of Rorschach Membership Interests immediately prior to the Rorschach Merger Effective Time, whose Rorschach Membership Interests were converted pursuant to Section 3.01 into the right to receive shares of Pubco Common Stock, the applicable portion of the Aggregate Rorschach Consideration via book-entry issuance pursuant to the provisions of Section 3.01, subject to any Tax withholdings pursuant to Section 3.04(g).

(c) No Further Rights. The Aggregate Transaction Consideration payable upon conversion of the Company Common Stock, Company Vested RSUs and/or Rorschach Membership Interests in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock, Company Vested RSUs and/or Rorschach Membership Interests and there shall be no further registration of transfers on the records of (i) the Company Surviving Corporation of the shares of Company Common Stock, Company Vested RSUs and/or Company Warrants that were outstanding prior to the Company Merger Effective Time, or (ii) the Rorschach Surviving LLC of the Rorschach Membership Interests that were outstanding prior to the Rorschach Merger Effective Time.

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(d) Adjustments to Aggregate Transaction Consideration. The Aggregate Company Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Company Merger Effective Time to provide the holders of shares of Company Common Stock immediately prior to the Company Merger Effective Time the same economic effect as contemplated by this Agreement prior to such event; and such items so adjusted shall, from and after the date of such event, be the relevant portion of the Aggregate Company Consideration.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Company Securityholders or the holders of Rorschach Membership Interests for one (1) year after the Rorschach Merger Effective Time shall be delivered to Pubco. Any holders of Company Common Stock, Company Vested RSUs, Company RSAs, Company Warrants or Rorschach Membership Interests who have not theretofore complied with this Section 3.04 shall thereafter look only to Pubco for payment of the applicable portion of the Aggregate Transaction Consideration, without interest. Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock, Company Vested RSUs, Company RSAs, Company Warrants or Rorschach Membership Interests as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by applicable Law, become the property of Pubco free and clear of any claims or interest of any person previously entitled thereto.

(f) No Liability. None of the Exchange Agent, Pubco or the Surviving Companies shall be liable to any Company Securityholder or holder of Rorschach Membership Interests (or dividends or distributions with respect thereto) for any such Company Common Stock, Company RSUs, Company RSAs, Company Warrants or Rorschach Membership Interests delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.04.

(g) Withholding Rights. Pubco shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Vested RSUs, Company RSAs, Company Warrants or Rorschach Membership Interests such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Pubco and timely remitted to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Securityholder or the holder of Rorschach Membership Interests (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made by Pubco. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

(h) Fractional Shares. No fraction of a share of Pubco Common Stock will be issued by virtue of the Mergers, and any time that shares of Pubco Common Stock are distributed to any person pursuant to this Agreement, such amount of shares (after aggregating all fractional shares of Pubco Common Stock that otherwise would be received by such person in connection with such distribution) shall be rounded-down to the nearest whole number.

Section 3.05 Payment of Expenses.

(a) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, Rorschach shall provide to the Company a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Advisor, Rorschach, Pubco or the Merger Subs in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Rorschach, Pubco or the Merger Subs incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Rorschach, Pubco or the Merger Subs in connection with the Transactions (collectively, the “Outstanding Rorschach Transaction Expenses”). On the Closing Date, Pubco shall pay or cause to be paid by wire transfer of immediately available funds all of such Outstanding Rorschach Transaction Expenses. For the avoidance of doubt, the Outstanding Rorschach Transaction Expenses shall not include any fees and expenses of Rorschach Members. Notwithstanding anything to the contrary set forth herein, including Section 9.04, within two (2) Business Days of any termination of this Agreement pursuant to Article IX, except in circumstances where the Company would be obligated to pay the Termination Fee pursuant to Section 9.03(a), the Company shall pay or cause to be paid by wire transfer of immediately available funds up to One Million Dollars ($1,000,000) of any such Outstanding Rorschach Transaction Expenses. For the avoidance of doubt, such payment of up to One Million Dollars ($1,000,000) toward any Outstanding Rorschach Transaction Expenses shall not be payable in circumstances where the Termination Fee may be payable.

(b) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall provide to Rorschach a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding Company Transaction Expenses”). On the Closing Date, Pubco shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Transaction Expenses. For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses of Company Stockholders.

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Section 3.06 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, the shares of Company Common Stock that are outstanding immediately prior to the Company Merger Effective Time and that are held by Company Stockholders who shall have neither voted in favor of the Company Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Common Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (collectively, the “Dissenting Shares”) shall not be converted into, and such Company Stockholders shall have no right to receive, the applicable portion of the Aggregate Company Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any Company Stockholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Company Merger Effective Time, the right to receive the applicable portion of the Aggregate Company Consideration, without any interest thereon, in the manner provided in Section 3.04.

(b) Prior to the Closing, the Company shall give Rorschach (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Rorschach (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement (the “Company Disclosure Schedule”) (it being acknowledged and agreed that any disclosure or exception set forth in any Section or subsection of the Company Disclosure Schedule shall be deemed to apply to any other Section or subsection of the Company Disclosure Schedule to the extent that the relevance of such disclosure or exception to such other Section or subsection is reasonably apparent), or (y) as disclosed in the Company SEC Documents filed with or furnished to the SEC prior to the date of this Agreement and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (other than information that is contained (i) solely in the “risk factors” sections of such Company SEC Documents or (ii) in any “forward-looking statements” disclaimer in such Company SEC Documents, except to the extent any such information described in clause (i) or (ii) consists of factual and/or historical statements), the Company represents and warrants to Rorschach as follows:

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Section 4.01 Organization and Qualification; Subsidiaries.

(a) The Company (i) is a corporation that is duly incorporated, validly existing and in good standing under the Law of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business as currently conducted makes such qualification or licensing necessary, except, with respect to clause (iii), where the failure to be so qualified or licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 4.01(b) of the Company Disclosure Schedule lists each of the Company’s subsidiaries and indicates its jurisdiction of organization. Except as set forth on Section 4.01(b) of the Company Disclosure Schedule and has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each such subsidiary (i) is a corporation or other business entity that is duly incorporated or organized (as applicable), validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Law of its jurisdiction of incorporation or organization, as applicable, (ii) has corporate (or, in the case of any subsidiary that is not a corporation, other entity) power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation or company and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business as currently conducted makes such qualification or licensing necessary, except, with respect to clause (iii), where the failure to be so qualified or licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company are owned by the Company or a wholly owned subsidiary of the Company, free and clear of any Encumbrances (other than Permitted Encumbrances and transfer restrictions arising under applicable Law).

(c) None of the Acquired Companies owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other entity, except (i) in the other Acquired Companies or (ii) marketable securities or short-term investments in the ordinary course of business.

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Section 4.02 Certificate of Incorporation and Bylaws; Authority. The Company has made available to Rorschach (or included as an exhibit to the Company SEC Documents) complete and correct copies of the organizational documents of the Company and each material Subsidiary of the Company, and each as so made available is in full force and effect. The Company is not in material violation of any of the provisions of the Company Certificate of Incorporation or the Company bylaws. As of the date hereof, neither the Company nor any of its “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.

Section 4.03 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of: (x) 125,000,000 shares of Company Common Stock and (y) 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). As of the close of business on July 8, 2025 (the “Capitalization Date”), (i) 3,332,728 shares of Company Common Stock were issued and outstanding, (ii) 0 shares of Company Common Stock were subject to issuance pursuant to Company RSUs, (iii) 0 shares of Company Common Stock were subject to issuance pursuant to the lapsing of restrictions applicable to Company RSAs, (iv) 120,302 shares of Company Common Stock were reserved for issuance under the Company Incentive Plan, (iv) 6,654,652 shares of Company Common Stock were subject to issuance pursuant to Company Warrants, (v) 1,730,104 shares of Company Common Stock were subject to issuance pursuant to the terms of the convertible notes issued in connection with the Bridge Financing, (vi) no shares of Company Common Stock were held by the Company as treasury shares, and (vii) no shares of Company Preferred Stock were issued and outstanding. Except as set forth on Section 4.03(a) of the Company Disclosure Schedule, from the close of business on the Capitalization Date through the date hereof, the Company has not issued any shares of Company Common Stock, except upon the exercise of Company Warrants or the settlement of Company RSUs or Company RSAs, in each case outstanding as of the close of business on the Capitalization Date and included in Section 4.3(b) of the Company Disclosure Schedule.

(b) Section 4.03(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, a list of (i) all outstanding Company RSUs and Company RSAs, including the grant date and the number of shares of Company Common Stock subject to each such award, and (ii) all outstanding Company Warrants.

(c) (i) None of the outstanding Company Common Stock is entitled or subject to any preemptive right, right of repurchase, right of participation or any similar right; (ii) none of the outstanding Company Common Stock is subject to any right of first refusal in favor of any of the Acquired Companies; and (iii) there is no contract to which any of the Acquired Companies is a party relating to the voting or registration of, or restricting any person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Company Common Stock. None of the Acquired Companies is under any obligation, nor is any of the Acquired Companies bound by any contract pursuant to which it will become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Common Stock.

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(d) There are no bonds, debentures, notes or other Indebtedness of the Acquired Companies issued and outstanding having the right to vote (or convertible or exercisable or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote.

(e) As of the date hereof, and except as set forth in Section 4.03(a) and Section 4.03(b), there was no: (i) outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or any other right that is linked to, or the value of which is based on or derived from, the value of any shares of capital stock of the Company; (ii) outstanding security, instrument, bond, debenture or note that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or contract under which any Acquired Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(f) All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

(g) Each Company RSU and Company RSA (i) was granted in material compliance with all applicable securities Laws or exemptions therefrom and (ii) was granted under a Company Incentive Plan and in compliance in all material respects with all requirements set forth in such Company Incentive Plan.

Section 4.04 SEC Filings; Sarbanes-Oxley Act; Financial Statements.

(a) Except as set forth on Section 4.04(a) of the Company Disclosure Schedule, all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (the “Company SEC Documents”) since January 1, 2023 have been filed or furnished with the SEC on a timely basis (subject to extensions pursuant to Exchange Act Rule 12b-25). As of their respective dates, or, if amended prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment: (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) no Company SEC Document contained when filed or furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b) The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto as in effect at the time of such filing; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act, and subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end adjustments (none of which are material, individually or in the aggregate)); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end adjustments (none of which are material, individually or in the aggregate)). No financial statements of any person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

(c) The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act), which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Acquired Companies; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Companies that could have a material effect on the Company’s financial statements. Since January 1, 2023, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (B) any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as defined by Rule 13a-15(e) or 15d-15(e) under the Exchange Act) that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since January 1, 2023, the principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Except as set forth on Section 4.04(c) of the Company Disclosure Schedule, the Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.

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(d) None of the Acquired Companies has effected, entered into or created any securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) where the result, purpose or intended effect of such transaction or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in its published financial statements or other Company SEC Documents.

(e) As of the date hereof, (i) there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents, and (ii) to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.

(f) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since January 1, 2023, none of the Acquired Companies has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(g) Except as set forth on Section 4.04(g) of the Company Disclosure Schedule, the Acquired Companies do not have any liabilities of any nature (whether accrued, absolute, contingent or otherwise), which would be required to be reflected or reserved against on a consolidated balance sheet of the Acquired Companies prepared in accordance with GAAP or the notes thereto, except for: (i) liabilities disclosed, reflected or reserved against in the financial statements (including any related notes) contained in the Company SEC Documents; (ii) liabilities incurred in the ordinary course of business since the date of the Most Recent Balance Sheet; (iii) liabilities to perform under contracts entered into by the Acquired Companies in the ordinary course (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of Law, or that relates to any cause of action, claim or lawsuit); (iv) liabilities incurred in connection with the Transactions; and (v) liabilities that have not been, and would not reasonably be expected to be, material to the Acquired Companies taken as a whole.

Section 4.05 Absence of Certain Changes. Since the date of the Most Recent Balance Sheet through the date hereof, and except as specifically contemplated by, or as disclosed in, this Agreement and except for discussions, negotiations and activities related to this Agreement, (a) the Acquired Companies have conducted their businesses in the ordinary course in all material respects and (b) there has not been any Company Material Adverse Effect.

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Section 4.06 Intellectual Property Rights.

(a) Section 4.06(a) of the Company Disclosure Schedule contains true and complete list of all Patents, Marks and Copyrights included in the Company Intellectual Property that are issued by, registered or the subject of an application filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office, domain name registrar or in any similar office or agency anywhere in the world (such registrations and applications, the “Company Registered IP”), including, with respect to each such registration and application, (i) the name of the applicant or registrant of record and the current owner, (ii) the jurisdiction of application/registration, (iii) the application or registration number and (iv) the date of filing or issuance for each such item. The Company Registered IP is subsisting, and, to the Knowledge of the Company, valid and enforceable. All necessary registration, maintenance and renewal fees in connection with the Company Registered IP have been paid and all documents and certificates related to the registration, maintenance and renewal of the Company Registered IP have been timely filed with the relevant authorities or registrars for the purposes of maintaining such Company Registered IP.

(b) All founders, employees, consultants, or other persons involved in or who otherwise contributed to the development of any Intellectual Property that is material to the Company Products and/or the business of the Acquired Companies as currently conducted and currently contemplated to be conducted have signed valid and enforceable confidentiality and assignment agreements or similar agreements for the transfer or assignment of such Intellectual Property with the Acquired Companies substantially in the form made available to Rorschach pursuant to which such persons (i) assigned to the Acquired Companies all right, title, and interest in and to any such Intellectual Property created, conceived or otherwise developed by such person in the course of and related to their relationship with the Acquired Companies, without further consideration or any restrictions or obligations whatsoever, such that the Acquired Companies have obtained sole and exclusive ownership of such Intellectual Property and (ii) agreed to maintain in confidence all confidential or proprietary information acquired by them in the course of their relationship with the Acquired Companies.

(c) The Company Intellectual Property is exclusively owned by the Acquired Companies free and clear of any Encumbrance, other than Permitted Encumbrances. The Acquired Companies have valid and enforceable licenses to use all other Intellectual Property owned by a Third Party and used or held of use in, the conduct of the business of the Acquired Companies as currently conducted (“Licensed Intellectual Property”). The Company Intellectual Property specified in Section 4.06(a) of the Company Disclosure Schedule and the Licensed Intellectual Property constitute all material Intellectual Property used in the operation of the business of the Acquired Companies and are sufficient for the conduct of such business as currently conducted and currently contemplated to be conducted. The consummation of the Transactions will not (i) alter, encumber, impair or extinguish any Company Intellectual Property or Licensed Intellectual Property or (ii) require the payment of (or increase the amount of) any royalties, fees, or other consideration with respect to any use or exploitation of any Licensed Intellectual Property.

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(d) To the Knowledge of the Company, the operation of the business of the Acquired Companies as currently conducted and currently contemplated to be conducted does not infringe, misappropriate or violate any Intellectual Property owned by another person and has not, in the past six (6) years, infringed, misappropriated or violated any Intellectual Property owned by another person. In the past six (6) years, there have been no Actions pending or, to the Knowledge of the Company, asserted or threatened in writing, against any of the Acquired Companies (i) contesting the validity, use, ownership, enforceability, patentability or registrability of any of any Company Intellectual Property, or (ii) relating to any infringement, misappropriation or other violation of any Intellectual Property of another person by any of the Acquired Companies in the operation of the business of the Acquired Companies (including any material demands or offers to license any Intellectual Property from any other person). The Acquired Companies have not received any formal written opinions of counsel regarding any of the foregoing.

(e) As of the date hereof, none of the Acquired Companies is subject to any Order, nor has any of the Acquired Companies entered into or is a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs their use of any Company Intellectual Property in the operation of the business of the Acquired Companies as currently conducted or currently contemplated to be conducted.

(f) To the Knowledge of the Company, no other person is infringing, misappropriating or otherwise violating or has, in the past six (6) years, infringed, misappropriated, or otherwise violated any Company Intellectual Property or any Intellectual Property exclusively licensed to the Acquired Companies under any Company inbound license.

(g) The Acquired Companies have taken commercially reasonable steps necessary to maintain, protect and enforce all Company Intellectual Property, including to maintain the confidentiality of the material Trade Secret Rights owned or in the custody or control of any of the Acquired Companies. No Acquired Company has disclosed any material Trade Secret Rights to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality and protect such Trade Secret Rights.

(h) Except as specified in Section 4.06(h) of the Company Disclosure Schedule, (i) no employee, consultant or independent contractor of any Acquired Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property owed or owes any duty or rights to any Governmental Authority, or any university, college or other educational institution or for a research center; and (ii) no Acquired Company received any funding of any university or other educational or research center or Governmental Authority and no such university, educational or research center, or Governmental Authority has any rights in or to any Company Intellectual Property.

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Section 4.07 Title to Assets; Real Property.

(a) The Acquired Companies have good title to, or in the case of assets purported to be leased by the Acquired Companies, valid leasehold interests in, each of the material tangible assets reflected as owned or leased by the Acquired Companies on the Most Recent Balance Sheet (except for tangible assets sold or disposed of since the date of the Most Recent Balance Sheet and except for tangible assets being leased to the Acquired Companies with respect to which the lease has expired since such date), free of any Encumbrances (other than Permitted Encumbrances).

(b) None of the Acquired Companies owns any real property.

(c) Section 4.07(c) of the Company Disclosure Schedule sets forth the address of each Leased Real Property and the applicable Acquired Company which holds a leasehold interest in such Leased Real Property. The Company has made available to Rorschach a correct and complete copy of each lease, sublease or other use or occupancy agreement (including all written and legally binding amendments/modifications, non-disturbance agreements and guaranties with respect thereto) with respect to each Leased Real Property and, as of the date hereof, each such lease or sublease for a Leased Real Property is valid and binding on the Acquired Companies, as the case may be, and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity. As of the date hereof, no Acquired Company has, and to the Knowledge of the Company, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a breach or default under the provisions of any such lease or sublease, except in each case for those violations, commitments, failures to act, and defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and, as of the date hereof, to the Knowledge of the Company, no Acquired Company has received written notice of any of the foregoing.

Section 4.08 Material Contracts.

(a) Except as set forth in the Company SEC Documents, the Company is not a party to or is bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act excluding, however, any Company Benefit Plan) (all such contracts, (the “Material Contracts”).

(b) The Company has delivered or made available to Rorschach accurate and complete copies of all Material Contracts, including all amendments thereto. The Company has not, nor, to the Knowledge of the Company, as of the date of this Agreement, has any other party to a Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Material Contract in such manner as would permit any other party to cancel or terminate any such Material Contract, or would permit any other party to seek damages which would reasonably be expected to be material to the Company or its business. As to the Company, as of the date of this Agreement, each Material Contract is valid, binding, enforceable and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity. Except as set forth on Section 4.08(b) of the Company Disclosure Schedule, no Person is renegotiating, or has a right pursuant to the terms of any Material Contract to change, any material amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

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Section 4.09 Compliance.

(a) The Acquired Companies are and, since January 1, 2023, have been in material compliance with all Laws (including Healthcare Laws) and Orders applicable to the Acquired Companies or any assets owned or used by the Acquired Companies, and, since January 1, 2023 through the date hereof, have not received any written notice or other communication alleging any violation or non-compliance with respect to any applicable Laws (including Healthcare Laws) or Orders as well as rules and policies of non-governmental accreditation or oversight bodies applicable to the Acquired Companies, except in each case as would not reasonably be expected to have, and has not had, a Company Material Adverse Effect, taken as a whole.

(b) Company Products are being, and, since January 1, 2023, have been, designed, developed, tested, manufactured, labeled, packaged, promoted, advertised, distributed, registered, listed, and stored, as applicable, in compliance with all Healthcare Laws, including those requirements relating to recordkeeping, report filing, current Good Manufacturing Practices, Good Laboratory Practices and Good Clinical Practices, as applicable, except in each case as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. As of the date hereof, no Company Product has been recalled, withdrawn, replaced, suspended, seized, detained, held or discontinued by any Acquired Company or any applicable Governmental Authority (whether voluntarily or otherwise), and no Actions, including field notifications, warnings, “dear doctor” letters, safety alerts, or other written demands or notices of action, seeking the recall, withdrawal, replacement, suspension, seizure, detention, holding or discontinuation of any Company Product, or relating to any alleged lack of safety or regulatory compliance, are pending, likely to be brought, or since January 1, 2023 have been brought, against any Acquired Company, or to the Knowledge of the Company, its contract manufacturers or any licensee of a Company Product, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the extent any of the foregoing representations and warranties are made with respect to activities conducted by Third Parties, such representation and warranty is made solely to the Knowledge of the Company.

(c) Since January 1, 2023, none of the Acquired Companies, nor its employees, agents or contractors, has (i) made an untrue statement of a material fact or a fraudulent statement to the FDA, (ii) failed to disclose a material fact required to be disclosed to the FDA or (iii) failed to make a statement to the FDA, in each such case, related to the business of the Acquired Companies, that, at the time such untrue or fraudulent statement was made or such required disclosure or statement was not made, would reasonably be expected to provide a basis for the FDA to invoke its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or for any other Governmental Authority to invoke any similar policy, except for any act or statement or failure to make a statement that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2023, none of the Acquired Companies has been excluded from participation in any Health Care Program or, to the Knowledge of the Company, engaged in any conduct for which such Acquired Company could be excluded from participating in any Health Care Program under 42 U.S.C. 1320a-7, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(d) Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, all clinical, preclinical and other studies, trials and tests conducted by or on behalf of, or sponsored by, an Acquired Company were, since January 1, 2023, and, if still pending, are being conducted in accordance with the applicable protocols and in compliance with all applicable Healthcare Laws. The Acquired Companies have not received any written notices, correspondence or other communications from the FDA or any comparable Governmental Authority, institutional review board, ethics committee or safety monitoring committee requiring or, to the Knowledge of the Company, threatening to initiate any action to place a clinical hold order on, or otherwise terminate, delay or suspend any clinical studies currently being conducted by or on behalf of, or sponsored by, an Acquired Company. To the Knowledge of the Company, as of the date hereof, (i) no clinical investigator, researcher or clinical staff participating in any clinical study conducted by or on behalf of an Acquired Company has been disqualified from participating in clinical studies conducted by or on behalf of, or sponsored by, an Acquired Company, and (ii) no such administrative action to disqualify such clinical investigators, researchers or clinical staff from participating in any such clinical study is pending or has been threatened in writing.

(e) The Acquired Companies are in possession of all Permits (including any required by a Governmental Authority) necessary for each Acquired Company to own, lease and operate its properties and to carry on its business as currently conducted, except where the failure to have, or the suspension or cancellation of, any of such Permits would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All Permits held by the Acquired Companies are in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no proceeding pending or, to the Knowledge of the Company, threatened in writing that would result in the termination, revocation, suspension or the imposition of a restriction on any such material Permit.

(f) Since January 1, 2023, the Acquired Companies have not issued, or caused to be issued any material notice, alert or warning to healthcare professionals, other customers or patients relating to an alleged or actual lack of safety, efficacy or regulatory compliance of the Company Products or been required to do so.

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(g) The Acquired Companies and their employees, agents, and contractors have maintained and filed with the FDA and other Governmental Authorities all material reports, data, documents, forms, notices, applications, records, and claims that are necessary to comply in all material respects with applicable Healthcare Laws. To the Knowledge of the Company, all such reports, data, documents, forms, notices, applications, records, claims, and other filings to the FDA and any similar Governmental Authority by the Acquired Companies and their employees, agents, and contractors were true, accurate, and complete in all material respects as of the date made, and, to the extent required to be updated, have been updated to be true, accurate and complete in all material respects as of the date of such update.

(h) Since January 1, 2023, the Acquired Companies have not (i) had any product or manufacturing site subject to a Governmental Authority shutdown or import or export prohibition, nor (ii) received any FDA Form 483 or other notice from a Governmental Authority of inspectional observations, notice of adverse finding, notice of violation, “warning letters,” “untitled letters,” or requests or requirements to make changes to the products that if not complied with would reasonably be expected to have a Company Material Adverse Effect, and, to the Knowledge of the Company, no Governmental Authority has threatened any such action.

(i) Since January 1, 2023, no Breach (as that term is defined in HIPAA) has occurred with respect to any unsecured Protected Health Information (as that term is defined in HIPAA) (“PHI”) maintained by or for any of the Acquired Companies. Since January 1, 2023, the Acquired Companies have not received any notice or complaint from any person, including any Governmental Authority, regarding the unauthorized processing of PHI or non-compliance with HIPAA. None of the Acquired Companies engage in the sale of PHI, as the term “sale” is defined by applicable law.

(j) None of the Acquired Companies or their officers, employees, agents, or contractors has been suspended, excluded, debarred, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. §§ 335(a)–(b) or any similar Law, (ii) exclusion under 42 U.S.C. § 1320a-7 or any similar Law, (iii) prohibition from participating in any procurement program of or otherwise contracting with any Governmental Authority, or (iv) assessment of penalties under any Healthcare Law, nor are any such advanced actions threatened or reasonably foreseeable. As of the date hereof, no Action that would reasonably be expected to result in any such material debarment, exclusion, prohibition, or assessment of penalties are pending or, to the Knowledge of the Company, threatened against the Acquired Companies or their officers, employees, agents, or contractors.

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Section 4.10 Actions; Orders.

(a) Except as set forth on Section 4.10(a) of the Company Disclosure Schedule, there are no material Actions pending (or, to the Knowledge of the Company, threatened in writing) against the Acquired Companies.

(b) None of the Acquired Companies is subject to any outstanding Order under which any of them is subject to ongoing material obligations.

(c) There is no material investigation by any Governmental Authority pending or, to the Knowledge of the Company, threatened in writing with respect to the Acquired Companies.

(d) There have not been any material defects or deficiencies, or any claimed material defects or deficiencies, in any such Company Product that could reasonably be expected to result in an individual, collective, or class action or claim against any Acquired Company in an amount equal to or greater than $1,000,000.

(e) None of the Acquired Companies is a party to or has any ongoing reporting obligations pursuant to or under any corporate integrity agreements, deferred or non-prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority with respect to any Healthcare Law.

Section 4.11 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Acquired Companies have filed with the appropriate Governmental Authorities all Tax Returns that are required to be filed by them, and all such Tax Returns are true, correct and complete. All Taxes due and owing by the Acquired Companies have been timely paid. None of the Acquired Companies currently is the beneficiary of any extension of time within which to file any Tax Return other than customary extensions that have been obtained consistent with past practice. There are no Encumbrances on any of the assets of the Acquired Companies that arose in connection with any failure to pay any Tax, other than Permitted Encumbrances.

(ii) The Acquired Companies have withheld and paid to the appropriate Governmental Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party.

(iii) As of the date hereof, there is no dispute concerning any Tax liability of the Acquired Companies raised by any Governmental Authority in writing to the Acquired Companies that remains unpaid, and none of the Acquired Companies has received written notice of any threatened audits or investigations relating to any Taxes. No claim has been made in writing by any Tax authority in a jurisdiction where any Acquired Company has not filed Tax Returns that such Acquired Company is or may be subject to Tax by, or required to file Tax Returns with respect to Taxes in, such jurisdiction.

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(iv) None of the Acquired Companies has waived any statute of limitations in respect of Taxes or agreed to, or requested, any extension of time with respect to a Tax assessment or deficiency, in each case that is in effect as of the date hereof.

(v) There are no agreements relating to the allocating or sharing of Taxes to which the Acquired Companies are a party other than customary agreements entered into in the ordinary course of business, the principal purpose of which is not related to Taxes.

(b) None of the Acquired Companies (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar provision of Law to which the Acquired Companies may be subject, other than the affiliated group of which the Company is the common parent or (ii) has any liability for the Taxes of any person (other than any Acquired Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, or by contract (other than a contract entered into in the ordinary course of business the principal purposes of which is not related to Taxes).

(c) No Acquired Company will be required to include any material item of income, or exclude any material item of deduction, for any period (or portion thereof) after the Closing Date (determined with and without regard to the transactions contemplated by this Agreement) as a result of: (i) an installment sale transaction occurring before the Closing governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws) or open transaction; (ii) a disposition occurring before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts received prior to the Closing or deferred revenue realized, accrued or received outside the ordinary course of business prior to the Closing; (iv) a change in method of accounting with respect to a Pre-Closing Tax Period that occurs or was requested prior to the Closing (or as a result of an impermissible method used in a Pre-Closing Tax Period); or (v) the current or any future taxable period by any closing agreement (within the meaning of Section 7121(a) of the Code or any similar or analogous state, local or non-U.S. Law) or other ruling or written agreement with a Tax authority, in each case, with respect to material Taxes.

(d) During the two (2) year period ending on the date hereof, no Acquired Company was a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a transaction intended to qualify for tax-free treatment under Section 355 of the Code.

(e) No Acquired Company has owned any “controlled foreign corporation” within the meaning of Section 957 of the Code.

(f) No Acquired Company has been a party to or participated in a transaction that constitutes a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) for a taxable period for which the applicable statute of limitations remains open.

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(g) Except as set forth on Section 4.11(g) of the Company Disclosure Schedule, the Acquired Companies have not filed an entity classification election on IRS Form 8832 and have always been treated as a corporation for U.S. tax purposes.

(h) Notwithstanding anything to the contrary contained in this Agreement, (i) no representation or warranty is made with respect to the amount or availability of any Tax attribute (including a net operating loss or Tax credit) for any taxable period or portion thereof beginning after the Closing Date, and (ii) this Section 4.11, Section 4.04 (to the extent it relates to Taxes), Section 4.05 (to the extent it relates to Taxes) and Section 4.12 (to the extent it relates to Taxes) contain the only representations and warranties by the Company with respect to Taxes in this Agreement.

Section 4.12 Employee Benefit Plans.

(a) Section 4.12(a) of the Company Disclosure Schedule sets forth a correct and complete list of each Company Benefit Plan. With respect to each Company Benefit Plan, the Acquired Companies have either delivered or made available to Rorschach prior to the execution of this Agreement accurate and complete copies of: (i) the current plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten material Company Benefit Plans, written descriptions thereof, (ii) the most recent determination or opinion letters, rulings or advisory opinions issued by the IRS or the United States Department of Labor within the past three (3) years, (iii) the most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (iv) the most recently prepared actuarial report and financial statements, and (v) the most recent prospectus or summary plan descriptions and any material modifications thereto.

(b) None of the Acquired Companies nor any ERISA Affiliate thereof sponsors, maintains or contributes or is obligated to contribute to, or has in the past six (6) years sponsored, maintained or contributed or in the past six (6) years has been obligated to contribute to, or has or is reasonably expected to have any direct or indirect liability with respect to, any Company Benefit Plan that is: (i) subject to Title IV of ERISA, (ii) a multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA, (iii) a “multiple employer plan” under Section 413(c) or 414(f) of the Code, or (iv) a “multiple employer welfare arrangement” under Section 3(40) of ERISA.

(c) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter that it is so qualified, and to the Knowledge of the Company, there are no circumstances that would reasonably be expected to adversely affect such qualification.

(d) (i) Each Company Benefit Plan has been operated and maintained, in all material respects, in compliance with its terms and with the requirements prescribed by all applicable Laws, including ERISA and the Code; (ii) no Action is pending with respect to any Company Benefit Plan (other than routine non-contested claims for benefits) and, to the Knowledge of the Company, no such Action is threatened in writing; and (iii) as of the date hereof, to the Knowledge of the Company, there are no material governmental audits or investigations pending or threatened in writing in connection with any Company Benefit Plan.

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(e) Except as set forth on Section 4.12(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or together with any other event) (i) result in, or cause the accelerated timing, vesting, funding, accrual or delivery of, or increase the amount or value of, any payment or benefit (including severance, golden parachute, bonus or otherwise) becoming due to any current or former employee, officer, director or other service provider of any Acquired Company, or (ii) limit or restrict the right of any of the Acquired Companies or, after the Rorschach Merger Effective Time, any other person, to merge, amend or terminate any Company Benefit Plan. The transactions contemplated by this Agreement shall not be the direct or indirect cause of any amount paid or payable being classified as an “excess parachute payment” under Section 280G of the Code or the imposition of any additional Tax under Section 4999 or 409A(a)(1)(B) of the Code.

(f) None of the Acquired Companies has any obligation to pay or provide any tax “gross-up” or similar “make-whole” payments or indemnities to any current or former employee, officer, director or consultant of any Acquired Company, and there is no contract, agreement, plan or arrangement to which the Company or any of the Acquired Companies is a party which requires any such payment by any party.

(g) (g) No Company Benefit Plan provides for post-retirement or post-termination health, life insurance or other welfare benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or similar state Law or for a limited period of time following a termination of employment pursuant to the terms of an existing health or welfare plan, employment, severance or similar agreement in effect as of the date hereof.

(h) Any Company Benefit Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been operated and maintained in material compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder.

(i) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been filed or distributed in compliance with the applicable requirements of ERISA and the Code with respect to each Company Benefit Plan.

(j) Except as would not result in material liability to the Company, all contributions, premiums and other payments that the Company is required to make with respect to any Company Benefit Plan have been fully and timely paid when due, and any such amounts not yet due have been paid or properly accrued. All such contributions have, where applicable, been fully deducted for income tax purposes and, to the Knowledge of the Company, no such deduction has been challenged or disallowed by any Governmental Authority. No Company Benefit Plan has any unfunded liability not accurately reflected on the financial statements.

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(k) Except as would not reasonably be expected to result, individually or in the aggregate, in a material liability to the Acquired Companies taken as a whole, all Company Benefit Plans subject to the Laws of any jurisdiction outside the United States (each, a “Non-U.S. Benefit Plan”) (i) have been maintained, funded and administered in accordance with all applicable requirements, (ii) that are intended to qualify for special tax treatment, meet all the requirements for such treatment, (iii) that are intended to be funded or book-reserved, are fully funded or book reserved, as applicable, based upon reasonable actuarial assumptions, and (iv) do not have any unfunded or underfunded liabilities not accurately accrued in accordance with applicable accounting standards. No Non-U.S. Benefit Plan is a defined benefit pension plan.

Section 4.13 Labor Matters.

(a) Section 4.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list, for each employee of the Acquired Companies as of the date hereof: (i) his or her name, (ii) job title, (iii) hire date, (iv) employing entity; (v) whether full- or part-time, (vi) exempt or non-exempt classification under the federal Fair Labor Standards Act, (vii) whether active or on leave, (viii) current annual base salary or hourly wage or rate, as applicable, and (ix) current annual bonus target.

(b) The Acquired Companies have been in compliance with all applicable Laws and Orders governing labor or employment, including those relating to: labor-management relations; wages; hours; overtime compensation; termination of employees; worker classification; employment discrimination, harassment, or retaliation; sexual harassment; fair employment practices; equal employment opportunities; civil rights; affirmative action; work authorization; immigration; safety and health; working conditions; leaves of absence; paid sick leave or vacation (including calculation of holiday pay); workers’ compensation; unemployment insurance; continuation coverage under group health plans; wage payment and the payment and withholding of Taxes (collectively, the “Employment Laws”), except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) As of the date hereof, the employees of the Acquired Companies are not represented by a labor union or works council and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Acquired Companies for the purpose of forming or joining a labor union or works council. There have been no strikes, slowdowns, picketing, work stoppages or other material labor disputes by the employees of the Acquired Companies pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, picketing, work stoppage, or other material labor dispute.

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(d) None of the Acquired Companies has ever been party to or subject to a Collective Bargaining Agreement, nor are there any negotiations currently pending related to, any Collective Bargaining Agreement or similar labor contract. There are no material unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against any of the Acquired Companies before the National Labor Relations Board or any other Governmental Authority.

(e) As of the date hereof, no material Action relating to any Employment Law is pending or, to the Knowledge of the Company, is threatened.

(f) The Company has reasonably investigated all sexual harassment allegations made by or about any employee or individual independent contractor of the Acquired Companies since January 1, 2023 as to which the Company has Knowledge. With respect to any such allegation with potential merit, the relevant Acquired Company has taken prompt corrective action that is reasonably calculated to prevent further harassment.

(g) Within the past three (3) years ending on the date hereof, none of the Acquired Companies has implemented any plant closing or layoff of employees that (in either case) violated WARN or any similar foreign, state or local Law. No affiliate of Pubco (including without limitation any of the Acquired Companies) will incur any liability under WARN or any similar state or local Laws as a result of the transactions contemplated by this Agreement or that may be based, in whole or in part, on any layoffs or employment terminations that have occurred prior to the Closing.

(h) As of the date hereof, no officer of the Company with the title of Vice President or above has provided notice to his or her supervisor of the voluntary termination of his or her employment, nor has any of the Acquired Companies provided notice to any such officer of the involuntary termination of his or her employment.

(i) As of the date hereof, each U.S. employee of the Acquired Companies is: (i) a United States citizen; (ii) a lawful permanent resident of the United States; or (iii) an alien authorized to work in the United States. The Company has retained a Form I-9 (Employment Eligibility Verification) for each employee pursuant to and in compliance in all material respects with the Immigration Reform and Control Act of 1986, and all regulations promulgated thereunder. For each U.S. employee of the Acquired Companies employed in the United States, an authorized official of the Company has reviewed the original documentation relating to the identity and employment authorization of such employee in compliance with applicable Law and such documentation appeared, to such official, to be genuine on its face and to relate to the employee presenting such documentation.

(j) The Company has made available to Pubco all material written personnel policies, rules, and procedures applicable to employees that have been adopted by the Acquired Companies.

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Section 4.14 Environmental Matters. Except for such matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) each of the Acquired Companies is in compliance with all applicable Environmental Laws, possesses all Environmental Permits, and is in compliance with all such Environmental Permits; (ii) there are no Actions relating to environmental matters pending or, to the Knowledge of the Company, threatened in writing against the Acquired Companies; and (iii) to the Knowledge of the Company, none of the Acquired Companies has released any hazardous materials at, on, under or from any property currently owned or leased by the Acquired Companies in an amount or manner which would reasonably be expected to result in liability to any Acquired Company under Environmental Law.

Section 4.15 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) all insurance policies maintained by the Acquired Companies are in full force and effect and all premiums due and payable thereon have been paid; (b) none of the Acquired Companies is in breach of or default under any of such insurance policies; and (c) since January 1, 2023 through the date hereof, the Company has not received any written notice of termination or cancelation or denial of coverage with respect to any insurance policy. Except as set forth on Section 4.15 of the Company Disclosure Schedule, as of the date hereof, there is no pending material claim by any Acquired Company against any insurance carrier under any insurance policy held by any Acquired Company.

Section 4.16 Privacy and Data Security.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, the Company IT Assets have, since January 1, 2023, operated and performed in a manner sufficient to permit the Acquired Companies to conduct their business as currently conducted and currently contemplated to be conducted, and the Acquired Companies have implemented and maintain commercially reasonable administrative, technical, and physical measures designed to protect the Company IT Assets (and all Personal Information and other confidential information stored or contained therein or transmitted thereby) against loss, damage and unauthorized access, use, modification or other misuse, consistent with practices in the industry in which the Acquired Companies operate, including the implementation of commercially reasonable disaster recovery continuity plans and procedures.

(b) Except as set forth on Section 4.16(b) of the Company Disclosure Schedule, to the Knowledge of the Company, there has been no material unauthorized: use, access or security breaches, or material unauthorized: interruption, modification, loss or corruption of any of the Company IT Assets. No Acquired Company has inserted, and, to the Knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Company IT Assets.

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(c) Since January 1, 2023, each of the Acquired Companies has complied in all material respects with all (i) applicable Privacy/Data Security Laws in connection with the operation of the Acquired Companies’ business, (ii) each of their respective written and published (both internally and externally) policies and notices concerning the privacy and processing of Personal Information, (iii) contractual obligations relating to privacy and/or cybersecurity of Personal Information and/or Business Data held or processed by or on behalf of the Acquired Companies (together, “Privacy Requirements”). Since January 1, 2023, no Acquired Company has received written notice of any audits, proceedings, investigations, claims, or material complaints against the Acquired Companies by any person alleging a violation of Privacy/Data Security Laws or other Privacy Requirements, nor, to the Knowledge of the Company, have any such investigations, claims or complaints been threatened against any Acquired Company. No Acquired Company has had any material Data Security Breach.

Section 4.17 Foreign Corrupt Practices Act. Since January 1, 2023, none of the Acquired Companies, nor to the Knowledge of the Company, any of their respective Representatives (in each case, while acting on behalf of the Acquired Companies) have: (a) directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the unlawful purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of clauses (i), (ii) and (iii) above in order to assist the Acquired Companies or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person; or (b) made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any Law, rule or regulation. The Acquired Companies further represent that they have maintained systems of internal controls and procedures to promote compliance with the FCPA. None of the Acquired Companies, and to the Knowledge of the Company, none of its or any of the Acquired Companies’ Representatives (in each case, while acting behalf of the Acquired Companies), are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other applicable anti-corruption Law.

Section 4.18 Trade Control Laws. Since January 1, 2023, the Acquired Companies have been in material compliance with all applicable import, export control, and economic and trade sanctions Laws, regulations, statutes, and orders, including, but not limited to, the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and the Tariff Act of 1930, as amended, and have obtained, or are otherwise qualified to rely upon, all necessary import and export licenses, consents, notices, waivers, approvals, orders, authorizations, registrations, declarations or other authorizations from, and made any required filings with, any Governmental Authority required for (i) the import, export, and reexport of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals.

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Section 4.19 CFIUS. None of the Acquired Companies (a) are a “TID U.S. Business” as defined in the Department of the Treasury’s Office of Investment Security regulations at 31 C.F.R. § 800.248; (b) produce, design, test, manufacture, fabricate, or develop any “critical technologies” as defined at 31 C.F.R. § 800.215; (c) maintain or collect “sensitive personal data” as defined in 31 C.F.R. § 800.241; or (d) own, operate, manufacture, service or supply any “covered investment critical infrastructure” as defined in 31 C.F.R. § 800.212.

Section 4.20 Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement. At a meeting duly called and held, prior to the execution of this Agreement, the Company Board (a) approved, adopted and declared advisable this Agreement and the Transactions, (b) determined that the Transactions are in the best interests of the Company and its stockholders and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the Company’s stockholders vote to adopt this Agreement and approve the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Company Merger have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered on behalf of the Company and, assuming the due authorization, execution and delivery of this Agreement on behalf of each of Pubco, Rorschach and the Merger Subs, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.

Section 4.21 Company Required Stockholder Approval. Assuming the Transactions are consummated in accordance with the DGCL, other than the Company Required Stockholder Approval, no other stockholder votes or consents by the Company’s stockholders are needed to authorize this Agreement or to consummate the Transactions.

Section 4.22 Non-Contravention; Consents. Except, in the case of the following clauses (b) and (c), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the execution and delivery of this Agreement by the Company, and subject to receipt or delivery of the Company Required Stockholder Approval and any other consents, approvals, waivers and/or notifications contemplated in Section 4.22 of the Company Disclosure Schedule, the consummation by the Company of the Merger will not: (a) cause a violation of any of the provisions of the organizational documents of any Acquired Company; (b) cause a violation by the Company of any Law applicable to the business of any Acquired Company; or (c) cause a default, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit of any Acquired Company, under any Material Contract or Leased Real Property. Except as may be required by the applicable provisions of the Exchange Act, any other applicable U.S. state, federal or foreign securities laws, the DGCL, the rules and listing requirements of Nasdaq, the HSR Act or other applicable Antitrust Laws or applicable Foreign Investment Laws, and except for any filings with or consents from any Governmental Authority that may be required as a result of the identity or business of the Parties or any of their affiliates, none of the Acquired Companies is required to make any filing with or to obtain any consent from any Governmental Authority at or prior to the Rorschach Merger Effective Time in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger, except where the failure to make any such filing or obtain any such consent would not adversely affect or materially delay the Company’s ability to perform any of its obligations under this Agreement or consummate any of the Transactions.

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Section 4.23 Brokers. No broker, finder or investment banker (other than Chardan Capital Markets LLC) is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.24 Opinion of Financial Advisor. The Company Board has received the written opinion of Lucid Capital Markets, LLC to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Lucid Capital Markets, LLC in preparing its opinion, the consideration to be paid to the holders of Company Common Stock (other than the Rorschach Parties and their respective affiliates) in the Company Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. A copy of such written opinion has been provided to Rorschach solely for informational purposes after receipt thereof by the Company Board.]

Section 4.25 No Other Representations and Warranties. The Company acknowledges and agrees that, except for the representations and warranties of the Rorschach Parties set forth in Article V or in any certificate delivered by Rorschach to the Company pursuant to this Agreement, neither the Company, nor any of its Representatives or affiliates, is relying on any other representation or warranty of any Rorschach Party or any of its respective directors, officers, employees, agents, representatives or affiliates or any other Person made outside of Article V or such certificate, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied.

Article V.

REPRESENTATIONS AND WARRANTIES OF Rorschach, PUBCO AND THE MERGER SUBS

Each of Rorschach, Pubco and the Merger Subs (collectively, the “Rorschach Parties”) hereby represents and warrants to the Company as follows:

Section 5.01 Corporate Organization. Each of the Rorschach Parties is (i) a corporation or limited liability company duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the requisite corporate or company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business as a foreign company or corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business as currently conducted makes such qualification or licensing necessary, except, with respect to clause (iii), where the failure to be so qualified or licensed has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect.

Section 5.02 Organizational Documents. Each of the Rorschach Parties has made available to the Company complete and correct copies of their respective organizational documents. Each of such organizational documents are in full force and effect and none of the Rorschach Parties is in violation of any of the provisions of such organizational documents. No Rorschach Party is in material violation of any of the provisions of its respective organization documents. As of the date hereof, no Rorschach Party has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership. No Rorschach Party owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other entity, except in the other Rorschach Parties.

Section 5.03 Capitalization.

(a) As of the date hereof, David Schamis is the sole member of and owns all of the issued and outstanding membership interests of Rorschach.

(b) As of the date hereof, the authorized capital stock of Pubco consists of 1,000 shares of common stock, par value $0.01 per share. As of the date hereof, 100 shares of common stock are issued and outstanding. Rorschach is the sole stockholder of Pubco.

(c) As of the date hereof, Pubco is the sole member of Rorschach Merger Sub.

(d) As of the date hereof, the authorized capital stock of Company Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share. As of the date hereof, 100 shares of common stock are issued and outstanding. Pubco is the sole stockholder of Company Merger Sub.

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(e) The outstanding securities described in (a) through and including (d) above have been duly authorized, validly issued, fully paid and non-assessable and have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and were issued free and clear of all Encumbrances other than transfer restrictions under applicable securities Laws and the respective organizational documents of the Rorschach Parties, as applicable.

(f) The shares constituting the Aggregate Transaction Consideration being delivered by Pubco hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share shall be issued free and clear of preemptive rights and all Encumbrances and not subject to or issued in violation of any right of any third party pursuant to any contract to which Pubco bound, other than transfer restrictions under applicable securities Laws and the organizational documents of Pubco. The shares of Pubco Common Stock constituting the Aggregate Transaction Consideration being delivered by Pubco hereunder will be issued in compliance with all applicable securities Laws and other applicable Laws and will not be subject to or give rise to any preemptive rights or rights of first refusal.

(g) Except as contemplated by this Agreement, (i) there are no other subscriptions, options, warrants, units, membership interests, preemptive rights, calls, convertible securities, bonds, debentures, notes, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any of the Rorschach Parties or obligating any of the Rorschach Parties to issue or sell any shares of capital stock of, or other equity interests in, any of the Rorschach Parties, (ii) none of the Rorschach Parties is a party to, or otherwise bound by, and none of the Rorschach Parties has granted, any equity appreciation rights, participations, phantom equity or similar rights, and (iii) there are no voting trusts, voting agreements, proxies, shareholder agreements, stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or other similar agreements with respect to the voting or transfer of the outstanding securities described in (a) through and including (d) above or any of the equity interests or other securities of any of the Rorschach Parties. As of the date hereof, (x) except for the Merger Subs, Pubco does not own any equity interests in any person and (y) the Merger Subs do not own any equity interests in any person.

Section 5.04 Authority; Binding Nature of Agreement. Each of the Rorschach Parties has all necessary power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and such Ancillary Agreements by each of the Rorschach Parties and the consummation by each of the Rorschach Parties of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Rorschach Parties are necessary to authorize this Agreement, each such Ancillary Agreement or to consummate the Transactions. This Agreement and each such Ancillary Agreement have been duly and validly executed and delivered by each of the Rorschach Parties and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of the Rorschach Parties, enforceable against each of the Rorschach Parties in accordance with its terms.

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Section 5.05 No Conflict; Required Filings and Consents. The execution and delivery by each of the Rorschach Parties of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement and each such Ancillary Agreement by each of the Rorschach Parties will not, (i) conflict with or violate the respective organizational documents of the Rorschach Parties, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law, rule, regulation, order, judgment or decree applicable to the Rorschach Parties or by which any of their respective property or assets is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Rorschach Parties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of the Rorschach Parties is a party or by which the Rorschach Parties or any of their respective property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(b) The execution and delivery by each of the Rorschach Parties of this Agreement and each Ancillary Agreement to which it is a party does not, and the performance of this Agreement and each such Ancillary Agreement by each of the Rorschach Parties, as applicable, will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, “blue sky” Laws and state takeover laws, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent any of the Rorschach Parties from performing their respective material obligations under this Agreement and each such Ancillary Agreement.

Section 5.06 Compliance. None of the Rorschach Parties is or has been in conflict with, or in default, breach or violation of, (a) any Law or Order applicable to the Rorschach Parties or by which any property or asset of any of the Rorschach Parties is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of the Rorschach Parties is a party or by which the Rorschach Parties or any property or asset of the Rorschach Parties is bound. The Rorschach Parties are in possession of Permits (including any required by a Governmental Authority) necessary for the Rorschach Parties to own, lease and operate their respective properties or to carry on their respective businesses as they are now being conducted. All Permits held by the Rorschach Parties are in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect. There is no proceeding pending or, to the Knowledge of Rorschach, threatened in writing that would result in the termination, revocation, suspension or the imposition of a restriction on any such material Permit.

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Section 5.07 Actions; Orders. There is no Action (or any basis therefore) pending against any Rorschach Party, any of its officers or directors or any of its securities or any of its assets or contracts before any court, Governmental Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the Transactions, other than as would not, individually or in the aggregate, have a material adverse effect on the ability of the Rorschach Parties to consummate the Transactions.

Section 5.08 Board Approval; Vote Required.

(a) The Rorschach Board, by resolutions duly adopted and not subsequently rescinded or modified in any way, has duly approved this Agreement and the Transactions.

(b) The only vote of the holders of any class or series of capital stock of Rorschach that is necessary to approve this Agreement and the Transactions is the Rorschach Party Requisite Approval.

(c) The Pubco Board, by resolutions duly adopted and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of Pubco and Rorschach (as the sole stockholder of Pubco), (ii) approved this Agreement and the Transactions and declared their advisability and (iii) recommended that Rorschach (as the sole stockholder of Pubco) approve and adopt this Agreement and approve the Transactions and directed that this Agreement and the Transactions be submitted for consideration by Rorschach (as the sole stockholder of Pubco).

(d) The only vote of the holders of any class or series of capital stock of Pubco that is necessary to approve this Agreement and the Transactions is the Pubco Requisite Approval.

(e) The sole director of Company Merger Sub, by resolutions duly adopted and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of Company Merger Sub and Pubco (as the sole stockholder of Company Merger Sub), (ii) approved this Agreement and the Transactions and declared their advisability and (iii) recommended that Pubco (as the sole stockholder of Company Merger Sub) approve and adopt this Agreement and approve the Transactions and directed that this Agreement and the Transactions be submitted for consideration by Pubco (as the sole stockholder of Company Merger Sub).

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(f) The managing member of Rorschach Merger Sub, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to and in the best interests of Rorschach Merger Sub and Pubco (as the sole member of Rorschach Merger Sub), (ii) approved this Agreement and the Transactions and declared their advisability and (iii) recommended that Pubco (as the sole member of Rorschach Merger Sub) approve and adopt this Agreement and approve the Transactions and directed that this Agreement and the Transactions be submitted for consideration by Pubco (as the sole member of Rorschach Merger Sub).

Section 5.09 No Prior Operations of Rorschach Parties; Post-Closing Operations. Each of the Rorschach Parties was formed for the sole purposes of entering into this Agreement and the Ancillary Agreements to which they are party and engaging in the Transactions. None of the Rorschach Parties has ever engaged in any business or activities whatsoever, and at all times prior to the Closing, will not have any assets, liabilities or obligations of any kind whatsoever, except in connection with and expressly contemplated by this Agreement or the Ancillary Agreements, or in furtherance of the Transactions. None of the Rorschach Parties has any employees.

Section 5.10 Entity Classification Elections. Pubco is classified as a corporation for U.S. federal income tax purposes effective as of the date of its incorporation. Rorschach is classified as a partnership for U.S. federal income tax purposes effective as of the date of its formation. Company Merger Sub is classified as a corporation for U.S. federal income tax purposes effective as of the date of its incorporation. Rorschach Merger Sub is classified as an entity disregarded as a separate entity from Pubco for U.S. federal income tax purposes effective as of the date of its incorporation.

Section 5.11 Intended Tax Treatment. No Rorschach Party has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 5.12 Brokers. No broker, finder or investment banker (other than Chardan Capital Markets LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any of the Rorschach Parties.

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Section 5.13 No Other Representations and Warranties. Each Rorschach Party acknowledges and agrees that, except for the representations and warranties of the Acquired Companies set forth in Article IV or in any certificate delivered by the Company to Rorschach pursuant to this Agreement, no Rorschach Party, nor any of its respective Representatives or affiliates, is relying on any other representation or warranty of any Acquired Company or any of its respective directors, officers, employees, agents, representatives or affiliates or any other Person made outside of Article IV or such certificate, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied.

Article VI.

CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01 Conduct of Business by the Company Pending the Mergers.

(a) The Company agrees that, between the date of this Agreement and the Company Merger Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, (2) as required to develop or advance the Company Products in the ordinary course of business, consistent with past practice and consistent with and subject to the budget set forth in Section 6.01(a) of the Company Disclosure Schedule (the “Product Development Budget”) or (3) required by applicable Law (including as may be requested or compelled by any Governmental Authority), unless Rorschach shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall use commercially reasonable efforts to conduct its business in the ordinary course of business and in a manner consistent with past practice.

(b) By way of amplification and not limitation, except as (1) expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, (2) as required to develop or advance the Company Products in the ordinary course of business, consistent with past practice and consistent with and subject to the Product Development Budget, (3) as set forth in Section 6.01(b) of the Company Disclosure Schedule, or (4) required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, between the date of this Agreement and the Company Merger Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of Rorschach (which consent shall not be unreasonably withheld, delayed or conditioned):

(i) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(ii) form or create any subsidiaries;

(iii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company, or any options, warrants, convertible or other securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company; provided that the Company shall be permitted to issue up to 120,000 Company RSUs to existing employees; or (B) any material assets of the Company; provided, however, that the Company may issue up to an aggregate of Three Million ($3,000,00) of its securities (such issuance being “Interim Financing”) (provided that such Three Million ($3,000,00) of permitted Interim Financing shall be reduced on a dollar-for-dollar basis by the amount of any Exercise Proceeds) without Rorschach prior written consent if (x) prior to any such issuance, the Company discusses the proposed terms of such issuance with Rorschach and takes into consideration any reasonable changes to such terms proposed by Rorschach during such discussion (such terms, “Proposed Terms”), (y) the Company first offers Rorschach the right to purchase such securities on the Proposed Terms and (z) Rorschach declines to purchase such securities substantially on the Proposed Terms;

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(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(vi) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof;

(vii) (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant of the Company as of the date of this Agreement, (B) enter into any new, or amend any existing service agreement or severance or termination agreement with any current or former director, officer, employee or consultant, (C) except as required under the terms of any Company Incentive Plan, accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits, in each case with respect to any current or former director, officer, employee or consultant; (D) hire or otherwise enter into any new employment, consulting or similar arrangement with any person or terminate, furlough or temporarily layoff any current or former director, officer, employee or consultant; terminate, negotiate, modify, extend, or enter into any Collective Bargaining Agreement, or recognize or certify any labor union, works council, labor organization, or group of employees as the bargaining representative for any employees of the Company; (E) implement or announce any employee layoffs, plant closings, reductions-in-force, furloughs, temporary layoffs, reduction in terms and conditions of employment, salary or wage reductions, or other actions that could implicate the WARN or any similar Laws; or (F) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee, officer or independent contractor;

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(viii) other than as required by Law, grant, provide or promise to grant or provide any severance or termination pay, incentive compensation, deferred compensation, equity or equity-based compensation or transaction, retention or change in control payments to any director, officer or other individual service provider of the Company;

(ix) adopt, amend and/or terminate any Company Incentive Plan except (A) as may be required by applicable Law or is necessary in order to consummate the Transactions or (B) in the event of annual renewals of health and welfare programs;

(x) except in the ordinary course of business, make any material Tax election, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(xi) enter into, materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s material rights thereunder, in each case in a manner that is adverse to the Company, except in the ordinary course of business, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(xii) transfer or exclusively license to any person Company Intellectual Property or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices;

(xiii) intentionally permit any material item of Company Intellectual Property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every material item of Company Intellectual Property;

(xiv) except as required by law or GAAP, revalue any of its assets in any material manner or make any material change in accounting methods, principles or practices;

(xv) make capital expenditures in excess of $50,000;

(xvi) take, agree to take, or fail to take, any action that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment;

(xvii) enter into, or amend or modify any material term of, terminate, or waive or release any material rights, claim or benefits under any contract or other arrangement to which Company or any of its subsidiaries, on one hand, and a holder of equity securities of the Company or its affiliate, on the other hand, are parties;

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(xviii) sell, transfer, assign, grant, lease, pledge, license, sublicense, covenant not to assert, or otherwise encumber or subject to any Encumbrance, abandon, cancel, let lapse or convey or dispose of any material assets, properties or business of the Company or its affiliates to any person that is not the Company or its subsidiary, except for sales of inventory or licenses in the ordinary course of business consistent with past practice, other than Permitted Encumbrances;

(xix) initiate, waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, in each case, in excess of $25,000 individually and $50,000 in the aggregate:

(xx) (A) incur, issue, assume, guarantee, endorse or otherwise become responsible for any Indebtedness, or make any loans or advances, in each case, in excess of $25,000 individually and $50,000 in the aggregate, (B) intentionally grant any security interest in any assets, or (C) in any material respect, modify any Indebtedness, other than intercompany Indebtedness and except in the ordinary course of business consistent with past practice;

(xxi) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other person;

(xxii) enter into any material new line of business outside of the business currently conducted by the Company and its Subsidiaries or any of their respective affiliates as the date of this Agreement; or

(xxiii) enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Section 6.02 Conduct of Business by the Rorschach Parties Pending the Mergers.

(a) Except as (1) expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, (2) set forth on Schedule 6.02, (3) required by applicable Law (including as may be requested or compelled by any Governmental Authority) or (D) necessary to effect the Contribution, each of the Rorschach Parties agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Rorschach Merger Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of each of the Rorschach Parties shall be conducted in the ordinary course of business and in a manner consistent with past practice.

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(b) By way of amplification and not limitation, except as (A) expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, (B) set forth on Schedule 6.02, or (C) required by applicable Law (including as may be requested or compelled by any Governmental Authority), none of the Rorschach Parties shall, between the date of this Agreement and the Rorschach Merger Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned):

(i) amend or otherwise change their respective organizational documents or form any subsidiary;

(ii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(iii) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the securities of any of the Rorschach Parties;

(iv) except in the ordinary course of business, make any material Tax election, amend a material Tax Return or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(v) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any material contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the applicable Rorschach Party’s material rights thereunder, in each case in a manner that is adverse to such Rorschach Party, except in the ordinary course of business, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(vi) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of any of the Rorschach Parties, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of any of the Rorschach Parties, provided that Rorschach shall be permitted to issue additional units or other interests in connection with the acquisition of HYPE Tokens;

(vii) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(viii) incur any Indebtedness or guarantee any Indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of any of the Rorschach Parties, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case;

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(ix) liquidate, dissolve, reorganize or otherwise wind up the business and operations of any of the Rorschach Parties;

(x) except as required by law or GAAP, revalue any of their respective assets in any material manner or make any material change in accounting methods, principles or practices;

(xi) take, agree to take, or fail to take, any action that would reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment; or

(xii) enter into any agreement or otherwise make a binding commitment to do any of the foregoing.

Article VII.

ADDITIONAL AGREEMENTS

Section 7.01 Proxy Statement; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, (i) Rorschach and the Company shall prepare, and Pubco shall file, with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the Company Stockholders relating to the special meeting of the Company’s stockholders (the “Company Stockholders’ Meeting”) to be held to consider approval and adoption of (1) this Agreement and the Transactions and (2) any other proposals the Parties deem necessary to effectuate the Transactions (collectively, the “Company Proposals”); and (ii) Rorschach and the Company shall prepare and Pubco shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Pubco Common Stock to be issued pursuant to this Agreement.

(b) The Company and the Rorschach Parties each shall use their reasonable best efforts to (i) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement and the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Registration Statement, the Rorschach Parties and the Company as and if applicable shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Pubco Common Stock and the Advisor Warrants, in each case to be issued or issuable pursuant to this Agreement. As promptly as practicable after finalization of the Proxy Statement, the Company shall mail the Proxy Statement to the Company Stockholders. Each of Rorschach and the Company shall furnish all information, including certificates or other statements, concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.

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(c) No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by a Rorschach Party or the Company without the approval of the other Parties (such approval not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, prior to filing with the SEC, the Company will make available to Rorschach drafts of the Registration Statements, Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and drafts of any amendment or supplement to the Registration Statement, Proxy Statement or such other document and will provide Rorschach with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. Rorschach, the Company and Pubco each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Pubco Common Stock to be issued or in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of the Rorschach Parties and the Company shall cooperate in good faith and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy Statement or the Registration Statement and any amendment to the Proxy Statement or the Registration Statement filed in response thereto.

(d) Rorschach represents and covenants that the information supplied by Rorschach for inclusion in the Registration Statement, the Proxy Statement or any pro forma financial statements included therein shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company Stockholders, (iii) the time of the Company Stockholders’ Meeting, and (iv) the Company Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein to the extent based on information supplied by or on behalf of the Rorschach Parties or their Representations in connection with the preparation of the Registration Statement and the Proxy Statement for inclusion or incorporation by reference therein. If, at any time prior to the Company Merger Effective Time, any event or circumstance relating to Rorschach, Pubco, the Merger Subs or their respective officers or directors, should be discovered by Rorschach which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Rorschach shall promptly inform the Company. All documents that Rorschach is responsible for filing with the SEC in connection with the Rorschach Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(e) The Company represents and covenants that the information supplied by the Company for inclusion in the Registration Statement, the Proxy Statement or any pro forma financial statements included therein shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company Stockholders, (iii) the time of the Company Stockholders’ Meeting, and (iv) the Company Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Rorschach Parties with respect to statements made or incorporated by reference therein to the extent based on information supplied by or on behalf of the Company or its Representations in connection with the preparation of the Registration Statement and the Proxy Statement for inclusion or incorporation by reference therein. If, at any time prior to the Company Merger Effective Time, any event or circumstance relating to the Company or its officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform Rorschach. All documents that each of the Company is responsible for filing with the SEC in connection with the Company Merger or the other Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

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(f) At least five (5) days prior to Closing, the Parties shall mutually begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated hereby pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated hereby (“Closing Press Release”). Concurrently with the Closing, Pubco shall distribute the Closing Press Release, and within four (4) Business Days after the Closing, Pubco shall file the Closing Form 8-K with the SEC.

Section 7.02 Company Stockholders’ Meetings. Subject to Section 7.12 and in accordance with the DGCL and the Company’s organizational documents, the Company shall call and hold the Company Stockholders’ Meeting as promptly as practicable after the date on which the Registration Statement becomes effective to consider to vote to approve the Company Proposals, and the Company shall use its reasonable best efforts to hold the Company Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective (but in any event no later than thirty (30) days after the date on which the Proxy Statement is mailed to the Company Stockholders, unless otherwise required by applicable Laws). The Company shall use its reasonable best efforts to obtain the approval of the Company Proposals at the Company Stockholders’ Meeting, including by soliciting from the Company Stockholders proxies as promptly as possible in favor of the Company Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of the Company Stockholders. Notwithstanding anything to the contrary contained herein, the Company may postpone or adjourn the Company Stockholders’ Meeting: (i) with the consent of Rorschach (which consent shall not be unreasonably withheld, delayed or conditioned); (ii) if it will not receive proxies sufficient to obtain the Company Required Stockholder Approval, whether or not a quorum would be present; (iii) for the absence of a quorum; (iv) to allow reasonable additional time (not to exceed 30 days) for the filing and distribution of any supplemental or amended disclosure with respect to the Transactions, which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company Stockholders prior to the Company Stockholders’ Meeting; or (v) as reasonably necessary in connection with the Company taking any of the actions permitted by Section 7.12 in response to a Takeover Proposal. Without limiting the generality of the foregoing, the Company’s requirement to call and hold the Company Stockholder’ Meeting shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal, Intervening Event or the Company Board making a Company Adverse Recommendation Change. The Company Board shall recommend to the Company Stockholders that they approve the Company Proposals (the “Company Board Recommendation”) and shall include the Company Board Recommendation in the Proxy Statement unless the Company Board has made a Company Adverse Recommendation Change in accordance with (and not in breach of) Section 7.12 of this Agreement.

Section 7.03 Rorschach Party Requisite Approval. Each Rorschach Party shall take, in accordance with applicable Law and its respective organizational documents, all action necessary to obtain the approval of its respective equity holders as promptly as reasonably practicable (but in no event later than five (5) Business Days after the effectiveness of the Registration Statement), including convening an extraordinary general meeting of its equity holders or obtaining written consent from the requisite equity holders.

Section 7.04 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Rorschach Merger Effective Time or the earlier termination of this Agreement, the Company and Rorschach shall (and shall cause their respective subsidiaries and instruct their respective Representatives to): (i) provide to the other Party (and the other Party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access during normal business hours and upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such Party and its subsidiaries and to the books and records thereof, provided that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company; and (ii) furnish promptly to the other Party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such Party and its subsidiaries as the other Party or its Representatives may reasonably request. Notwithstanding the foregoing, neither the Company nor Rorschach shall be required to provide access to or disclose information to the extent such Party has been advised by legal counsel that the access or disclosure would (x) violate its obligations of confidentiality or similar legal restrictions with respect to such information, (y) jeopardize the protection of attorney-client privilege or (z) contravene applicable Law (it being agreed that the Parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such inconsistency, conflict, jeopardy or contravention).

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(b) Each Party, its affiliates and its Representatives (in such capacity, the “Receiving Party”) shall hold in confidence all Confidential Information obtained from the other Party, their respective affiliates and their respective Representatives (in such capacity, the “Disclosing Party”) in accordance with this Agreement. “Confidential Information” shall mean any and all information provided (i) either by Rorschach or any of its affiliates to the Company or by the Company or any of its affiliates to Rorschach in writing and identified by the Disclosing Party as confidential and (b) any and all information with respect to the Acquired Companies, the Rorschach Parties and the Transactions; provided, that the Receiving Party shall not have any restrictions on the disclosure of Confidential Information which (i) on the hereof or hereafter becomes generally available to the public other than as a result of a disclosure by such Receiving Party, (ii) was available to such Receiving Party on a non-confidential basis prior to its disclosure to such Receiving Party or becomes available to such Receiving Party on a non-confidential basis, in each case from a source other than the Disclosing Party, which source was not itself known to such Receiving Party to be bound by a confidentiality agreement with such Disclosing Party, (iii) is independently developed by the Receiving Party, as evidenced by reasonable written records thereof or (iv) is the subject of a written permission to disclose provided by the Disclosing Party. In addition, a Receiving Party may disclose Confidential Information if required pursuant to a subpoena by a court of competent jurisdiction, by order of a Governmental Authority, or by applicable stock exchange rule or regulation, provided, that Receiving Party provides the Disclosing Party prior notice (unless such notice is prohibited) of such requirement in order to permit the Disclosing Party time to seek appropriate relief against such disclosure.

(c) Notwithstanding anything in this Agreement to the contrary, each Party (and its Representatives) may consult any tax advisor regarding the tax treatment and tax structure of the Transactions and may disclose to any other person, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure, in each case in accordance with Section 7.04(b).

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Section 7.05 Directors’ and Officers’ Indemnification; D&O Tail.

(a) From the Closing Date through the sixth (6th) anniversary of the Closing Date, each of Pubco and the Surviving Companies, jointly and severally, shall indemnify and hold harmless any present or former, or who becomes prior to the Rorschach Merger Effective Time, director or officer of the Company, or its respective subsidiaries (the “Indemnified Parties”) against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action arising out of or pertaining to the fact that the Indemnified Party is or was a director or officer of the Company or its respective subsidiaries, whether asserted or claimed prior to, at or after the Rorschach Merger Effective Time, in each case, to the fullest extent permitted under applicable Law. Each Indemnified Party will be entitled to advancement of Costs incurred in the defense of any such Action from each of the Company, Rorschach and Pubco upon receipt by Pubco from the Indemnified Party of a request therefor; provided that any such Person to whom Costs are advanced provides an undertaking to Pubco, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification. Pubco shall cooperate with the Indemnified Party in the defense of any such Action and Pubco shall not settle, compromise or consent to the entry of any judgment in any Action pending or threatened in writing to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents in writing.

(b) The certificates of incorporation and bylaws of the Company Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement of present and former officers and directors than are set forth in the Company Organizational Documents, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Rorschach Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Rorschach Merger Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, as applicable, unless such modification shall be required by applicable Law.

(c) The Company Merger Surviving Company shall purchase (which shall be paid for in full by Pubco or the Company Surviving Corporation) and have in place at the Closing a “tail” or “runoff” policy (the “D&O Tail”) providing directors’ and officers’ liability insurance coverage for the benefit of those persons who are covered by the directors’ and officers’ liability insurance policies maintained by the Company as of the Closing with respect to matters occurring prior to the Company Merger Effective Time, as applicable. The D&O Tail shall provide for terms with respect to coverage, deductibles and amounts that are no less favorable than those of the policy in effect immediately prior to the Company Merger Effective Time, as applicable, for the benefit of the directors and officers of the Company, and shall remain in effect for the six-year period following the Closing. The Rorschach Parties shall in good faith cooperate with Pubco prior to the Company Merger Effective Time with respect to the procurement of such “D&O tail policy.”

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(d) From and after the Effective Time, Pubco shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 7.05 in connection with their successful enforcement of the rights provided to such persons in this Section 7.05.

(e) The provisions of this Section 7.05 are intended to be in addition to the rights otherwise available to the current and former officers and directors of the Company and its subsidiaries by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

(f) In the event that Pubco or the Company Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving entity or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Pubco or the Company Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.05. Pubco shall cause the Company Surviving Corporation to perform all of the obligations of the Company Surviving Corporation under this Section 7.05.

Section 7.06 Notification of Certain Matters.

(a) The Company shall give prompt notice to Rorschach, and Rorschach shall give prompt notice to the Company, of (i) any event which a Party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence, or non-occurrence of which causes or would reasonably be expected to (x) cause any of the conditions set forth in Article VIII to fail, or (y) cause any authorization, consent, Order, declaration or approval of any Governmental Authority or Third Party necessary for the consummation of the Transactions to not be obtained by the Outside Date or (ii) any Action pending or, to the Knowledge of the Company or Rorschach, threatened which questions or challenges the validity of this Agreement or the ability of any party to consummate the Transactions.

(b) No notification given under this Section 7.06 shall limit or otherwise affect any of the representations, warranties, covenants or obligations of, or remedies available to, any Party contained in this Agreement, nor shall the Party giving such notice be prejudiced with respect to any such matters solely by virtue of having given such notice.

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Section 7.07 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Law, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company necessary for the consummation of the Transactions and to fulfill the conditions to the Mergers. In case, at any time after the Rorschach Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their reasonable best efforts to take all such action. The terms of this Section 7.07(a) shall not limit the applicable rights of the Company or Rorschach Parties set forth in Section 7.12.

(b) Each of the Parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other Parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other Parties to review in advance, and to the extent practicable consult about, any proposed communication by such Party to any Governmental Authority in connection with the Transactions. No Party shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the terms of Section 7.04(b) and to the extent legally permissible, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing. Subject to the terms of Section 7.04(b), the Parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. No Party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

Section 7.08 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Rorschach and the Company. As promptly as practicable following the execution of this Agreement, but no later than four (4) Business Days thereafter, the Company shall prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (the “Signing Form 8-K”). Prior to filing with the SEC, the Company will make available to Rorschach a draft of the Signing Form 8-K and will provide Rorschach with a reasonable opportunity to comment on such draft and shall consider such comments in good faith. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of Nasdaq, each of Rorschach and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Mergers or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other Party; provided, however, that each of Rorschach and the Company may make any such announcement or other communication if such announcement or other communication is required by applicable Law or the rules of any stock exchange, in which case the disclosing Party shall, to the fullest extent permitted by applicable Law, first allow the other Party to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith; provided, further, that the Company shall not be required to consult with Rorschach in connection with, or provide Rorschach an opportunity to review or comment upon, any press release or other public statement or comment to be issued or made with respect to any Takeover Proposal. Furthermore, nothing contained in this Section 7.08 shall prevent Rorschach or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors to the extent such information consists of information included in a press release or other document previously approved for external distribution by the other Party.

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Section 7.09 Tax Matters.

(a) The Parties shall use their respective reasonable best efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their affiliates or Subsidiaries to, take any action which to its Knowledge would reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment. None of the Parties knows of any fact or circumstance, or has taken or will take any action, if such fact, circumstance or action would be reasonably expected to cause the Mergers to fail to qualify for the Intended Tax Treatment. The Mergers shall be reported by the Parties for all Tax purposes in accordance with the foregoing, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code. The Parties shall cooperate with each other and their respective counsel to document and support the Intended Tax Treatment of the Mergers, including providing factual support letters.

(b) Each Party shall promptly notify the other Party in writing if, before the Closing Date, such Party knows or has a reasonable basis to believe that, taken together, the Mergers may not qualify as an exchange under Section 351 of the Code (and whether the terms of this Agreement could be reasonably amended in order to facilitate such qualification). In the event the SEC requests or requires a tax opinion regarding the United States tax consequences of the Mergers the Parties shall reasonably cooperate with each other for purposes of obtaining such tax opinion, including to execute and deliver customary tax representation letters in form and substance reasonably satisfactory to applicable tax counsel and the applicable party requesting such information.

(c) Each of the Parties agrees that it shall not treat HYPE Tokens as stock or securities for purposes of Section 351(e) of the Code or take an inconsistent position on its Tax Returns.

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Section 7.10 Stock Exchange Listing. The Company, Pubco and Rorschach will use their respective reasonable best efforts to cause the Aggregate Transaction Consideration issued in connection with the Transactions to be approved for listing on Nasdaq at Closing.

Section 7.11 Required Financials. Each of the Parties shall use its reasonable best efforts to prepare and deliver, as promptly as practicable, true, correct and complete copies of the financial statements and other financial information of such Party as are required to be included in the Registration Statement (the “Required Financials”) and to promptly make any necessary amendments, restatements or revisions to the Required Financials, including any audited or unaudited financial statements for additional periods as required pursuant to rules and regulations of the SEC, such that they remain Compliant through the date of completion of the offering pursuant to the Registration Statement. Each Party shall use commercially reasonable efforts to promptly remedy or otherwise address any significant deficiency, material weakness or other issue with respect to such Party’s internal control over financial reporting or otherwise in the preparation of the Required Financials, as identified by such Party’s accountants.

Section 7.12 Exclusivity.

(a) No Solicitation or Facilitation of Proposals. The Company shall, and shall cause the Acquired Companies, its controlled affiliates and its and their Representatives to, immediately (x) cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Takeover Proposal, (y) request in writing that each Third Party that has heretofore executed a confidentiality agreement in connection with its consideration of a Takeover Proposal or potential Takeover Proposal promptly destroy or return to the Company all nonpublic information heretofore furnished by or on behalf of the Company, its subsidiaries or any of its or their respective Representatives to such Third Party or any of its Representatives in accordance with the terms of such confidentiality agreement and (z) terminate access to any physical or electronic data rooms previously granted to such Third Parties in each case previously provided or granted in connection with a possible Takeover Proposal, which, for the avoidance of doubt, does not include any confidentiality agreements entered into in connection with the licensing and development of the Company Products or Company Registered IP. Other than (1) in connection with the Transactions contemplated by this Agreement, (2) with the prior written consent of Rorschach or (3) as permitted by this Section 7.12, until the earlier of the Company Merger Effective Time or the termination of this Agreement in accordance with Article IX, the Company shall not, and shall cause the other Acquired Companies, its controlled affiliates, its Representatives and each of their respective affiliates and Representatives not to, directly or indirectly:

(i) solicit, initiate, propose or take any action to knowingly assist, facilitate or encourage the making, submission or announcement of, a Takeover Proposal;

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(ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Third Party regarding a Takeover Proposal;

(iii) furnish any information relating to any Acquired Company or any of its assets or businesses, or afford access to the assets, business, properties, books or records of any Acquired Company to a Third Party, in all cases for the purpose of assisting with or facilitating or encouraging, or that would otherwise reasonably be expected to lead to, a Takeover Proposal;

(iv) publicly approve, endorse or recommend any Takeover Proposal;

(v) enter into an Alternative Acquisition Agreement providing for the consummation of a transaction contemplated by any Takeover Proposal (other than a confidentiality agreement referred to in this Section 7.12(a) entered into in the circumstances referred to in this Section 7.12(a)), or publicly announce an intention to do so; or

(vi) take any of the forgoing actions with respect to any other transaction that would prevent or materially delay consummation of the Transactions.

Notwithstanding the foregoing or anything to the contrary set forth in this Agreement and subject to compliance with this Section 7.12, prior to the Rorschach Merger Effective Time, the Company may, in response to an unsolicited bona fide written Takeover Proposal from a Third Party, (A) furnish non-public information with respect to the Acquired Companies to such Third Party (and the Representatives of such Third Party), pursuant to a confidentiality agreement, provided that such confidentiality agreement shall not (x) grant any exclusive right to negotiate with such counterparty, (y) prohibit the Company from satisfying its obligations hereunder, or (z) require the Company to pay or reimburse the counterparty’s fees, costs or expenses, (B) engage in discussions or negotiations (including solicitation of revised Takeover Proposals) with any such Third Party (and the Representatives of such Third Party) regarding any Takeover Proposal, and (C) amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company Common Stock with any Third Party; provided, however, that (A) the Company Board has determined in good faith based on the advice of outside legal counsel and financial advisor, that such written Takeover Proposal constitutes or would reasonably be expected to lead to, a Superior Proposal and the failure to take the actions contemplated by this sentence would be reasonably likely to result in a breach of the fiduciary duties of the Company Board under applicable Law, (B) neither the Company nor its Representative has breached this Section 7.12, (C) at least two (2) Business Days prior to furnishing any such non-public information to, or entering into discussions with, any such Third Party, the Company gives Rorschach written notice of the identity of such Third Party and of the Company’s intention to furnish non-public information to, or enter into discussions with, such Third Party, (D) substantially contemporaneously with furnishing any non-public information to any such Third Party, the Company furnishes such non-public information to Rorschach (to the extent such information has not been previously furnished by the Company to Rorschach), and (E) notwithstanding anything to the contrary set forth in this Agreement, the Company shall continue to observe its obligations under Section 7.04(b), including not furnishing any such Third Party with any confidential information of the Rorschach Parties.

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(b) Notice. The Company shall promptly (and in any event within twenty four (24) hours) advise the Rorschach orally, with written confirmation to promptly follow, of: (i) the Company’s receipt of any written or oral Takeover Proposal; (ii) a summary of the material terms and conditions of any such Takeover Proposal; (iii) a copy of the Alternative Acquisition Agreement and other material written proposals or offers delivered with, or in connection with, such Takeover Proposal; and (iv) the identity of the Third Party making any such Takeover Proposal. The Company shall keep the Rorschach Parties reasonably informed in all material respects of any material developments with respect to any Takeover Proposal (and any subsequent amendments or modifications or proposed amendments or modifications thereto), in each case, as soon as is reasonably practicable and in any event within twenty four (24) hours of receipt, provision or occurrence thereof.

(c) No Change in Recommendation or Alternative Acquisition Agreement. At any time prior to the Rorschach Merger Effective Time:

(i) the Company shall not, except as permitted in this Section 7.12, withhold, withdraw, qualify or modify, or and publicly propose to withhold, amend, withdraw or modify, the Company Board Recommendation in a manner adverse to the Rorschach Parties or fail to include the Company Board Recommendation in the Proxy Statement in accordance with Section 7.01;

(ii) the Company shall not, within ten (10) Business Days of Rorschach’s written request, fail to publicly make or reaffirm the Company Board Recommendation following the date any Takeover Proposal or any material modification thereto is first published or broadly sent or given to the stockholders of the Company; or

(iii) the Company Board (or any committee thereof) shall not make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (the actions prohibited by any of the foregoing clauses (i) through and including (iii), a “Company Adverse Recommendation Change”).

(iv) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Rorschach Merger Effective Time, the Company Board may make a Company Adverse Recommendation Change in response to an Intervening Event if the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to do so would be a breach of the Company Board’s fiduciary duties under applicable Law, only if all of the following conditions are satisfied:

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A. The Company shall have first provided to the Rorschach Parties an Intervening Event Notice at least five (5) Business Days in advance advising Rorschach Parties that the Company Board intends to make a Company Adverse Recommendation Change (it being understood and hereby agreed that the delivery and receipt of any such Intervening Event Notice shall not, in and of itself, be deemed to be a Company Adverse Recommendation Change) and specifying, in reasonable detail, the Intervening Event;

B. during the applicable Intervening Event Notice Period (or any mutually agreed extension or continuation thereof), the Company and its Representatives shall negotiate in good faith with the Rorschach Parties and their respective Representatives to make revisions to the terms of this Agreement as would cause such Intervening Event to cease to warrant a Company Adverse Recommendation Change;

C. the Rorschach Parties do not make, within the applicable Intervening Event Notice Period (or any extension or continuation thereof) after the receipt of such notice, a proposal that would, in the good faith judgment of the Company Board (after consultation with outside legal counsel), cause the failure to effect a Company Adverse Recommendation Change in response to such Intervening Event to no longer be inconsistent with the Company Board’s fiduciary duties under applicable Law (it being understood and agreed that any material change in any event, occurrence or facts relating to such Intervening Event shall require a new Intervening Event Notice with a new Intervening Event Notice Period ending on the day that is three Business Days after such material change); and

D. following the Intervening Event Notice Period, the Company Board shall have determined in good faith (after consultation with its outside legal counsel) that the failure to effect a Company Adverse Recommendation Change in response to such Intervening Event would continue to be a breach of the Company Board’s fiduciary duties under applicable Law.

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(v) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to receipt of the Company Required Stockholder Approval if, in response to a bona fide unsolicited written Takeover Proposal made by a Third Party after the date of this Agreement which does not arise from a breach of this Section 7.12 and has not been withdrawn, the Company Board determines in good faith (1) after consultation with outside legal counsel and a financial advisor, that such Takeover Proposal constitutes a Superior Proposal, and (2) after consultation with outside legal counsel, that the failure to make a Company Adverse Recommendation Change, would be a breach of the Company Board’s fiduciary duties under applicable Law, then the Company’s Board may make a Company Adverse Recommendation Change and/or terminate this Agreement in accordance with Section 9.01(c) only if all of the following conditions are satisfied:

A. The Company shall have first provided to the Rorschach Parties a Superior Proposal Notice at least five (5) Business Days in advance advising the Rorschach Parties that the Company is prepared to effect a Company Adverse Recommendation Change in response to a Superior Proposal (and specifying, in reasonable detail, the material terms and conditions of any such Superior Proposal, including the identity of the Third Party making any such Superior Proposal) (it being understood and hereby agreed that the delivery and receipt of any such Superior Proposal Notice shall not, in and of itself, be deemed to be a Company Adverse Recommendation Change) and providing the Rorschach Parties with a complete copy of any written request, proposal or offer, including any proposed Alternative Acquisition Agreement (and all schedules, appendices, exhibits and other attachments relating thereto), and any other documents containing the material terms of such Superior Proposal; during the applicable Superior Proposal Notice Period (or any extension or continuation thereof), prior to its effecting a Company Adverse Recommendation Change, the Company and its Representatives shall negotiate in good faith with the Rorschach Parties and their respective Representatives regarding changes to the terms of this Agreement and any other proposals intended to cause such Takeover Proposal to no longer constitute a Superior Proposal;

B. the Rorschach Parties do not make, within the applicable Superior Proposal Notice Period (or any mutually agreed extension or continuation thereof) after the receipt of such notice, a proposal that would, in the good faith judgment of the Company Board (after consultation with outside legal counsel and a financial advisor), cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal (it being understood and agreed that any material amendment or modification of such Superior Proposal shall require a new Superior Proposal Notice with a new Superior Proposal Notice Period of five (5) Business Days); and

C. following the Superior Proposal Notice Period, the Company Board shall have determined in good faith, in light of such Superior Proposal and taking into account any revised terms proposed by the Rorschach Parties, (x) after consultation with outside legal counsel and a financial advisor, that such Takeover Proposal continues to constitute a Superior Proposal, and (y) after consultation with outside legal counsel, that the failure to make a Company Adverse Recommendation Change would continue to be a breach of the Company Board’s fiduciary duties under applicable Law.

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(d) Certain Permitted Disclosure. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall prohibit the Acquired Companies or the Company Board from (i) taking and disclosing to its respective stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder (none of which, in and of itself, shall be deemed to constitute a Company Adverse Recommendation Change), or (ii) making any disclosure to the Company Stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to so disclose would reasonably likely to result in a breach of its fiduciary duties under applicable Law, it being understood that nothing in the foregoing shall be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Adverse Recommendation Change other than in accordance with Section 7.12(c).

Section 7.13 Advisor Warrants. Immediately following the Company Merger Effective Time, Pubco shall issue the Advisor Warrants to Rorschach.

Section 7.14 CVR Agreement. At or prior to the Closing, Pubco shall duly adopt, execute and deliver, and will ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent and agreed to by the Company and Rorschach (such agreement not to be unreasonably withheld, conditioned or delayed) (provided, that such revisions are not, individually or in the aggregate, detrimental or adverse to any holder of a CVR in any material respect). Pubco and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” Laws.

Section 7.15 Separate Accounts.

(a) The proceeds from the Bridge Financing, the PIPE Financing (received prior to Closing), the Interim Financing and any funds raised by the Company prior to the earlier of (a) the Closing or (b) the termination of this Agreement in accordance with Article IX, shall be deposited in a separate account of the Company. With respect to any proposed expenditure of funds from such separate account that is inconsistent with or in excess of the Product Development Budget, the Company shall obtain the prior written consent of Rorschach, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) If any Company Warrants are exercised prior to Closing, any cash proceeds from such exercise (“Exercise Proceeds”) shall be placed in a separate operating account of the Company, and up to $3,000,000 of such cash proceeds may be spent by the Company consistent with and subject to the Product Development Budget. Any amounts over $3,000,000 of such funds may not be spent by the Company without the prior written consent of Rorschach, which consent may be withheld in its sole discretion after consultation with management of the Company.

Section 7.16 PIPE Financing. The Company agrees to deliver to Rorschach true, correct and complete copies of each PIPE Subscription Agreement and any agreements related thereto (e.g., registration rights agreements) entered into by the Company with investors party thereto. The Company agrees that any PIPE Subscription Agreements will provide that Rorschach is a third party beneficiary thereof and is entitled to enforce such agreements against the investor. Until the earlier of the termination of this Agreement and the Rorschach Merger Effective Time, the Company shall not, without the prior written consent of the Rorschach (which consent shall not be unreasonably withheld, conditioned or delayed), amend or waive any provision of any PIPE Subscription Agreement. Prior to, but conditioned upon, the Company Merger Effective Time, each of the Company and Rorschach shall use commercially reasonable efforts to cause the consummation of the PIPE Financing pursuant to, and in the amounts set forth in, the PIPE Subscription Agreements.

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Article VIII.

CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company and the Rorschach Parties to consummate the Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Company Stockholders’ Approval. The Company Proposals shall have been approved and adopted by the requisite affirmative vote of the Company Stockholders in accordance with the Proxy Statement, the DGCL, the Company Organizational Documents and the rules and regulations of Nasdaq.

(b) Rorschach Party Requisite Approval. This Agreement, the Ancillary Agreements and the Transaction shall have been duly adopted by the requisite equityholders of each Rorschach Party.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Mergers, illegal or otherwise prohibiting consummation of the Transactions, including the Mergers.

(d) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened in writing by the SEC and not withdrawn.

(e) Stock Exchange Listing. The Pubco Common Stock comprising the Aggregate Transaction Consideration to be issued pursuant to this Agreement shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof.

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(f) Regulatory Approvals. (i) Any waiting period (and any extension thereof) applicable to the Transactions under any applicable Antitrust Laws or Foreign Investment Laws shall have expired or been earlier terminated and (ii) any required consents, registrations, declarations, notices or filings from Governmental Authorities set forth on Section 8.01(f) of the Company Disclosure Schedule, if any, shall have been made or obtained (or deemed to have been made or obtained by virtue of the expiration or termination of any applicable waiting periods).

Section 8.02 Conditions to the Obligations of Rorschach. The obligations of Rorschach, Pubco and the Merger Subs to consummate the Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company contained in Section 4.01 (Organization and Qualification; Subsidiaries), Section 4.20 (Authority; Binding Nature of Agreement) and Section 4.23 (Brokers) shall each be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

(ii) The representations and warranties of the Company contained in Section 4.03 (Capitalization), shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(iii) All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

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(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Rorschach Merger Effective Time.

(c) Officer Certificate. The Company shall have delivered to Rorschach a certificate, dated the date of the Company Merger Effective Time, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Ancillary Agreements. The Company shall have executed and delivered to Rorschach all Ancillary Agreements to which the Company is a party.

(f) FIRPTA Tax Certificates. On or prior to the Closing, the Company shall deliver to Rorschach a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by Rorschach with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(g) Resignations. The officers of the Company and the directors of the Company that are not listed on Schedule C hereto shall have executed written resignations effective as of the Rorschach Merger Effective Time.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Rorschach Parties contained in Section 5.01 (Corporate Organization), Section 5.04 (Authority; Binding Nature of Agreement) and Section 5.10 (Brokers) shall each be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

(ii) The representations and warranties of the Rorschach Parties contained in Section 5.03 (Capitalization), shall each be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

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(iii) All other representations and warranties of the Rorschach Parties contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or any similar limitation set forth therein) in all respects as of the Closing Date, as though made on and as of the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(b) Agreements and Covenants. Each of the Rorschach Parties shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Rorschach Merger Effective Time.

(c) Officer Certificate. Each Rorschach Party shall have delivered to Rorschach a certificate, dated the date of the Company Merger Effective Time, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).

(d) Contribution; Minimum Cash Amount. (i) The Contribution shall have occurred in accordance with the Contribution Agreements and (ii) (A) the Contributed Cash held by Rorschach immediately prior to the Rorschach Merger Effective Time, plus (B) all cash and cash equivalents from the Financings deposited with the Company in accordance with the Subscription Agreements shall equal at least the Minimum Cash Amount.

(e) Ancillary Agreements. Each of the Rorschach Parties shall have executed and delivered to the Company all Ancillary Agreements to which such Rorschach Party is a party.

Article IX.

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the Company Merger Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the Company Stockholders, as follows:

(a) by mutual written consent of Rorschach and the Company;

(b) by Rorschach if (i) the Company Board publicly approves, endorses or recommends to the Company Stockholders a Superior Proposal, (ii) a tender offer or exchange offer for any outstanding shares of Company Common Stock is commenced before obtaining the Company Required Stockholder Approval and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its stockholders within ten (10) Business Days after commencement, or (iii) there is otherwise a Company Adverse Recommendation Change;

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(c) by the Company if the Company Board approves, endorses or recommends to the Company Stockholders a Superior Proposal prior to the receipt of the Company Required Stockholder Approval, if and only if prior to or substantially concurrent with such termination, (i) the Company shall have paid the Termination Fee to Rorschach pursuant to Section 9.03(a), and (ii) the Company substantially concurrently with such termination enters into a definitive agreement with respect to the Superior Proposal and that remained a Superior Proposal following the Company’s compliance with the provisions set forth in Section 7.12;

(d) by the Company or Rorschach if the Rorschach Merger Effective Time shall not have occurred prior to July 11, 2026 (the “Outside Date”); provided that this Agreement may not be terminated under this Section 9.01(d) by or on behalf of any Party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date, provided, that, absent any such breach and in the event that the SEC has not declared the Registration Statement effective by the date which is sixty (60) days prior to the Outside Date, then either the Company or Rorschach shall be entitled to extend the Outside Date for an additional sixty (60) days upon written notice to the other Party;

(e) by either Rorschach or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Mergers, illegal or otherwise preventing or prohibiting consummation of the Transactions, including the Mergers;

(f) by either Rorschach or the Company if any of the Company Proposals shall fail to have been approved and adopted by the requisite affirmative vote of the Company Stockholders at the Company Stockholders’ Meeting or any adjournment thereof;

(g) by Rorschach upon a breach of any representation, warranty, covenant or agreement on the part of the Company, Pubco or the Merger Subs set forth in this Agreement, or if any representation or warranty of the Company, Pubco or the Merger Subs shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that Rorschach has not waived such Terminating Company Breach and Rorschach are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided further that, if such Terminating Company Breach is curable by the Company, Rorschach may not terminate this Agreement under this Section 9.01(g) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by Rorschach to the Company; or

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(h) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of any Rorschach Party set forth in this Agreement, or if any representation or warranty of an Rorschach Party shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating Rorschach Breach”); provided that the Company has not waived such Terminating Rorschach Breach and the Company is not then in material breach of its representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating Rorschach Breach is curable by the Rorschach Parties, the Company may not terminate this Agreement under this Section 9.01(h) for so long as the Rorschach Parties continues to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to Rorschach.

Section 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and the Mergers shall be abandoned, except for and subject to the following: (i) Section 7.04 and Article X shall survive termination of this Agreement, and (ii) there shall be no liability under this Agreement on the part of any Party, except as set forth in this Section 9.02, Section 9.03, Article X, and any corresponding definitions set forth in Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a Party.

Section 9.03 Fees and Expenses Following Termination.

(a) Termination Fee. Notwithstanding anything in this Agreement to the contrary, if:

(i) this Agreement is terminated by the Company pursuant to Section 9.01(c) (Superior Proposal) to enter into a written definitive agreement with a Third Party or by Rorschach pursuant to Section 9.01(b) (Company Adverse Recommendation Change), then the Company shall pay or cause to be paid to Rorschach in immediately available funds the Termination Fee, in the case of a termination by Rorschach, within two (2) Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination;

(ii) prior to receipt of the Company Required Stockholder Approval,

A. this Agreement is terminated by the Company or Rorschach pursuant to Section 9.01(d) (Outside Date) or Section 9.01(f) (Company No Vote), or by Rorschach pursuant to Section 9.01(g) (Company Breach); and

B. at any time after the date of this Agreement but prior to the termination of this Agreement (in the case of a termination pursuant to Section 9.01(d) (Outside Date) or Section 9.01(g) (Company Breach)) or the date of the Company Stockholders’ Meeting (in the case of a termination pursuant to Section 9.01(f) (Company No Vote)), a Takeover Proposal with respect to the Company shall have been publicly announced, disclosed or otherwise communicated to the Company or the Company Board after the date of this Agreement; and

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C. within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with any Third Party with respect to any Takeover Proposal or a Takeover Proposal is consummated (provided that for purposes of this Section 9.03(a)(ii), each reference to “20%” in the definition of Takeover Proposal shall be deemed to be a reference to “more than 50%”);

then the Company shall pay or cause to be paid to Rorschach in immediately available funds the Termination Fee on the earlier of (x) the date on which a definitive agreement with respect to a Takeover Proposal was executed by the Company and (y) concurrently with the consummation of such Takeover Proposal.

(b) Payment of Termination Fee. The payment of any Termination Fee required to be made pursuant to Section 9.03(a) shall be made by wire transfer of immediately available funds to the account(s) designated by Rorschach in writing to the Company. In no event shall the Company be required to pay the Termination Fee on more than one occasion.

(c) Other Fees and Expenses Following Termination. Notwithstanding anything in this Agreement to the contrary:

(i) Rorschach shall not be required to pay any termination fee upon termination of this Agreement;

(ii) The Company acknowledges and agrees that the provisions of this Section 9.03 are an integral part of the Transactions, and that without such provisions the Rorschach Parties would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amount due pursuant to this Section 9.03, and, in order to obtain such overdue amount and enforce its rights under this Section 9.03, Rorschach makes a claim against the Company that results in a judgment against the Company, then the Company shall pay to Rorschach the reasonable and documented out-of-pocket costs and expenses of Rorschach (including its reasonable and documented attorneys’ fees and expenses) incurred or accrued in connection with such suit, provided that any such attorneys’ fees are based upon actual hours worked by an attorney at such attorney’s normal hourly billing rate and not upon any percentage of any amount in dispute, premium, results achieved or any non-hourly charge; and

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(iii) The Parties agree that the payment of Termination Fee and the fees set forth in Section 3.05 shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, shall be the sole and exclusive remedy of the Rorschach Parties following a termination of this Agreement under the circumstances described in this Section 9.03, it being understood that in no event shall the Company be required to pay the individual fees or damages payable pursuant to this Section 9.03 and Section 3.05 on more than one occasion. Following the payment of the fees and expenses set forth in this Section 9.03 or Section 3.05 by the Company, (i) the Company shall have no further liability to the Rorschach Parties in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the Company giving rise to such termination, or the failure of the Transactions to be consummated, (ii) the Rorschach Parties shall not be entitled to bring or maintain any other Action against the Company or seek to obtain any recovery, judgment or damages of any kind against the Company (or any partner, member, stockholder, director, officer, employee, affiliate, agent or other Representative of the Company) in connection with or arising out of this Agreement or the termination thereof, any breach by the Company giving rise to such termination or the failure of the Transactions to be consummated and (iii) all other parties and their respective affiliates shall be precluded from any other remedy against the Company and its affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such party giving rise to such termination or the failure of the Transactions to be consummated. Each of the Parties acknowledges that (x) the agreements contained in this Section 9.03 and Section 3.05 are an integral part of the Transactions, (y) without these agreements, the Parties would not enter into this Agreement and (z) any amount payable pursuant to this Section 9.03 or Section 3.05 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the parties in the circumstances in which such amount is payable.

Section 9.04 Expenses. If the Closing occurs, the Outstanding Company Transaction Expenses and Outstanding Rorschach Transaction Expenses shall be paid in accordance with Section 3.05. If the Mergers and the other Transactions shall not be consummated, except as expressly set forth in (i) Section 3.05 with respect to the Company’s obligation to reimburse up to One Million Dollars ($1,000,000) of Outstanding Rorschach Transaction Expenses and (ii) Section 9.03 with respect to the Termination Fee, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses. Notwithstanding the foregoing, the Company shall pay (a) all expenses relating to all SEC and other regulatory filing fees incurred in connection with the Transactions, (b) all expenses incurred in connection with printing, mailing, and soliciting proxies with respect to the Registration Statement and Proxy Statement (including the cost of all copies thereof and any amendments thereof or supplements thereto), and (c) expenses and up to $25,000 of filings fees incurred in connection with any filings with or approvals from Nasdaq in connection with the Transactions; provided, however, that all fees associated with any listing application or continued listing for the Aggregate Transaction Consideration on Nasdaq in excess of $25,000 shall be paid by the Rorschach Parties, in each case as such expenses shall be incurred or otherwise be due and payable.

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Section 9.05 Amendment. This Agreement may be amended in writing by the Parties hereto at any time prior to the Company Merger Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

Section 9.06 Waiver. At any time prior to the Company Merger Effective Time, (a) Rorschach may (i) extend the time for the performance of any obligation or other act of the Company, (ii) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (iii) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (b) the Company may (i) extend the time for the performance of any obligation or other act of the Rorschach Parties, (ii) waive any inaccuracy in the representations and warranties of the Rorschach Parties contained herein or in any document delivered by the Rorschach Parties pursuant hereto and (iii) waive compliance with any agreement of the Rorschach Parties or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

Article X.

GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.01):

if to any Rorschach Party:

Atlas Merchant Capital

477 Madison Avenue

New York, New York 10022

Attention: David Schamis

Email: dschamis@atlasmerchantcapital.com

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue

Suite 4400

Miami, FL 33131

Attention: Alan I. Annex, Esq.

                   Jason Simon, Esq.

                   Michael Helsel, Esq.

Email:         annexa@gtlaw.com

                   simonj@gtlaw.com

                   helselm@gtlaw.com

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if to the Company:

Sonnet BioTherapeutics Holdings, Inc.

100 Overlook Center

Princeton, NJ 08540

Attention: Raghu Rao, Chief Executive Officer

Email: RaghuRao@sonnetbio.com

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Attention: Steven Skolnick, Esq.

Email: sskolnick@lowenstein.com

Section 10.02 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, (b) this Article X and (c) any corresponding definitions set forth in Article I.

Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04 Entire Agreement; Assignment. This Agreement (and the exhibits and schedules hereto), the Company Disclosure Schedule and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. No representation, warranty, inducement, promise, understanding or condition not set forth in such documents has been made or relied upon by any of the Parties. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties.

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Section 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (a) Section 7.05 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons) and (b) the rights of holders of CVRs to receive payment in accordance with the terms of this Agreement and the CVR Agreement. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 10.07 Waiver of Jury Trial. Each of the Parties hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the Parties (a) certifies that no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

Section 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.10 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties’ obligation to consummate the Mergers) in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement; provided, for the avoidance of doubt, under no circumstance shall any Rorschach Party be permitted or entitled to receive both a grant of specific performance that results in the consummation of the Transactions and monetary damages, including, any monetary damages in lieu of specific performance and/or the Termination Fee and/or the fees and expenses contemplated by Section 3.05. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

[Signature Page Follows.]

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IN WITNESS WHEREOF, Rorschach, Pubco, the Merger Subs and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

HYPERLIQUID STRATEGIES INC

By:	/s/ David Schamis
Name:	David Schamis
Title:	President, Secretary and Treasurer

RORSCHACH MERGER SUB LLC

By:	/s/ David Schamis
Name:	David Schamis
Title:	Manager

TBS MERGER SUB INC

By:	/s/ David Schamis
Name:	David Schamis
Title:	President, Secretary and Tresurer

RORSCHACH I LLC

By:	/s/ David Schamis
Name:	David Schamis
Title:	Manager

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

By:	/s/ Raghu Rao
Name:	Raghu Rao
Title:	Interim Chief Executive Officer

EXHIBIT A

Form of Registration Rights Agreement

See attached.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, is made and entered into by and among Hyperliquid Strategies Inc, a Delaware corporation (the “Company”), and the undersigned parties listed under “Holders” on the signature page(s) hereto (each such party, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement, a “Holder” and collectively, the “Holders”).

RECITALS

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of July 11, 2025, (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Business Combination Agreement”), by and among the Company, Rorschach I LLC, a Delaware limited liability company (“Rorschach”), Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation, and the other parties thereto; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Business Combination Agreement and certain other agreements entered into in connection therewith, on the date hereof the Holders are receiving shares of the common stock, par value $0.01 per share, of the Company.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 5.10.

“Additional Holder Shares” shall have the meaning given in Section 5.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Board, Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement or Prospectus were not being filed, declared effective or used, as the case may be and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“EDGAR” shall have the meaning given in Section 3.1.3.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Joinder” shall have the meaning given in Section 5.2.5.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in Section 2.1.7.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

“own” or “ownership” (and derivatives of such terms) shall mean (i) ownership of record and (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the Commission under the Exchange Act (but without regard to any requirement for a security or other interest to be registered under Section 12 of the Securities Act).

“Permitted Transferees” shall mean, with respect to each Holder and its Permitted Transferees, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any issued and outstanding Shares and any other equity security (including Shares issued or issuable upon the exercise or conversion of any other equity security, including warrants to purchase Common Stock) of the Company held by a Holder immediately following the Closing (including, without limitation, the Advisor Shares and Shares issuable upon exercise of the Advisor Warrants); (b) any outstanding Shares or any other equity security (including warrants to purchase Common Stock and Shares issued or issuable upon the exercise or conversion of any other equity security) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; and (c) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) (i) such securities shall have been otherwise transferred (other than to a Permitted Transferee), (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) in an Underwritten Offering (including a Shelf Takedown), Block Trade or Other Coordinated Offering, reasonable and documented fees and expenses not to exceed $50,000 in the aggregate for each such individual Underwritten Offering, Block Trade or Other Coordinated Offering, of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders.

“Registration Statement” shall mean any registration statement that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act (or any successor rule).

“SEC Guidance” shall have the meaning given in Section 2.1.7.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shares” shall mean shares of Common Stock.

“Shelf” shall have the meaning given in Section 2.1.1.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing. As promptly as practicable, and in any event within thirty (30) calendar days following the date hereof, the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf,” and together with the Form S-1 Shelf, the New Registration Statement and any Subsequent Shelf Registration Statement, the “Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the public resale on a delayed or continuous basis of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) of all Holders who wish to have their Registrable Securities included, and comply with the relevant provisions hereof, and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company shall maintain a Shelf in accordance with the terms hereof, and shall use commercially reasonable efforts to prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act with respect to the public resale of all the Registrable Securities (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) at the time of filing and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered twice per calendar year for the Holders (as a group).

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time an effective Shelf is on file with the Commission, one or more Holders (each, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with an aggregate offering price, net of underwriting discounts and commissions, reasonably expected to exceed at least $25 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least 48 hours prior to the public announcement of the Underwritten Shelf Takedown (a “Shelf Takedown Notice”), which Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holders’ prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Holders, collectively, may demand not more than four (4) Underwritten Shelf Takedowns, in each case, pursuant to this Section 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may consummate an Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown advise the Demanding Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Demanding Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting (such maximum number of such securities, the “Maximum Number of Securities”) shall be allocated among all participating Holders thereof, including the Demanding Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the remaining Demanding Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the remaining Demanding Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if one or more Demanding Holders elect to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such remaining Demanding Holders, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.1.7 New Registration Statement. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (a) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities to register a lesser amount of Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders. In the event the Company amends the Shelf Registration or files a New Registration Statement, as the case may be, under clause (a) or (b) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or provided by SEC Guidance to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Holders) any Shares or other equity securities of the Company under the Securities Act in connection with the public offering of such securities solely for cash (including, for this purpose, an Underwritten Shelf Takedown pursuant to Section 2.1) (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only shares being registered are Shares issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) calendar days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering. Notwithstanding anything to the contrary, the Holders shall have no rights under this Section 2.2.1 if the registration statement the Company proposes to file is solely for purposes of a delayed or continuous offering pursuant to Rule 415 under the Securities Act and, at the time of the filing of such registration statement, the Company is in compliance with its obligations under Section 2.1.

2.2.2 Reduction of Piggyback Registration. If the total amount of securities, including Registrable Securities, requested by holders of Registrable Securities to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders). For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and holders of capital stock of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw all or any portion of its Registrable Securities from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder participating in such Underwritten Offering that is an executive officer, director or Holder holding in excess of five percent (5%) of the outstanding Shares (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement) without the prior written consent of the Company, during the ninety (90)-calendar day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, either (x) with an aggregate offering price reasonably expected to be at least the Minimum Takedown Threshold or (y) of all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering. For the avoidance of doubt, neither a Block Trade nor an Other Coordinated Offering shall include an offering of Registrable Securities in which a negative assurance letter of counsel to the Company or a comfort letter of the accountants of the Company is to be delivered to the Underwriter or Underwriters, brokers, sales agents or distribution agents, as applicable.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5 A Holder may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4 hereof, and the procedures set forth in Section 2.1.4 with respect to an Underwritten Shelf Takedown shall not apply with respect thereto.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1 prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until the earlier of (i) when all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities or (ii) the termination of this Agreement;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 advise each Holder of Registrable Securities covered by such Registration Statement, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.11 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to enter into confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.12 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter or Underwriters may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting agreement or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or Underwriters or the broker, placement agent or sales agent of such offering or sale;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q and 10-K and Current Report on 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act (or any successor rule then in effect);

3.1.16 with respect to an Underwritten Offering pursuant to Section 2.1.4, if such offering involving gross proceeds in excess of $50 million, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “roadshow” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent or placement agent if such Underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement or, in the opinion of counsel for the Company, it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (c) in the good faith judgment of the Board, the Chief Executive Officer or the Chief Financial Officer of the Company, such Registration Statement would be seriously detrimental to the Company and it is therefore in the best interest of the Company to defer such submission, filing, initial effectiveness or continued use at such time, the Company shall have the right, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the submission, filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than ninety (90) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 (a) During the period starting with the date ninety (90) calendar days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) calendar days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or 2.4 for not more than ninety (90) consecutive calendar days or more than one hundred and twenty (120) total calendar days in each case during any twelve (12)-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement or omission of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement, except in the case of fraud or willful misconduct by such Holder. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable, good faith judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable, good faith judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as follows:

If to the Company, to:

Hyperliquid Strategies Inc

477 Madison Avenue

New York, New York 10022

Attention: David Schamis

Email: dschamis@atlasmerchantcapital.com

with a copy (which will not constitute notice) to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue

Suite 4400

Miami, FL 33131

Attention:	Alan I. Annex, Esq.
Jason Simon, Esq.
Michael Helsel, Esq.
Email:	annexa@gtlaw.com
simonj@gtlaw.com
helselm@gtlaw.com

If to any Holder, to:

Such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) calendar days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder may be assigned or delegated in whole or in part by such Holder in conjunction with and to the extent of any Transfer of Registrable Securities by any such Holder.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by delivery of an executed joinder in substantially the same form as Exhibit A attached hereto (a “Joinder”)). Any transfer or assignment of this Agreement, or of any rights, duties or obligations hereunder, made other than as provided in this Section 5.2 shall be null and void.

5.3 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE EXCLUSIVELY IN THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

5.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of a majority of the total Registrable Securities at such time, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of Rorschach at any time that the Advisor and its affiliates hold Registrable Securities representing, in the aggregate, at least five percent (5%) of the outstanding Shares (without giving effect to any “blocker” provisions limiting the exercise or conversion of any securities held by any such Person); and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate or be construed as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. At any time as the Advisor and its affiliates hold Registrable Securities representing, in the aggregate, at least five percent (5%) of the outstanding Shares (without giving effect to any “blocker” provisions limiting the exercise or conversion of any securities held by any such Person), the Company hereby agrees and covenants that it will not grant rights to register any Shares (or securities convertible into or exchangeable for Shares) pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to the Holders hereunder without the prior written consent of Rorschach.

5.8 Term. This Agreement shall terminate on the earlier of (a) the seventh anniversary of the date of this Agreement or (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 5.2 hereof, subject to the prior written consent of Rorschach if at such time Rorschach and its affiliates hold Registrable Securities representing, in the aggregate, at least five percent (5%) of the outstanding Shares (without giving effect to any “blocker” provisions limiting the exercise or conversion of any securities held by any such Person), the Company may make any person or entity who acquires Shares or rights to acquire Shares after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed Joinder to this Agreement from such Additional Holder. Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Shares then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Shares.

5.11 Construction.

5.11.1 Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refers to the specified Section of this Agreement; (v) the term “Exhibit” refers to the specified Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; and (ix) references to “written” or “in writing” include in electronic form.

5.11.2 Unless the context of this Agreement otherwise requires, references in this Agreement to any law shall include all rules and regulations promulgated thereunder and shall be deemed to refer to such law as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time.

5.11.3 References to “$” are to the lawful currency of the United States of America.

5.11.4 Time periods in calendar days within or following which any act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following business day if the last calendar day of the period is not a business day.

5.11.5 The parties hereto and their respective counsels have reviewed and negotiated this Agreement as the joint agreement and understanding of the parties hereto, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

5.12 Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

5.13 Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter, including the Original RRA.

5.14 Adjustments. If, and as often as, there are changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

HYPERLIQUID STRATEGIES INC

By
Name:
Title:

HOLDERS:

[ ● ]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of [●], 2025 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Hyperliquid Strategies Inc, a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as Holders, and the undersigned’s (and its transferees’) Shares shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [___________].

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Stockholder

Print Name of Stockholder
Its:

Address: ________________________________________

Agreed and Accepted as of
____________, 20__

[________]

By:
Name:
Its:

EXHIBIT B

Form of Advisor Rights Agreement

See attached.

[FORM OF] ADVISOR RIGHTS AGREEMENT

This ADVISOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2025, by and among Hyperliquid Strategies Inc, a Delaware corporation (the “Company”), and Rorschach Advisors LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the Company is party to that certain Business Combination Agreement, dated as of July 11, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “BCA”; capitalized terms appearing but not defined herein have the meanings ascribed in the BCA), by and among the Company, Rorschach I LLC, a Delaware limited liability company (“Rorschach”), Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation (“SONN”), Rorschach Merger Sub LLC, a Delaware limited liability company (“Rorschach Merger Sub”), and TBS Merger Sub Inc, a Delaware corporation (“TBS Merger Sub”), pursuant to which, among other things, Rorschach Merger Sub will merge with and into Rorschach (with Rorschach being the surviving entity as a direct wholly owned subsidiary of the Company) and TBS Merger Sub will merge with and into SONN (with SONN being the surviving entity as a direct wholly owned subsidiary of the Company) as provided by the BCA; and

WHEREAS, in connection with the transactions contemplated by the BCA, the Company has agreed to grant to the Advisor certain rights with respect to the governance and information of the Company on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS. The following terms used herein have the following meanings:

1.1.	“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity, by or before any governmental authority.

1.2.	“Advisor” is defined in the preamble to this Agreement.

1.3.	“Advisor Director” means an individual elected to the Board of Directors that has been nominated by the Advisor pursuant to this Agreement.

1.4.	“Affiliate” means, with respect to any specified person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified person, through one or more intermediaries or otherwise.

1.5.	“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

1.6.	“BCA” is defined in the recitals to this Agreement.

1.7.	“Beneficially Own” or “Beneficially Owned” has the meaning ascribed to it in Section 13(d) of the Exchange Act.

1.8.	“Board of Directors” means the board of directors of the Company.

1.9.	“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

1.10.	“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

1.11.	“Company” is defined in the preamble to this Agreement.

1.12.	“Company Organizational Documents” is defined in Section 2.4.

1.13.	“Confidentiality Agreement” is defined in Section 3.4.

1.14.	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.15.	“Exempted Person” is defined in Section 2.5.

1.16.	“Minimum Holding Condition” is defined in Section 2.1.1.

1.17.	“MNPI” is defined in Section 3.4.

1.18.	“Nominees” is defined in Section 2.1.1.

1.19.	“Notices” is defined in Section 4.2.

1.20.	“Permitted Transferees” means with respect to the Advisor, (a) officers, directors, members, consultants or Affiliates, (b) relatives and trusts for estate planning purposes, (c) successors upon dissolution or liquidation.

1.21.	“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

1.22.	“Rorschach” is defined in the recitals to this Agreement.

1.23.	“Rorschach Merger Sub” is defined in the recitals to this Agreement.

1.24.	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

1.25.	“SONN” is defined in the recitals to this Agreement.

1.26.	“TBS Merger Sub” is defined in the recitals to this Agreement.

2.	BOARD OF DIRECTORS AND OFFICERS.

2.1. Director Nomination Rights.

2.1.1. For so long as the Minimum Holding Condition is satisfied, the Advisor shall have the right to nominate a number of persons to the Board of Directors for election to the Board of Directors equal to the result of (rounded up to the nearest whole number) (a) the percentage determined by dividing (i) the number of shares of Common Stock Beneficially Owned by the Advisor (together with its Affiliates) (on an “as-converted” and “as exercised” basis and without applying any “blocker” provisions limiting the exercise or conversion of any securities held by any such person) by (ii) the total number of shares of Common Stock then outstanding (on an “as-converted” and “as exercised” basis), multiplied by (b) the then current size of the Board of Directors (counting, for purposes of this determination, all vacancies as filled), but in any event at least one (1) director, who shall be the Chairman of the Board of Directors (the “Nominees”), by giving written notice to the Company not later than fifteen (15) days after receiving notice of the date of the applicable meeting of shareholders provided to the Advisor; provided, that nothing in this Section 2.1 shall affect the initial composition of the Board of Directors set forth on Schedule C of the BCA. For purposes of this Agreement, the “Minimum Holding Condition” shall be deemed to be satisfied until the first such time that the Advisor (together with its Affiliates) ceases to Beneficially Own collectively a number of shares of Common Stock equal to or greater than 10% of the total number of shares of Common Stock held by the Advisor on the date hereof (as the same may be adjusted by share splits, reverse splits, share dividends, recapitalizations or other similar events, calculated on an “as-converted” and “as exercised” basis and without giving effect to any “blocker” provisions limiting the exercise or conversion of any securities held by any such Person).

2.1.2. The Company shall take all actions necessary to ensure that: (i) each applicable Nominee is included in the Board of Director’s slate of nominees to the shareholders of the Company for each election of directors and recommended by the Board of Directors at any meeting of shareholders called for the purpose of electing directors; (ii) each Nominee up for election is included in the proxy statement prepared by management of the Company in connection with the Company’s soliciting proxies or consents in favor of the foregoing for every meeting of the shareholders of the Company called with respect to the election of members of the Board of Directors, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the shareholders of the Company or the Board of Directors with respect to the election of members of the Board of Directors; and (iii) each Nominee receives the same level of support as is provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or consent solicitation.

2.1.3. If a vacancy occurs because of the death, disability, disqualification, resignation or removal of an Advisor Director or for any other reason, and at such time, the Minimum Holding Condition is satisfied, then the Advisor shall be entitled to designate such person’s successor, and the Company shall, within ten (10) days of such designation, take all necessary actions within its control such that such vacancy shall be filled with such successor Nominee, it being understood that any such successor designee shall serve the remainder of the term of the director whom such designee replaces.

2.1.4. If at any time, the Minimum Holding Condition cease to be satisfied, then within ten (10) days of such occurring, each Advisor Director shall tender his or her resignation to the Board of Directors for the Board of Director’s consideration.

2.2. Composition of the Board of Directors. For so long as the Minimum Holding Condition is satisfied, the Company agrees to take all necessary action to cause the Board of Directors to be comprised of at least five (5) directors, including the Advisor Directors, and consist of the requisite number of directors meeting the independence requirements of the Nasdaq Stock Market or any other securities exchange on which the Company’s equity securities are then listed.

2.3. Board Meeting Expenses. The Company shall pay all reasonable reimbursable out-of-pocket costs and expenses (including, but not limited to, travel and lodging) incurred by the Advisor Directors in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board of Directors, any board of directors or board of managers of each of the Company’s subsidiaries and/or any of their respective committees, in each case in accordance with the Company’s policies applicable to directors generally as in effect from time to time.

2.4. Indemnification. The Company shall provide each Advisor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of the Company, and the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Advisor Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, the certificate of incorporation and the bylaws (the “Company Organizational Documents”) and any indemnification agreements with directors (whether such right is contained in the Company Organizational Documents or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

2.5. Corporate Opportunity. The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Advisor Directors or any Exempted Person (as defined below), and to the extent permitted by applicable law, each of the Advisor Directors, the Advisor and the investment funds affiliated with or managed by the Advisor and their respective successors and Affiliates (other than the Company and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Company (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Company (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Company operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Company if it is a business opportunity that the Company is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Company’s business or is of no practical advantage to it or that is one in which the Company has no interest or reasonable expectancy.

3.	INFORMATION; ACCESS.

3.1. Quarterly Financial Statements. Concurrently with the distribution of the Company’s quarterly financial statements to the audit committee of the Board for review, for so long as the Minimum Holding Condition is satisfied, the Company shall deliver to the Advisor an unaudited balance sheet of the Company as of the last day of each of the first three fiscal quarters of each fiscal year and the related unaudited consolidated statements of income, stockholders equity and cash flows for such fiscal quarter and for the fiscal year-to-date period then ended, including any related notes thereto, if available.

3.2. Annual Financial Statements. Concurrently with the distribution of the Company’s annual financial statements to the audit committee of the Board for review, for so long as the Minimum Holding Condition is satisfied, the Company shall deliver to the Advisor an audited balance sheet of the Company as of the end of such fiscal year and the related audited consolidated statements of income, stockholders equity and cash flows for such fiscal year, including any related notes thereto.

3.3. Access. For so long as the Minimum Holding Condition is satisfied, the Company shall, and shall cause its subsidiaries to, permit the Advisor and its designated representatives (subject to any such representative having entered into a customary confidentiality agreement with, and in form and substance reasonably acceptable to, the Company), at reasonable times and upon reasonable prior notice to the Company, to review the books, records, contracts and agreements of the Company or any of its subsidiaries and to discuss the affairs, finances and condition of the Company or any of its subsidiaries with the officers of the Company or any of its subsidiaries; provided, however, that the Company shall not be obligated pursuant to this Section 3.3 to provide access to any information if and to the extent that it reasonably and in good faith believes that the disclosure of such information would adversely affect the attorney-client privilege between the Company and its counsel.

3.4. Confidentiality. The Company’s obligations under this Section 3 are subject to the Advisor’s entering into a customary confidentiality agreement with the Company, in form and substance reasonably satisfactory to the Company (the “Confidentiality Agreement”). In addition, the Advisor acknowledges that certain of the Company’s securities are registered with the Commission under the Exchange Act, and that certain of the Company’s securities are publicly traded. Accordingly, without limiting the Advisor’s other obligations under the Confidentiality Agreement, the Advisor agrees that so long as it possesses information about the Company or its subsidiaries that is “material non-public information” (“MNPI”) for purposes of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, including Regulation FD, the Advisor shall comply with the applicable securities laws governing use of MNPI.

4.	LOCK-UP AGREEMENT.

4.1. Lock-Up. The Advisor agrees not to, without the prior written consent of the Company, (a) sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, (i) any shares of Common Stock or (ii) any securities convertible into or exercisable or exchangeable for shares of Common Stock, in each case, held by it immediately after the Closing or acquired from the Company pursuant to the terms of the Advisory Agreement (collectively, the “Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (a)-(c), collectively, “Transfer”) until the earlier of (x) with respect to any Lock-Up Shares, one (1) year after the Advisor’s acquisition of such Lock-Up Shares, (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, or (z) with respect to any Lock-Up Shares, the date on which the last sale price of the Common Stock equals or exceeds an amount per share of Common Stock equal to 150% of the price (or deemed price) for which the Advisor acquired such Lock-Up Shares (as adjusted for stock splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period (the “Lock-Up Period”).

4.2. Exceptions. The restrictions set forth in Section 4.1 shall not apply to:

4.2.1. In the case of an entity (a) to an entity that is an Affiliate of such entity, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with such entity or Affiliates of such entity or who share a common investment advisor with such entity or (b) as part of a distribution to members, partners or shareholders of such entity;

4.2.2. In the case of an individual, Transfers by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is such individual or a member of the individual’s immediate family or an Affiliate of such person, or to a charitable organization;

4.2.3. In the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual, or pursuant to a qualified domestic relations order, divorce decree or separation agreement;

4.2.4. in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the individual and/or the immediate family of the individual are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

4.2.5. in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of the trust;

4.2.6. In the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

4.2.7. Transactions relating to shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions;

4.2.8. The exercise of warrants to purchase shares of Common Stock and any related transfer of shares of Common Stock to the Company in connection therewith (a) deemed to occur upon the “cashless” or “net” exercise of such warrants or (b) for the purpose of paying the exercise price of such warrants or for paying taxes due as a result of the exercise or vesting of such warrants, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Section 4 during the Lock-Up Period;

4.2.9. The entry of any trading plan providing for the sale of Lock-Up Shares, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Lock-Up Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; or

4.2.10. Transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property;

provided, however, that in the case of subsections 4.2.1 through 4.2.6, these permitted transferees must enter into a written agreement, in substantially the form of this Section 4, agreeing to be bound by these Transfer restrictions. For purposes of this Section 4.1, “immediate family” of any person shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of such person, and lineal descendant (including by adoption) of such person or of any of the foregoing persons.

5.	MISCELLANEOUS.

5.1. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Advisor hereunder may only be transferred or assigned to its Permitted Transferees. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the respective Permitted Transferees or of any assignee of the Advisor. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in this Section 4.1.

5.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Hyperliquid Strategies Inc

477 Madison Avenue

New York, New York 10022

Attention: David Schamis

Email: dschamis@atlasmerchantcapital.com

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue

Suite 4400

Miami, FL 33131

Attention:	Alan I. Annex, Esq.
Jason Simon, Esq.
Michael Helsel, Esq.
Email:	annexa@gtlaw.com
simonj@gtlaw.com
helselm@gtlaw.com

To the Advisor:

Rorschach Advisors LLC

477 Madison Avenue

New York, New York 10022

Attention: David Schamis

Email: dschamis@atlasmerchantcapital.com

with a copy to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue

Suite 4400

Miami, FL 33131

Attention:	Alan I. Annex, Esq.
Jason Simon, Esq.
Michael Helsel, Esq.
Email:	annexa@gtlaw.com
simonj@gtlaw.com
helselm@gtlaw.com

5.3. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

5.5. Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.6. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

5.7. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.8. Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.9. Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Advisor may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.10. Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.11. Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAVIER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT OR DELICT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW, CIVIL LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A TRIAL BY JURY FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable legal fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in any court of competent jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Advisor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

HYPERLIQUID STRATEGIES INC

By:
Name:
Title:

ADVISOR:

RORSCHACH ADVISORS LLC

By:
Name:
Title:

EXHIBIT C

Form of Strategic Advisor Agreement

See attached.

[FORM OF] STRATEGIC ADVISOR AGREEMENT

This Strategic Advisor Agreement (the “Agreement”) is entered into as of [●], 2025 (the “Effective Date”), by and between Hyperliquid Strategies Inc, a Delaware corporation with its principal place of business at 477 Madison Avenue, New York, New York 10022 (“Customer”), and Rorschach Advisors LLC, a Delaware limited liability company with its principal place of business at 477 Madison Avenue, New York, New York 10022 (“Advisor”). Customer and Advisor are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to the transactions contemplated by that certain Business Combination Agreement, dated as of July 11, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement), by and among Customer, Rorschach I LLC, a Delaware limited liability company, Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation, and the other parties thereto, Customer is expanding and diversifying its business through integration of cryptocurrency and digital asset strategies in both its product offerings and as part of its treasury management strategy; and

WHEREAS, Advisor provides technical advisory services regarding digital asset ecosystem, including Hyperliquid and related digital assets.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1.	Engagement

1.1.	Services. Advisor agrees to use commercially reasonable efforts to provide strategic advisory services to Customer as described in Schedule A attached hereto (the “Services”).

1.2.	Independent Contractor. Advisor shall perform the Services as an independent contractor and not as an employee, agent, or partner of Customer. Nothing in this Agreement shall be construed to create a joint venture, partnership, or agency relationship between the Parties.

2.	Term and Termination

2.1.	Term. This Agreement shall commence on the Effective Date and shall continue for a period of five (5) years, unless earlier terminated in accordance with this Section 2 (the “Term”).

2.2.	Termination for Cause. Either Party may terminate this Agreement immediately upon written notice if the other Party materially breaches this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach.

2.3.	Termination by Mutual Agreement. Both Parties may agree in writing to terminate this agreement by mutual agreement at any point during the Term.

2.4.	Effect of Termination for Cause or by Mutual Agreement. Upon termination of this Agreement, Advisor shall cease providing the Services, and Customer shall pay Advisor any fees due and payable under this Agreement up to the effective date of termination.

3.	Compensation

3.1.	Future Equity Grants. Customer agrees that, unless otherwise agreed by Advisor and subject in all respects to applicable Law, in the event that Customer raises equity or equity-linked financing during the Term, Advisor shall be entitled to receive grants of equity in the form of (a) shares of Pubco Common Stock equal to 5% of the number of shares of Pubco Common Stock issued or issuable pursuant to such financing and (b) warrants to purchase an aggregate number of shares of Pubco Common Stock equal to 15% of the number of shares of Pubco Common Stock issued or issuable pursuant to such financing, in substantially the same form as the Advisor Warrants, or as otherwise may be agreed by Customer and Advisor.

3.2.	Compensation. Any additional compensation to be paid by Customer to Advisor (the “Compensation”) shall be determined by the board of directors of Customer.

4.	Confidentiality

4.1.	Confidential Information. “Confidential Information” means non-public information regarding the disclosing Party’s business affairs, products, services, confidential intellectual property, trade secrets, third-party confidential information and other sensitive or proprietary information, whether orally or in visual, written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as “confidential.”

4.2.	Exclusions. Confidential Information does not include information that: (a) is or becomes publicly available without breach of this Agreement; (b) was known to the receiving Party prior to disclosure; (c) is independently developed by the receiving Party without use of or reference to the disclosing Party’s Confidential Information; or (d) is disclosed pursuant to legal or regulatory requirements, provided, however, in the case of clause (d), the disclosing Party shall disclose no more than that portion of the Confidential Information which, on the advice of the receiving Party’s legal counsel, such legal or regulatory requirement specifically requires the receiving Party to disclose.

4.3.	Treatment of Confidential Information. Each Party shall: (a) protect and safeguard the confidentiality of the disclosing Party’s Confidential Information with at least the same degree of care as the receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (b) not use the disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to perform its obligations under this Agreement; and (c) not disclose any such Confidential Information to any person or entity, except to the receiving Party’s representatives who need to know the Confidential Information to assist the Recipient, or act on its behalf, to exercise its rights or perform its obligations under this Agreement. The recipient shall be responsible for any breach of this Section 4.3 caused by any of its representatives. On the expiration or termination of the Agreement, the receiving Party and its representatives shall promptly return to the disclosing Party all copies, whether in written, electronic or other form or media, of the disclosing Party’s Confidential Information, or destroy all such copies and certify in writing to the disclosing Party that such Confidential Information has been destroyed.

4.4.	Survival. The obligations under this Section 4 shall survive the termination or expiration of this Agreement for a period of two (2) years.

5.	Liability

5.1.	Limitation of Liability. In the performance of the Services, Advisor shall be obligated to act only in good faith and shall not have any liability (whether direct or indirect, in contract or tort or otherwise) for any claims, liabilities, losses, damages, penalties, obligations or expenses of any kind whatsoever, including reasonable and documented attorneys’ fees and court costs (collectively, “Liabilities”) to the Customer in connection with, arising out of or relating to the performance of the Services hereunder, that are not the result of intentional misconduct, fraud, or material breach of this Agreement by Advisor. Advisor’s total liability under this Agreement, whether in contract, tort, or otherwise, shall be limited to the total Compensation paid under this Agreement.

5.2.	Indemnification. The Customer agrees to indemnify and hold harmless Advisor from and against any and all Liabilities to which Advisor may become subject or incurred by Advisor, to the fullest extent lawful, in connection with any pending or threatened litigation, legal claim or proceeding arising out of or in connection with the Services rendered by Advisor under this Agreement; provided, however, that the foregoing indemnity shall not apply to any such Liabilities arising out of Advisor’s intentional misconduct, fraud, or material breach of this Agreement.

5.3.	Survival. The terms and provisions of this Section 5 shall survive termination or expiration of this Agreement.

6.	Representations and Warranties

6.1.	Mutual Representations. Each Party represents and warrants to each other that: (a) it has the full right, power, and authority to enter into and perform its obligations under this Agreement; and (b) its performance under this Agreement will not violate any applicable laws or regulations.

6.2.	Disclaimer. Except as expressly set forth in this Agreement, Advisor makes no warranties, express or implied, including any warranties of merchantability, fitness for a particular purpose, or non-infringement.

6.3.	Investor Status. The Advisor represents that it is either: (i) an “accredited investor” as defined in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act. The Advisor hereby represents that neither it nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of Regulation D under the Securities Act.

7.	Miscellaneous

7.1.	Governing Law and Dispute Resolution. This Agreement shall be governed by the laws of the State of Delaware. All claim, dispute, or controversy (“Actions”) arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process, and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Services, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.2.	Entire Agreement. This Agreement, including its Schedules, constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, and communications, whether written or oral, relating to the subject matter hereof.

7.3.	Amendments. This Agreement may only be amended in writing signed by both Parties.

7.4.	Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, except in connection with a merger, acquisition, or sale of substantially all of its assets or to a wholly-owned subsidiary.

7.5.	Notices. All notices under this Agreement shall be in writing and delivered to the addresses set forth above by certified mail, courier, or email (with confirmation of receipt).

7.6.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CUSTOMER:

HYPERLIQUID STRATEGIES INC

By:
Name:
Title:

ADVISOR:
RORSCHACH ADVISORS LLC

By:
Name:
Title:

Schedule A

Technical advisory services related to the digital asset ecosystem, including Hyperliquid and related digital assets, developments in digital asset industries, the selection of third-party vendors with respect to asset management and related digital asset services and other strategic advice regarding Customer’s digital assets treasury operations.

EXHIBIT D

Form of Advisor Warrant

See attached.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

HYPERLIQUID STRATEGIES INC

Warrant Shares: ________	Initial Issuance Date: [●], 2025

THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK (this “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after [●], 2025 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [●], 20301 (the “Termination Date”), but not thereafter, to subscribe for and purchase from Hyperliquid Strategies Inc, a Delaware corporation (the “Company”), up to [●]2 shares of common stock, par value $0.01 per share (the “Common Stock”) (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Advisory Agreement” means that certain Advisory Agreement, dated as of the date hereof, between the Company and the Holder.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

1 Five years following the Closing Date.

2 Three Warrants to be issued, each exercisable for 5% of fully-diluted shares as of the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the NYSE American (or any successors to any of the foregoing).

“Transfer Agent” means [●], or any successor transfer agent appointed by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrants available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

2

For the avoidance of doubt, there is no circumstance that would require the Company to net cash settle the Warrants.

(b) Exercise Price. The exercise price under this Warrant shall be $[●]3 per share, subject to adjustment hereunder (the “Exercise Price”).

(c) Cashless Exercise. In lieu of exercising this Warrant by delivering the aggregate Exercise Price by wire transfer or cashier’s check, at the election of the Holder this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive that number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

3 Exercise Prices will be 1.5x the Issuance Price for Warrant A, 2.0x the Issuance Price for Warrant B and 3.0x the Issuance Price for Warrant C. Issuance Price will be the implied per share price of Common Stock at Closing, determined by dividing (a) the sum of the value of the HYPE tokens and cash contributed by Newco plus the value of SONN immediately prior to the signing of definitive agreements by (b) the total number of outstanding shares of Common Stock immediately after the Closing, on a fully-diluted basis.

3

(d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of the Warrant Shares, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until the earlier of such Warrant Shares being delivered or Holder rescinds such exercise. The Company agrees to maintain a registrar (which may be the Transfer Agent) that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Warrant Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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(vi) Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with (i) the Holder’s Affiliates, (ii) any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, and (iii) any other Persons whose beneficial ownership of the shares of Common Stock would or could be aggregated with the Holder’s for the purposes of Section 13(d) of the Exchange Act (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock underlying the Warrant Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of the Warrant Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99%/9.99%] of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the Warrant Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

(a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend (other than cash dividends) or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

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(d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin- off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable by holders of shares of Common Stock as a result of such Fundamental Transaction for each share of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares, such number of shares and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share of Common Stock, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f) Notice to Holder.

(i)	Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)	Notice to Allow Exercise by Holder. If (A) the Company declares a dividend (or any other distribution in whatever form) on the shares of Common Stock, (B) the Company declares a special nonrecurring cash dividend on or a redemption of the shares of Common Stock, (C) the Company authorizes the granting to all holders of the shares of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company is required in connection with a Fundamental Transaction, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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(iii)	Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant, subject to the prior written consent of the Holder, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Section 4. Transfer of Warrant.

(a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued, and Warrant Shares, delivered, as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares underlying this Warrant, which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Advisory Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state, federal or foreign securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Advisory Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any share of Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

******************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

HYPERLIQUID STRATEGIES INC

By:
Name:
Title:

13

EXHIBIT A

NOTICE OF EXERCISE

TO: HYPERLIQUID STRATEGIES INC

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

__________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

___________________________________

___________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:___________________________________________________

Signature of Authorized Signatory of Investing Entity:_____________________________

Name of Authorized Signatory:_______________________________________________

Title of Authorized Signatory:________________________________________________

Date:__________________________________

A-1

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
Email Address:
Dated:
Holder’s Signature:
Holder’s Address:

B-1

EXHIBIT E

Form of CVR Agreement

See attached.

[FORM OF] CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, is entered into by and between Hyperliquid Strategies Inc, a Delaware corporation (“PubCo”), and [●], a [●] corporation (the “Rights Agent”).

RECITALS

A. PubCo, Rorschach I LLC, a Delaware limited liability company, Rorschach Merger Sub LLC, a Delaware limited liability company, Sonnet BioTherapeutics Holdings, Inc., a Delaware corporation (the “Company”), and TBS Merger Sub Inc, a Delaware corporation, have entered into a Business Combination Agreement, dated as of July 11, 2025 (the “BCA”).

B. Pursuant to the BCA, and in accordance with the terms and conditions thereof, PubCo has agreed to provide to the Holders (as defined herein) contingent value rights as hereinafter described.

C. The parties have done all things reasonably necessary to make the contingent value rights, when issued pursuant to the BCA and hereunder, the valid obligations of PubCo and to make this Agreement a valid and binding agreement of PubCo, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Definitions.

Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the BCA. The following terms have the meanings ascribed to them as follows:

“Acting Holders” means, at the time of determination, Holders of at least thirty percent (30%) of the outstanding CVRs as set forth in the CVR Register.

“Assignee” has the meaning set forth in Section 6.5.

“Commercially Reasonable Efforts” means the expenditure of efforts and resources to develop, bring to market and sell the product candidates included in the Company Legacy Assets, consistent with the exercise of reasonable business judgment taking into account all relevant factors; provided that, it is expressly understood and agreed by Holders that despite the use of such above described efforts, a Company Legacy Transaction may never occur and the obligation to make a CVR Payment may never arise.

“Common Stock” means the common stock, $0.01 par value, of PubCo.

“Company Common Stock” means the common stock, $0.0001 par value, of the Company.

“Company Legacy Assets” means the Company’s drug development programs (i.e., SON-1010 for soft tissue sarcomas, platinum-resistant ovarian cancers and solid tumors, SON-1210 for pancreatic cancer, SON-1400 for solid tumors, SON-1411 for solid tumors, and SON-080 for chemotherapy-induced peripheral neuropathy and diabetic peripheral neuropathy) and any products, Intellectual Property and physical assets that are primarily related to the foregoing, in each case to the extent existing as of the Company Merger Effective Time.

“Company Legacy Transaction” means the sale, license, transfer, disposition, divestiture or other monetization transaction (i.e., a royalty transaction) (or a series of transactions) and/or winding down of, and/or the sale, license, transfer, disposition, divestiture or other monetization transaction (i.e., a royalty transaction) (or a series of transactions) or other disposition(s) of any the Company Legacy Assets, in each case, pursuant to a Disposition Agreement that is duly executed and delivered by the parties thereto during the CVR Term.

“CVR” means a contingent contractual right of Holders to receive CVR Payments pursuant to the BCA and this Agreement.

“CVR Payment” means the number of shares of Common Stock equal to (a) Eighty Five Percent (85%) of the Net Proceeds received from a Company Legacy Transaction pursuant to a Disposition Agreement that is duly executed and delivered by the parties thereto during the CVR Term divided by (b) the closing sale price of the Common Stock on The Nasdaq Capital Market on the trading day immediately prior to the closing date of such Company Legacy Transaction.

“CVR Payment Amount” means with respect to each Holder, an amount of shares of Common Stock, rounded up or down to the nearest whole number, equal to (a) such CVR Payment divided by (b) the total number of CVRs, and then (c) multiplied by the total number of CVRs held by such Holder as reflected on the CVR Register.

“CVR Payment Statement” means, for a given CVR Payment, a written statement of PubCo, signed on behalf of PubCo, setting forth in reasonable detail and certifying the calculation of the applicable CVR Payment.

“CVR Register” has the meaning set forth in Section 2.3(b).

“CVR Term” means the period beginning on the Closing and ending upon the third (3rd) anniversary of this Agreement.

“Disposition Agreement” means a definitive written agreement providing for the Company Legacy Transaction that is duly executed and delivered by the parties thereto during the CVR Term.

“Gross Proceeds” means, without duplication, the sum of (a) all cash consideration that is actually received by the Company or any of its Affiliates in a Company Legacy Transaction, plus (b) all cash proceeds from the sale of non-cash consideration of any kind that is actually received by the Company or any of its Affiliates in a Company Legacy Transaction, in the cases of clauses (a) and (b), to the extent such consideration solely relates to Company Legacy Assets plus (c) the portion, if any, of (i) the Bridge Financing plus (ii) up to Three Million Dollars ($3,000,000) in Interim Financing, in the cases of clauses (i) and (ii), that remains unspent by the Company or PubCo as of immediately following the consummation of a Company Legacy Transaction.

“Holder” means, at the relevant time, a Person in whose name CVRs are registered in the CVR Register.

“Liability” means any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or otherwise.

“Loss” has the meaning set forth in Section 3.2(g).

“Net Proceeds” means, for the purposes of determining any CVR Payment, Gross Proceeds minus Permitted Deductions, all as calculated, to the extent in accordance with GAAP, in a manner consistent with Pubco’s accounting practices and the most recently filed annual audited financial statements with the SEC, except as otherwise set forth herein.

“Notice” has the meaning set forth in Section 6.1.

“Officer’s Certificate” means a certificate signed by the chief executive officer or the chief financial officer of PubCo, in their respective official capacities.

“Party” means PubCo or the Rights Agent.

“Permitted Deductions” means the sum of:

(a) any applicable Tax (including any applicable value added or sales taxes) imposed on Gross Proceeds and payable by PubCo or any of its Affiliates (regardless of whether the due date for such Taxes arises during or after the CVR Term), including, without duplication, any income or other similar Taxes payable by PubCo or any of its Affiliates that would not have been incurred by PubCo or any of its Affiliates but for the Gross Proceeds, in all cases, as reasonably determined by PubCo’s tax advisers;

(b) any reasonable and documented out-of-pocket costs, fees and expenses incurred by PubCo or any of its Affiliates to preserve and maintain the Company Legacy Assets for sale or in respect of PubCo’s performance of this Agreement, including satisfaction of PubCo’s obligations under Section 4.2(a), including any damages and liabilities arising under any Disposition Agreement, including any incurred in litigation or other dispute resolution therefor, and including (i) any costs related to the prosecution, maintenance or enforcement by PubCo or any of its Affiliates of intellectual property rights (but excluding any costs related to a breach of this Agreement, including costs incurred in litigation or dispute resolution in respect of the same), or (ii) any costs related to monetary liabilities of or relating to the Company Legacy Assets that remain with PubCo or any of its Affiliates following the consummation of any the Company Legacy Transaction, in all cases, as reasonably determined by PubCo’s board of directors;

(c) any documented out-of-pocket costs, fees or expenses incurred by PubCo or any of its Affiliates in connection with the preparation for, negotiation of, entry into and closing of any the Company Legacy Transaction, including any brokerage fee, finder’s fee, any fees payable under this Agreement, or other transaction fee or bonus, or other fee, commission or expense owed to any broker, finder, investment bank, auditor, accountant, counsel, advisor, employee or other third party in relation thereto; and

(d) any losses incurred by PubCo or any of its Affiliates arising out of any third-party claims, demands, actions, or other proceedings relating to or in connection with any the Company Legacy Transaction, including indemnification obligations of PubCo or any of its Affiliates set forth in any Disposition Agreement;

(e) an amount equal to (i) the number of shares of Common Stock issued by the Company at the Company Merger Effective Time to holders of all Company RSUs that were issued by the Company after the execution of the BCA and prior to Closing in accordance with Section 6.01(b)(iii)(A) of the BCA multiplied by (ii) $1.25;

(f) an amount equal to fifty percent (50%) of (i) all cash payments made by Pubco after the Closing to holders of Company Warrants in accordance with their respective terms plus (ii) the value of all other consideration, if any, delivered to holders of Company Warrants to minimize payments described in clause (i); and

(g) any and all other costs, fees or expenses that would not otherwise be incurred by PubCo or its Affiliates in its normal and customary course of business, in pursuing, negotiating, entering into and closing any Company Legacy Transaction that are not paid or incurred costs, fees and expenses included as part of (i) the $7,500,000 in Financings or (ii) up to $3,000,000 in Interim Financing (if raised in accordance with the BCA).

“Permitted Transfer” means a transfer of CVRs (a) upon death of a Holder by will or intestacy or by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC; (e) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable or (f) as provided in Section 2.6.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become the Rights Agent pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

ARTICLE 2
CONTINGENT VALUE RIGHTS

Section 2.1 Holders of CVRs; Appointment of Rights Agent.

(a) The CVRs represent the rights of Holders to receive contingent CVR Payments pursuant to this Agreement. CVRs will be issued in accordance with the terms of the BCA.

(b) PubCo hereby appoints the Rights Agent to act as Rights Agent for PubCo in accordance with the express terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 2.2 Non-transferable.

The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposal that is not a Permitted Transfer shall be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs will be issued in book-entry form only and will not be evidenced by a certificate or other instrument. Holders’ rights and obligations in respect of CVRs derive solely from this Agreement.

(b) Subject to the receipt by the Rights Agent of the information and instructions described in Section 4.1, the Rights Agent shall create and maintain a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers. The CVR Register will be created, and CVRs will be distributed, pursuant to written instructions to the Rights Agent from PubCo. The CVR Register will initially show one position for Cede & Co. representing shares of Common Stock held by DTC on behalf of the street holders of the shares of Common Stock held by such Holders as of immediately prior to the Effective Time. With respect to any payments or issuances to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of shares Common Stock by sending one lump-sum payment or issuance to DTC.

(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines or procedures, including a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program, duly executed and properly completed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. PubCo and the Rights Agent shall not be responsible for, and may require evidence of payment of a sum sufficient to cover (or evidence that such Taxes and charges are not applicable), any stamp, documentary, registration, or other Tax or governmental charge that is imposed in connection with any such registration of transfer. All duly transferred CVRs registered in the CVR Register will be the valid obligations of PubCo and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register and any transfer not duly registered in the CVR Register shall be void.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form, promptly record the change of address in the CVR Register.

(e)  PubCo will provide written instructions to the Rights Agent for the distribution of CVRs to holders of Company Common Stock and Company In-The-Money Warrants as of immediately prior to the Effective Time (the “Record Time”). Subject to the terms and conditions of this Agreement and PubCo’s prompt confirmation of the Effective Time, the Rights Agent shall effect the distribution of the CVRs, less any applicable tax withholding, to each holder of Company Common Stock and Company In-The-Money Warrants as of the Record Time by the mailing of a statement of holding reflecting such CVRs.

Section 2.4 Payment Procedures.

(a) No later than thirty (30) Business Days following the consummation of a Company Legacy Transaction, PubCo shall deliver to the Rights Agent a CVR Payment Statement. Concurrent with the delivery of a CVR Payment Statement, on the terms and conditions of this Agreement, PubCo shall make appropriate arrangements with the Rights Agent for shares of Common Stock represented by book-entry shares to be issued as the CVR Payment determined in accordance with this Agreement. Upon receipt of the book-entry shares referred to in the foregoing sentence, the Rights Agent shall promptly (and in any event, within ten (10) Business Days) distribute to each Holder by book-entry an amount of shares of Common Stock equal to such Holder’s CVR Payment Amount; provided, that to the extent the foregoing, after taking into account withholding pursuant to Section 2.4(b), would result in a Holder receiving a fractional share of Common Stock, such fractional share shall be rounded up or down to the next whole share of Common Stock. The Rights Agent shall promptly, and in any event within ten (10) Business Days after receipt of the CVR Payment Statement under this Section 2.4(a), send each Holder at its registered address a copy of such statement. For the avoidance of doubt, PubCo shall have no further liability in respect of the relevant CVR Payment upon delivery of such CVR Payment to the Rights Agent in accordance with this Section 2.4(a) and the satisfaction of each of PubCo’s obligations set forth in this Section 2.4(a).

(b) The Rights Agent shall solicit from each Holder an IRS Form W-9 or applicable IRS Form W-8 at such time or times as is necessary to permit any payment under this Agreement to be made without U.S. federal backup withholding. That notwithstanding, PubCo shall be entitled to deduct and withhold and hereby authorizes the Rights Agent to deduct and withhold such shares or fractions of shares of Common Stock in respect of any tax or similar governmental charge or levy, that is required to be deducted or withheld under applicable law from any CVR Payment (“Withholding Taxes”). To the extent any such shares or fractions of shares of Common Stock are so withheld by PubCo or the Rights Agent, as the case may be, such withheld shares or fractions of shares of Common Stock shall be treated for all purposes of this Agreement as having been paid to the person in respect of whom such deduction and withholding was made. In the event PubCo becomes aware that a CVR payment under this Agreement is subject to Withholding Taxes (other than U.S. federal backup withholding), PubCo shall use commercially reasonable efforts to provide written notice to the Rights Agent and the Rights Agent shall use commercially reasonable efforts to provide written notice of such Withholding Taxes to the applicable Holders and a reasonable opportunity for the Holder to provide any necessary Tax forms, including an IRS Form W-9 or appropriate IRS Form W-8, as applicable, in order to reduce such withholding amounts; provided, that the time period for payment of a CVR Payment by the Rights Agent set forth in Section 2.4(a) will be extended by a period equal to any delay caused by the Holder providing such forms. For the avoidance of doubt, in the event that notice has been provided to an applicable Holder pursuant to this Section 2.4(b), no further notice shall be required to be given for any future payments of such Withholding Tax. PubCo will use commercially reasonable efforts to provide withholding and reporting instructions in writing (email being sufficient) to the Rights Agent from time to time as relevant, and upon reasonable request of the Rights Agent. The Rights Agent shall have no responsibilities with respect to tax withholding, reporting or payment except specifically instructed by PubCo.

(c) Any portion of a CVR Payment that remains undistributed to the Holders six (6) months after the delivery of a CVR Payment Statement (including by means of invalid addresses on the CVR Register) will be delivered by the Rights Agent to PubCo or a person nominated in writing by PubCo (with written notice thereof from PubCo to the Rights Agent), and any Holder will thereafter look only to PubCo for payment of such CVR Payment (which shall be without interest).

(d) If any CVR Payment (or portion thereof) remains unclaimed by a Holder one (1) year after the delivery of a CVR Payment Statement (or immediately prior to such earlier date on which such CVR Payment would otherwise escheat to or become the property of any Governmental Entity), such CVR Payment (or portion thereof) will, to the extent permitted by applicable Law, become the property of PubCo and will be transferred to PubCo or a person nominated in writing by PubCo (with written notice thereof from PubCo to the Rights Agent), free and clear of all claims or interest of any Person previously entitled thereto, and no consideration or compensation shall be payable therefor. Neither PubCo nor the Rights Agent will be liable to any Person in respect of a CVR Payment delivered to a public official pursuant to any applicable abandoned property, escheat or similar legal requirement under applicable Law. In addition to and not in limitation of any other indemnity obligation herein, PubCo agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to PubCo, a public office or a person nominated in writing by PubCo, except to the extent such liability arises as a result of the willful misconduct, intentional breach, bad faith, fraud or gross negligence of the Rights Agent (in each case as determined by a final non-appealable judgment of court of competent jurisdiction).

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest.

(a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable in respect of CVRs to any Holder.

(b) The sole right of the Holders to receive property hereunder is the right to receive CVR Payments, if any, in accordance with the terms hereof. It is hereby acknowledged and agreed that a CVR shall not constitute equity in PubCo or a security of PubCo.

(c) Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of the CVRs, any rights or obligations of any kind or nature whatsoever as a stockholder or member of PubCo or any of its subsidiaries either at law or in equity. The rights of any Holder and the obligations of PubCo and its Affiliates and their respective officers, directors and controlling Persons are contract rights limited to those expressly set forth in this Agreement.

(d) The CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of PubCo’s (or any of its Affiliates) control, including (i) general business, economic or financial conditions affecting the industry or lines of businesses in which PubCo operates, (ii) national or international political or social conditions, epidemics, pandemics and similar outbreaks, (iii) customer preferences, and (iv) changes in applicable law, and there is no assurance that Holders will ever receive any payments under this Agreement or in connection with the CVRs. It is highly possible that a Company Legacy Transaction never occurs prior to the expiration of the CVR Period and that there will not be any Gross Proceeds that may be the subject of a CVR Payment Amount. Neither PubCo nor its Affiliates owe, by virtue of their obligations under this Agreement, a fiduciary duty or any implied duties to the Holders and the parties hereto intend solely the express provisions of this Agreement to govern their contractual relationship with respect to the CVRs. It is acknowledged and agreed that this Section 2.5(d) is an essential and material term of this Agreement.

Section 2.6 Ability to Abandon CVR.

A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights represented by CVRs by transferring such CVR to PubCo or a Person nominated in writing by PubCo (with written notice thereof from PubCo to the Rights Agent) without consideration in compensation therefor, and such rights will be cancelled, with the Rights Agent being promptly notified in writing by PubCo of such transfer and cancellation. Nothing in this Agreement is intended to prohibit PubCo or its Affiliates from offering to acquire or acquiring CVRs, in private transactions or otherwise, for consideration in its sole discretion.

ARTICLE 3

THE RIGHTS AGENT

Section 3.1 Certain Duties and Responsibilities.

(a) The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent such liability arises as a result of the willful misconduct, intentional breach, bad faith, fraud or gross negligence of the Rights Agent (in each case as determined by a final non-appealable judgment of court of competent jurisdiction).

(b) The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by any person or entity, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon PubCo. The Rights Agent may (but shall not be required to) enforce all rights of action under this Agreement and any related claim, action, suit, audit, investigation or proceeding instituted by the Rights Agent may be brought in its name as the Rights Agent and any recovery in connection therewith will be for the proportionate benefit of all the Holders, as their respective rights or interests may appear on the CVR Register.

Section 3.2 Certain Rights of Rights Agent.

(a) The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent.

(b) The Rights Agent may rely and will be protected by PubCo in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by or on behalf of PubCo or, with respect to Section 2.3(d), the Holders.

(c) Whenever the Rights Agent deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, in the absence of bad faith, fraud, gross negligence or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) on its part, not incur any liability and shall be held harmless by PubCo for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate.

(d) The Rights Agent may engage and consult with counsel of its selection, and the advice or opinion of such counsel will, in the absence of bad faith, fraud, gross negligence or willful misconduct (in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the part of the Rights Agent, be full and complete authorization and protection in respect of any action taken, suffered or not taken by the Rights Agent in reliance thereon.

(e) Any permissive rights of the Rights Agent hereunder will not be construed as a duty.

(f) The Rights Agent will not be required to give any note or surety in respect of the execution of its powers or otherwise under this Agreement.

(g) PubCo agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless from and against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable and documented fees and expenses of legal counsel) (each, a “Loss”) which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from any action taken, suffered or omitted by the Rights Agent in connection the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder, except to the extent such Loss has been determined by a final non-appealable decision of a court of competent jurisdiction to have resulted from the Rights Agent’s willful misconduct, bad faith, fraud or gross negligence; provided, that this Section 3.2(g) shall not apply with respect to income, receipt, franchise or similar Taxes levied against the Rights Agent by a Governmental Entity.

(h) PubCo agrees (i) to pay the reasonable and documented out-of-pocket fees of the Rights Agent in connection with the Rights Agent’s performance of its obligations hereunder as set forth in a fee schedule agreed upon in writing by the Rights Agent and PubCo on or prior to the date of this Agreement (the “Fee Schedule”), and (ii) to reimburse the Rights Agent for all reasonable and documented out-of-pocket expenses and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including all stamp and transfer Taxes (and excluding for the avoidance of doubt, any income, receipt, franchise or similar Taxes levied against the Rights Agent by a Governmental Entity) and governmental charges, incurred by the Rights Agent in the performance of its obligations under this Agreement.

Section 3.3 Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by written notice to PubCo. Any such resignation notice shall specify the date on which such resignation will take effect (which shall be at least sixty (60) days following the date that such resignation notice is delivered), and such resignation will be effective on the earlier of (x) the date so specified and (y) the appointment of a successor Rights Agent.

(b) PubCo has the right to remove the Rights Agent at any time by written notice to the Rights Agent, specifying the date on which such removal will take effect. Such notice will be given at least thirty (30) days prior to the date so specified (or, if earlier, the appointment of the successor Rights Agent).

(c) If the Rights Agent resigns, is removed or becomes incapable of acting, PubCo will promptly appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if PubCo fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the any Holder may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, upon its acceptance of such appointment in accordance with this Section 3.3(c) and Section 3.4, become the Rights Agent for all purposes hereunder.

(d) PubCo will give notice to the Holders of each resignation or removal of the Rights Agent and each appointment of a successor Rights Agent in accordance with Section 6.2. Each notice will include the name and address of the successor Rights Agent. If PubCo fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent will cause the notice to be mailed at the expense of PubCo.

(e) Notwithstanding anything to the contrary in this Section 3.3, PubCo will not appoint as a successor Rights Agent any Person that is not a stock transfer agent of national reputation or the corporate trust department of a commercial bank.

(f) The Rights Agent will reasonably cooperate with PubCo and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.

Section 3.4 Acceptance of Appointment by Successor.

Every successor Rights Agent appointed hereunder will, at or prior to such appointment, execute, acknowledge and deliver to PubCo and to the resigning or removed Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the Rights Agent; provided that upon the request of PubCo or the successor Rights Agent, such resigning or removed Rights Agent will execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of such resigning or removed Rights Agent, except such rights which survive its resignation or removal under the terms hereunder.

ARTICLE 4
COVENANTS

Section 4.1 List of Holders.

PubCo will furnish or cause to be furnished to the Rights Agent, in such form as PubCo receives from PubCo’s transfer agent (or other agent performing similar services for PubCo), the names and addresses of the Holders within fifteen (15) Business Days following the Closing Date.

Section 4.2 Efforts to Consummate a Company Legacy Transaction During the CVR Term.

(a) Until the earlier to occur of (x) the expiration of the CVR Term, and (y) the date on which PubCo and its Affiliates (including the Company and its subsidiaries prior to Closing) have, whether before or after the Closing, paid or incurred costs, fees and expenses totaling an amount equal to (1) the $7,500,000 in Financings plus (2) up to $3,000,000 in Interim Financing (if raised in accordance with the BCA) in connection with the development of the Company Legacy Assets and/or the pursuit of a Company Legacy Transaction, subject to Section 4.2(c), PubCo shall, and shall cause its controlled Affiliates to, use Commercially Reasonable Efforts to (i) continue the development programs for the Company Legacy Assets, conduct clinical trials, apply for regulatory approvals and engage advisors to maintain and develop the Company Legacy Assets and (ii) conduct a sale process (including engagement of advisors) with respect to a Company Legacy Transaction during the CVR Term, including negotiating, executing and delivering a Disposition Agreement with respect to a Company Legacy Transaction, consistent with this Agreement and the BCA; provided, that in the event the $7,500,000 in Financings and the $3,000,000 in Interim Financing is expended prior to the expiration of the CVR Term, then the Company shall, until the earlier to occur of (x) one (1) year thereafter and (y) the expiration of the CVR Term, be entitled to raise additional capital at the Company level or enter into a third-party licensing agreement or other strategic agreement, on terms reasonably acceptable to PubCo, in an effort to pursue a Company Legacy Transaction during the CVR Term, such that PubCo’s obligations in this Section 4.2(a) shall continue to survive until the earlier of the CVR Term and the date at which no additional funds are available pursuant to such financing, licensing or strategic agreement (and, for the avoidance of doubt, PubCo’s obligations shall not require PubCo to pay or incur costs, fees and expenses totaling more than the actual funds raised); provided, further that the Holders acknowledge and agree that PubCo has a fiduciary obligation to operate its business in the best interests of its stockholders, and any potential obligation to pay CVR Payments will not create any express or implied obligation to operate its business in any particular manner in order to guarantee or maximize such CVR Payments.

(b) During the CVR Term, PubCo shall not grant any lien, security interest, pledge or similar interest in any Company Legacy Assets (other than liens or security interests generally granted with respect to all assets of PubCo, and not specific to the Company Legacy Assets, and which do not prohibit the ability of PubCo to complete a Company Legacy Transaction and, in connection therewith, to deliver title to the Company Legacy Assets to the purchaser thereof, free and clear of such liens and security interests) or any CVR Payments.

(c) Notwithstanding the foregoing, PubCo shall have the right, in its reasonable discretion, to (i) during the CVR Term, determine that a Company Legacy Asset is not commercially viable and abandon further development and/or commercialization (in which case PubCo’s obligations under Section 4.2(a) shall immediately cease and be of no further force and effect), (ii) during the CVR Term, determine that a Company Legacy Transaction with respect to some or all of the Company Legacy Assets is not likely to occur during the CVR Term or at all and abandon further pursuit of a Company Legacy Transaction with respect to such Company Legacy Assets (in which case PubCo’s obligations under Section 4.2(a) shall immediately cease and be of no further force and effect with respect to such Company Legacy Assets and such Company Legacy Transaction), and (iii) following the expiration of the CVR Term without the execution and delivery of a Disposition Agreement for a Company Legacy Transaction, take any action in respect of the Company Legacy Assets. Notwithstanding anything contained herein to the contrary (but subject to Section 4.2(a)), PubCo shall have sole and absolute discretion and decision-making authority over whether to continue to invest, how much to invest in any of the Company Legacy Assets and whether and on what terms, if any, to enter into a Company Legacy Transaction.

Section 4.3 Books and Records.

Until the end of the CVR Term, PubCo shall, and shall cause its Affiliates to, keep true, complete and accurate records in sufficient detail to support the applicable CVR Payments, if any, payable hereunder in accordance with the terms specified in this Agreement.

ARTICLE 5
AMENDMENTS

Section 5.1 Amendments Without Consent of Holders or Rights Agent.

(a) PubCo, at any time and from time to time, may (without the consent of any Person, including the Holders, other than the Rights Agent, with such consent not to be unreasonably withheld, conditioned or delayed) enter into one or more amendments to this Agreement for any of the following purposes:

(i) to evidence the appointment of another Person as a successor Rights Agent and the assumption by any successor Rights Agent of the covenants and obligations of the Rights Agent herein in accordance with the provisions hereof;

(ii) subject to Section 6.5, to evidence the succession of another person to PubCo and the assumption of any such successor of the covenants of PubCo outlined herein in a transaction contemplated by Section 6.5;

(iii) to cure any ambiguity, to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder, or any applicable state securities or “blue sky” laws;

(v) as may be necessary or appropriate to ensure that PubCo is not required to produce a prospectus or an admission document in order to comply with applicable Law;

(vi) as PubCo may reasonably determine to facilitate the administration or performance of obligations under this Agreement and does not adversely affect the Holders;

(vii) to cancel the CVRs (i) in the event that any Holder has abandoned its rights in accordance with Section 2.6, or (ii) following a transfer of such CVRs to PubCo or its Affiliates in accordance with Section 2.2 or Section 2.3 or to a successor; or

(viii) as may be necessary or appropriate to ensure that PubCo complies with applicable Law.

(b) Promptly after the execution by PubCo of any amendment pursuant to this Section 5.1, PubCo will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such amendment in accordance with Section 6.2.

Section 5.2 Amendments with Consent of Holders.

(a) In addition to any amendments to this Agreement that may be made by PubCo without the consent of any Holder pursuant to Section 5.1, with the consent of the Acting Holders (whether evidenced in a writing or taken at a meeting of the Holders), PubCo and the Rights Agent may enter into one or more amendments to this Agreement for the purpose of adding, eliminating or amending any provisions of this Agreement, even if such addition, elimination or amendment is adverse to the interests of the Holders.

(b) Promptly after the execution by PubCo and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, PubCo will (or will cause the Rights Agent to) notify the Holders in general terms of the substance of such amendment in accordance with Section 6.2.

Section 5.3 Effect of Amendments.

Upon the execution of any amendment under this Article 5, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. Upon the delivery of a certificate from an appropriate officer of PubCo which states that the proposed supplement or amendment is in compliance with the terms of this Article 5, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has determined would adversely affect its own rights, duties, obligations or immunities under this Agreement. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.

ARTICLE 6
MISCELLANEOUS

Section 6.1 Notices to Rights Agent and to PubCo.

All notices, requests and other communications (each, a “Notice”) to any party hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder when sent (a) fees prepaid, via a reputable international overnight courier service in the case of delivery in person, by FedEx or other internationally recognized overnight courier service or (b) on the date sent in the place of delivery if sent by email (with a written or electronic confirmation of delivery) prior to 6:00 p.m. (New York City time), otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to the Rights Agent, to:

[●]

Attention: [●]

Email: [●]

if to PubCo, to:

Hyperliquid Strategies Inc

477 Madison Avenue

New York, New York 10022

Attention: David Schamis

Email: dschamis@atlasmerchantcapital.com

with a copy, which shall not constitute notice, to:

Greenberg Traurig, P.A.

333 SE 2nd Avenue

Suite 4400

Miami, FL 33131

Attention:	Alan I. Annex, Esq.
Jason Simon, Esq.
Michael Helsel, Esq.
Email:	annexa@gtlaw.com
simonj@gtlaw.com
helselm@gtlaw.com

or to such other address as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 6.2 Notice to Holders.

All Notices required to be given to the Holders will be given (unless otherwise herein expressly provided) in writing and mailed, first-class postage prepaid, to each Holder at such Holder’s address as set forth in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the sending of such Notice, if any, and will be deemed given on the date of mailing. In any case where notice to the Holders is given by mail, neither the failure to mail such Notice, nor any defect in any Notice so mailed, to any particular Holder will affect the sufficiency of such Notice with respect to other Holders.

Section 6.3 Entire Agreement.

As between PubCo and the Rights Agent, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, notwithstanding the reference to any other agreement herein, and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter of this Agreement.

Section 6.4 Merger or Consolidation or Change of Name of Rights Agent.

Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or other shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 3.3. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 6.4.

Section 6.5 Successors and Assigns.

This Agreement will be binding upon, and will be enforceable by and inure solely to the benefit of, the Holders, PubCo and the Rights Agent and their respective successors and assigns. Except for assignments pursuant to Section 6.4, the Rights Agent may not assign this Agreement without PubCo’s prior written consent. Subject to Section 5.1(a)(ii) and Article 6 hereof, PubCo may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more of its Affiliates or to any Person with whom PubCo is merged or consolidated, or any entity resulting from any merger or consolidation to which PubCo shall be a party (each, an “Assignee”); provided, that in connection with any assignment to an Assignee, PubCo shall agree to remain liable for the performance by PubCo of its obligations hereunder (to the extent PubCo exists following such assignment). PubCo or an Assignee may not otherwise assign this Agreement without the prior consent of the Acting Holders (such consent not to be unreasonably withheld, conditioned or delayed). Any attempted assignment of this Agreement in violation of this Section 6.5 will be void ab initio and of no effect.

Section 6.6 Benefits of Agreement; Action by Acting Holders.

Nothing in this Agreement, express or implied, will give to any Person (other than PubCo, the Rights Agent, the Holders and their respective permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of PubCo, the Rights Agent, the Holders and their permitted successors and assigns. The Holders will have no rights hereunder except as are expressly set forth herein. Except for the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding at law or in equity with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights.

Section 6.7 Governing Law.

This Agreement and the CVRs will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any provision of law or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

Section 6.8 Jurisdiction.

In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, and appellate courts thereof; (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 6.8; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party; and (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 6.1 or Section 6.2 of this Agreement; provided that nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.

Section 6.9 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9.

Section 6.10 Severability Clause.

In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, is for any reason determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by applicable Law. Upon such a determination, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible; provided, however, that if an excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written Notice to PubCo.

Section 6.11 Counterparts; Effectiveness.

This Agreement may be signed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement will have no effect and no party will have any right or obligation hereunder (whether by virtue of any oral or written agreement or any other communication).

Section 6.12 Termination.

This Agreement will automatically terminate and be of no further force or effect and, except the rights, protections and immunities of the Rights Agent under Article 3, the parties hereto will have no further liability hereunder, and the CVRs will expire without any consideration or compensation therefor, upon the earliest to occur of (a) the expiration of the CVR Term, (b) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register the full amount of all potential CVR Payment Amounts required to be paid under the terms of this Agreement or (c) the delivery of a written notice of termination duly executed by PubCo and the Acting Holders (such date, the “Termination Date”). The termination of this Agreement will not affect or limit the right of Holders to receive the CVR Payments under Section 2.4 to the extent earned prior to the termination of this Agreement, and the provisions applicable thereto will survive the expiration or termination of this Agreement until such CVR Payments, if any, have been made, if applicable.

Section 6.13 Further Assurance by PubCo. PubCo agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required or requested by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

Section 6.14 Confidentiality.

The Rights Agent and PubCo agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the Fee Schedule shall remain confidential, and shall not be voluntarily disclosed to any other person other than representatives of the Rights Agent or PubCo, except as may be required by Law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

Section 6.15 Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, epidemic, pandemic, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 6.16 Construction.

(a)            For purposes of this Agreement, whenever the context requires: singular terms will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

(b)            As used in this Agreement, the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation.”

(c)            The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

(d)            Unless stated otherwise, “Article” and “Section” followed by a number or letter mean and refer to the specified Article or Section of this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it.

(e)            A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. on the last day of the period, if the last day of the period is a Business Day, or at 4:30 p.m. on the next Business Day if the last day of the period is not a Business Day.

(f)            Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, United States, unless otherwise specified. The parties hereto and PubCo have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and PubCo and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

(g)            All references herein to “$” are to United States Dollars.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

HYPERLIQUID STRATEGIES INC

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

[●]

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

EXHIBIT F

Form of A&R Pubco Bylaws

See attached.

[FORM OF] AMENDED AND RESTATED BYLAWS

OF

HYPERLIQUID STRATEGIES INC

ARTICLE 1

OFFICES

Section 1.1 Registered Office. The registered office of Hyperliquid Strategies Inc (as such name may be changed in accordance with applicable law, the “Corporation”) in the State of Delaware, and the name of the Corporation’s registered agent at such address, shall be as set forth in the amended and restated certificate of incorporation of the Corporation (as the same may be amended and/or restated from time to time, including by any certificate filed with the Secretary of State of the State of Delaware establishing a series of preferred stock, the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2

Meetings of Stockholders

Section 2.1 All Meetings. All meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairperson of the Board of Directors in the absence of a determination by the Board of Directors). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”) and Section 2.9 below. The Board of Directors may postpone, reschedule or cancel any previously scheduled meeting of stockholders.

Section 2.2 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held either within or without the State of Delaware.

Section 2.4 Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting of the stockholders shall be given which shall state the place, if any, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. Unless otherwise provided by Delaware Law, the Certificate of Incorporation or these Amended and Restated Bylaws (as the same may be further amended and/or restated from time to time, these “Bylaws”), such notice shall be given not less than 20 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. The Board of Directors or the chairperson of the meeting may adjourn the meeting to another time or place, if any, whether or not a quorum is present, and notice need not be given of the adjourned meeting to the fullest extent permitted by applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.1 below, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

(b) Notice of the date, time, place, if any, and purpose of any meeting of the stockholders (to the extent required) may be waived in writing, signed by the person entitled thereto, or by electronic transmission by the person entitled to notice, either before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.5 Quorum. Unless otherwise provided under the Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Board of Directors, the chairperson of the meeting or a majority in voting power of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present in person or represented by proxy. At such adjourned meeting at which a quorum shall be present in person or represented by proxy any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.6 Voting.

(a) Stockholders of the Corporation shall possess such voting power and such entitlements to vote as are set forth in the Certificate of Incorporation. Shares of the Corporation’s capital stock shall neither be entitled to vote nor be counted for quorum purposes if such shares belong to (i) the Corporation, (ii) to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, or (iii) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own capital stock, held by it in a fiduciary capacity. Except as otherwise required by applicable law, by applicable stock exchange rules or by the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. For purposes of this Section 2.5(a), a “majority of the votes cast” means that the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter; abstentions and broker non-votes shall not be counted as “votes cast.” Except for (A) those directors, if any, designated by Rorschach Advisors LLC, a Delaware limited liability company (the “Advisor”), or its assignee (the “Advisor Directors”) and (B) those directors, if any, elected solely and exclusively by the holders of any series of preferred stock of the Corporation as provided for or fixed by or pursuant to the Certificate of Incorporation and then outstanding (collectively, the “Series Directors” and each, a “Series Director”), directors shall be elected by a plurality of the votes cast by the holders of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted or acted upon after three (3) years from its date, unless said proxy provides for a longer period.

Section 2.7 Organization. The chairperson of each annual and special meeting of stockholders shall be the Chairperson of the Board of Directors or, in the absence (or inability or refusal to act) of the Chairperson of the Board of Directors, the Chief Executive Officer/Chief Investment Officer (the “CEO/CIO”) (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the CEO/CIO or if the CEO/CIO is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other natural person as shall be appointed by the Board of Directors. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary or, in the absence (or inability or refusal to act) of an Assistant Secretary, such other natural person as shall be appointed the chairperson of the meeting.

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Section 2.8 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairperson of the meeting.

Section 2.9 Nomination of Directors and Proposal of Other Business.

(a) Annual Meetings of Stockholders.

(i) Nominations of natural persons for election to the Board of Directors (other than nominations of natural persons for appointment to the Board of Directors as the Advisor Directors or election to the Board of Directors as Series Directors) (“Nominations” and each, a “Nomination”) or the proposal of other business to be transacted by the stockholders (other than the proposal of other business required by or pursuant to the provisions of the Certificate of Incorporation to be voted on solely and exclusively by the holders of any series (voting separately as a series) of preferred stock of the Corporation) (“Business”) at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, (C) by any one or more stockholders of the Corporation by or pursuant to any agreement by and between or among the Corporation and such one or more stockholders entitling such stockholder or stockholders to nominate one or more natural persons for election to the Board of Directors or (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 2.9(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.9(a), and, except as otherwise required by applicable law, any failure by such stockholder to comply with these procedures shall result in the nullification of such Nomination or Business. For the avoidance of doubt and subject to Section 2.9(c)(iv), the foregoing clause (D) shall be the exclusive means for a stockholder (other than a stockholder referenced in the foregoing clause (C)) to make nominations or propose other business at an annual meeting of stockholders (other than a proposal of other business included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act (as defined below)).

(ii) For Nominations or Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (i) of this Section 2.9(a), (1) the stockholder must have given timely notice thereof in writing to the Secretary and any such Business must constitute a proper matter for stockholder action, (2) the stockholder must have complied in all respects with the requirements of Regulation 14A under the Securities Exchange Act of 1934 (as amended and together with the rules and regulations promulgated thereunder, the “Exchange Act”), including, without limitation, the requirements of Rule 14a-19 (as such rules and regulations may be amended from time to time by the U.S. Securities and Exchange Commission (“SEC”), including any SEC Staff interpretations relating thereto), and (3) the Board of Directors, an executive officer designated thereby or the chairperson of the annual meeting of the stockholders designated by Section 2.7 above shall determine that the stockholder has satisfied the requirements of this Section 2.9, including without limitation the satisfaction of any undertaking delivered under paragraph (iii) of this Section 2.9(a). To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation. In no event shall the adjournment or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder may not provide notice with respect to the nomination of a greater number of director candidates than are subject to election by stockholders at the applicable annual meeting.

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(iii) A stockholder’s notice to the Secretary pursuant to Section 2.9(a)(ii) or Section 2.9(b) shall set forth (A) as to each natural person subject to a Nomination (a “Nominee” and more than one, “Nominees”): (1) all information relating to such Nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such Nominee’s written consent to being named in any proxy statement as a nominee and to serving as a director if elected, (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such Nominee has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”), and (3) the information required under Section 2.9(b), (B) as to any Business, a brief description of the Business proposed to be brought before the meeting, the text of the proposed Business (including the text of any resolutions proposed for consideration and in the event that such proposed Business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such Business and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the Business is proposed and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made or the Business is proposed:

(1) the name and address of such stockholder (as they appear on the Corporation’s books);

(2) each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder;

(3) a description of any agreement, arrangement, relationship or understanding (whether written or oral) between or among such stockholder and any other person or entity in connection with the proposal of such Nomination or Business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, or any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to the Corporation’s securities;

(5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such Nomination or Business before the meeting;

(6) a representation as to whether such stockholder intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposed Business or to elect each such Nominee, (y) otherwise solicit proxies from stockholders in support of such proposed Business or Nomination and/or (z) solicit holders of shares representing at least 67% of the outstanding securities of the Corporation generally entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act;

(7) a representation as to whether such stockholder has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the Corporation, and any other information reasonably requested by the Corporation, including with respect to determining whether such stockholder has complied with this Section 2.9(a);

(8) any other information relating to such stockholder or Nominee or proposed Business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such Nominee or proposed Business pursuant to Section 14 of the Exchange Act; and

(9) such other information relating to any proposed Business as the Corporation may reasonably require to determine whether such proposed Business is a proper matter for stockholder action.

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If requested by the Corporation, the information required under Section 2.9(a)(iii) shall be further updated and supplemented by such stockholder, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 days prior to the date of meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, and received by, the Secretary at the principal executive offices of the Corporation not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting) and not later than eight days prior to the date of the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 days prior to the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.9(a) shall not limit the Corporation’s rights with respect to any deficiencies under this Section 2.9 or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under this Section 2.9 to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before the meeting of stockholders.

(b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting of stockholders in the Corporation’s notice of meeting, then Nominations at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.9(b) and at the time of the special meeting, who shall be entitled to vote at the special meeting and who complies with the procedures set forth in this Section 2.9(b). For Nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.9(b), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (A) not earlier than 120 days prior to the date of the special meeting nor (B) later than the later of 90 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice and other requirements of Section 2.9(a)(iii).

(c) General.

(i) To be eligible to be a Nominee, the Nominee must provide to the Secretary in accordance with the applicable time periods prescribed for delivery of notice under Section 2.9(a)(ii) or Section 2.9(b): (1) a completed D&O questionnaire (in the form provided by the Secretary at the request of the nominating stockholder) containing information regarding the Nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such Nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a written representation that, unless previously disclosed to the Corporation, the Nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such Nominee, if elected as a director, will vote on any issue or that could interfere with such Nominee’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law, (3) a written representation and agreement that, unless previously disclosed to the Corporation pursuant to Section 2.9(a)(iii), the Nominee is not and will not become a party to any Third-Party Compensation Arrangement and (4) a written representation that, if elected as a director, such Nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any Nominee shall furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such Nominee.

(ii) No natural person shall be eligible to be nominated by a stockholder pursuant to Section 2.9(a)(i)(D) to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.9.

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(iii) The Board of Directors, an executive officer designated thereby or the chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a Nomination was not made in accordance with the procedures prescribed by these Bylaws or that Business was not properly brought before the meeting, and if it/he/she should so determine, the Chairperson of the meeting shall so declare to the meeting and the defective Nomination shall be disregarded or Business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or proposed Business, such Nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a natural person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such natural person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, if any stockholder (x) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any Nominee and (y) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the Nomination of each such Nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such Nominee may have been received by the Corporation (which proxies and votes shall be disregarded except for the purpose of determining a quorum). If any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than 10 days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iv) Without limiting the foregoing provisions of this Section 2.9, a stockholder making a Nomination or proposing Business pursuant to Section 2.9(a)(i)(D) shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.8; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to Nominations or proposals of Business to be considered pursuant to this Section 2.9, and compliance with paragraphs (a)(i)(D) and (b) of this Section 2.9 shall be the exclusive means for a stockholder (other than a stockholder referenced in Section 2.9(a)(i)(C) to make Nominations or propose Business (other than as provided in Section 2.9(c)(v)).

(v) Notwithstanding anything to the contrary, the notice requirements set forth in this Section 2.9 with respect to the proposal of any business pursuant to this Section 2.9 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

Section 2.10 Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting of stockholders shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other natural persons as the chairperson of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

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ARTICLE 3

Directors

Section 3.1 General Powers. Except as otherwise provided by Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2 Number; Qualifications. The number of authorized directors of the Corporation shall be determined in accordance with the Certificate of Incorporation. The term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders.

Section 3.3 Quorum; Required Vote. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws.

Section 3.4 Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, if any, either within or without the State of Delaware, and at such date and such time as may be determined from time to time by the Board of Directors or the Chairperson of the Board of Directors in the absence of a determination by the Board of Directors.

Section 3.5 Regular Meetings. Regularly scheduled, periodic meetings of the Board of Directors may be held without notice at such times, dates and places, if any, either within or without the State of Delaware, as shall from time to time be determined by resolution or resolutions of the Board of Directors.

Section 3.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, the CEO/CIO, the President, the Secretary or a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the date and time of the meeting in writing or by electronic transmission by mail, courier service or electronic mail to the directors at their addresses appearing on the records of the Corporation. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.7 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article 3.

Section 3.8 Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of Delaware Law.

Section 3.9 Meetings by Communications Equipment. Members of the Board of Directors, or of any committee thereof, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all natural persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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Section 3.10 Resignation. Any director may resign from the Board of Directors at any time upon notice given in writing or by electronic transmission to the Corporation. A resignation of any director is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.

Section 3.11 Newly Created Directorships and Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall be filled in the manner provided in the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided by the Certificate of Incorporation in the filling of the other vacancies.

Section 3.12 Removal. Directors of the Corporation may be removed from office only in the manner set forth in the Certificate of Incorporation.

Section 3.13 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4

Officers

Section 4.1 Officers. The officers of the Corporation elected by the Board of Directors shall be a Chairperson of the Board of Directors, a CEO/CIO, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board of Directors from time to time may determine. Officers elected by the Board of Directors, shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article 4. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The CEO/CIO or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board of Directors or, if such officer has been appointed by the CEO/CIO or President, as may be prescribed by the appointing officer.

(a) Chairperson of the Board of Directors. The Chairperson of the Board of Directors shall preside when present at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall supervise the activities of the Corporation subject to the ultimate authority of the Board of Directors. The position of Chairperson of the Board of Directors and CEO/CIO may be held by the same person.

(b) CEO/CIO. The CEO/CIO shall be the chief executive officer and the chief investment officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board of Directors, and shall be responsible for the execution of the policies of the Board of Directors with respect to such matters. In the absence (or inability or refusal to act) of the Chairperson of the Board of Directors, the CEO/CIO (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors. The position of CEO/CIO and President may be held by the same person. The CEO/CIO shall be responsible for and control the Corporation’s working capital and cash expenditures.

(c) President. The President shall make recommendations to the CEO/CIO on all operational matters that would normally be reserved for the final executive responsibility of the CEO/CIO. In the absence (or inability or refusal to act) of the Chairperson of the Board of Directors and CEO/CIO, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors. The President shall also perform such duties and have such powers as shall be designated by the Board of Directors. The position of President and CEO/CIO may be held by the same person.

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(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board of Directors and (as required) committees of the Board of Directors and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson of the Board of Directors, CEO/CIO or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors, the CEO/CIO or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 4.2. Term of Office; Removal; Vacancies. The officers of the Corporation shall hold office until their successors are duly elected and qualified or until their earlier death, resignation, disqualification or removal from office. Any officer may be removed, with or without cause, at any time by the Board of Directors. Any officer appointed by the CEO/CIO or President may also be removed, with or without cause, by the CEO/CIO or President, as the case may be, unless the Board of Directors otherwise provides. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors. Any vacancy occurring in any office appointed by the CEO/CIO or President may be filled by the CEO/CIO, or President, as the case may be, unless the Board of Directors then determines that such office shall thereupon be elected by the Board of Directors, in which case the Board of Directors shall elect such officer.

Section 4.3. Other Officers. The Board of Directors may delegate the power to appoint such other officers and agents and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 4.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

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ARTICLE 5

Capital Stock

Section 5.1. Certificated and Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of shares of capital stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation representing the number of shares registered in certificate form. Each of the Chairperson of the Board of Directors, the President and the Secretary, in addition to any other officers of the Corporation authorized by the Board of Directors (by resolution or resolutions thereof) or these Bylaws, is hereby authorized to sign certificates by, or in the name of, the Corporation.

Section 5.2. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of capital stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 5.5. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors or by the CEO/CIO or President.

ARTICLE 6

indemnification

Section 6.1. Right to Indemnification and Advancement of Expenses. The Corporation shall indemnify and advance expenses to “indemnitees” to the extent and in the manner set forth in the Certificate of Incorporation (such indemnitees, the “Indemnitees” and each, an “Indemnitee”).

Section 6.2. Right of Indemnitee to Bring Suit. If a claim for indemnification under the Certificate of Incorporation is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation or a claim for an advancement of expenses under the Certificate of Incorporation is not paid in full by the Corporation within 20 days after a written claim therefor has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that the Indemnitee has not met any applicable standard for indemnification set forth in Delaware Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the Corporation.

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Section 6.3. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article 6 shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 6.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware Law.

Section 6.5. Indemnification of Other Persons. This Article 6 shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by applicable law to indemnify and to advance expenses to natural persons other than the Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other natural person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent permitted by applicable law.

Section 6.6. Amendments. Any repeal, amendment, modification or elimination of this Article 6 by the Board of Directors or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this ARTICLE 6, shall, to the fullest extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification or advancement rights to the Indemnitees on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right, or protection of an Indemnitee existing hereunder in respect of any act or omission occurring prior to such repeal or amendment, modification or adoption of such inconsistent provision.

Section 6.7. Certain Definitions. For purposes of this Article 6, references to “other enterprise” shall include any employee benefit plan, and references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries.

Section 6.8. Contract Rights. The rights provided to Indemnitees pursuant to this Article 6 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

ARTICLE 7

General Provisions

Section 7.1. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 20 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 7.1(a) at the adjourned meeting.

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(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.2. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation and Delaware common law, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 7.3.    Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 7.4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 7.5. Powers Respecting Securities of Other Corporations or Entities. The Board of Directors may authorize any person, on behalf of the Corporation, to guarantee, purchase, take, receive, subscribe for or otherwise acquire, own, hold, use or otherwise employ, sell, lease, exchange, transfer or otherwise dispose of; mortgage, lend, pledge or otherwise deal in and with, and exercise all the rights, powers and privileges of ownership, including the right to attend, vote and grant proxies in respect of, bonds and other obligations of, or shares or other securities or interests in, or issued by, any other domestic or foreign corporation, partnership, association or individual, or by any government or agency or instrumentality thereof owned by the Corporation.

Section 7.6. Severability. To the fullest extent permitted by applicable law, if any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of these bylaws shall not in any way be affected or impaired thereby, and (b) the provisions of these bylaws (including, without limitation, each such portion of these bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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EXHIBIT G

Form of A&R Pubco Certificate of Incorporation

See attached.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HYPERLIQUID STRATEGIES INC

The present name of the corporation is “Hyperliquid Strategies Inc”. The corporation was originally incorporated under the name “Hyperliquid Strategies Inc” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on July 2, 2025. This Amended and Restated Certificate of Incorporation of the corporation, which both restates and amends the provisions of the corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Section, 228, 242 and 245 the General Corporation Law of the State of Delaware. The corporation’s certificate of incorporation is hereby amended and restated in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Hyperliquid Strategies Inc (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended, the “DGCL”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [●], divided into two classes as follows: (a) [●] shares, par value $0.01 per share, of common stock (the “Common Stock”); and (b) [●] shares, par value $0.01 per share, of preferred stock (the “Preferred Stock”).

Section 4.2 Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of Common Stock are as follows:

(a) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends and other distributions (payable in cash, property or capital stock of the Corporation) may be declared and paid on the shares of Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board of Directors”) in its discretion shall determine.

(b) Voting. Except as otherwise provided by applicable law or by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) (including any Preferred Stock Designation (as defined below)), each holder of one or more outstanding shares of Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of the Common Stock held of record by such holder on all matters on which stockholders are generally entitled to vote. Notwithstanding the foregoing, to the fullest extent permitted by applicable law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation).

(c) Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock of the Corporation as provided for or fixed by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Common Stock held by them. None of a merger, consolidation, statutory conversion, domestication, statutory transfer or continuance of the Corporation, or a sale, lease or exchange of all or substantially all of the Corporation’s property and assets which, in each case, shall not in fact result in the liquidation, dissolution or winding up of the Corporation and the distribution of its assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.2(c).

Section 4.3 Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series, as shall be stated in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL. The designations, powers (including voting powers), preferences and relative, participating, optional, special and other rights, if any, of each series of Preferred Stock and the qualifications, limitations or restrictions, if any, thereof, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided by applicable law or the rules or regulations of any stock exchange applicable to the Corporation or by or pursuant to the provisions of this Amended and Restated Certificate (including any Preferred Stock Designation), no holder of one or more shares of any series of Preferred Stock then outstanding, as such, shall be entitled to any voting powers thereof.

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Section 4.4 No Class Vote On Changes In Authorized Number of Shares Of Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, without the separate vote of the holders of the Preferred Stock as a class. For the avoidance of doubt, the elimination and reduction of the voting requirements of Section 242 of the DGCL as provided by Section 242(d) of the DGCL shall apply to amendments to this Amended and Restated Certificate of Incorporation.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series (collectively, the “Series Directors” and each, a “Series Director”), shall be fixed from time to time (i) for so long as a director nominated by Rorschach Advisors LLC, a Delaware limited liability company, or its assignee (each, an “Advisor Director,” and collectively, the “Advisor Directors”) serves on the Board of Directors, by a resolution unanimously adopted by the Advisor Directors (and any director other than the Advisor Directors shall have no voting power in respect of such matter), or (ii) if there are no Advisor Directors serving on the Board of Director, by the Board of Directors.

(b) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by statute, this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the DGCL, this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), and any bylaws adopted by the stockholders of the Corporation; provided, however, that no bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws had not been adopted.

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Section 5.2 Classification of Board of Directors. Except for any Series Directors, the Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. The Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of this Amended and Restated Certificate of Incorporation of the Corporation in accordance with the DGCL (the “Classification Effective Time”); the Class II directors shall initially serve until the second annual meeting of stockholders following the Classification Effective Time; and the Class III directors shall initially serve until the third annual meeting of stockholders following the Classification Effective Time. Commencing with the first annual meeting of stockholders following the Classification Effective Time, directors of each class the term of which shall then expire shall be elected to hold office for a three (3) year term and until the election and qualification of their respective successors in office, subject to such directors’ respective earlier death, resignation, disqualification or removal. From and after the Classification Effective Time, in case of any increase or decrease, from time to time, in the number of directors (other than in the number of Series Directors), the number of directors in each class shall be apportioned by resolution of the Board of Directors as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Except for the Series Directors (who shall be elected as provided in the relevant Preferred Stock Designation), the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board of Directors is hereby authorized to assign members of the Board of Directors already in office to such classes at the Classification Effective Time.

Section 5.3 No Written Ballot. The directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation so require. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.4 Newly Created Directorships and Vacancies. Subject to any limitations imposed by applicable law and subject to the rights, if any, of the holders of any series of Preferred Stock of the Corporation as provided or fixed by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including the Preferred Stock Designation), newly created directorships resulting from an increase in the authorized number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so elected shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

Section 5.5 Removal. Except for any Series Directors, any individual director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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Section 5.6 Automatic Increase/Decrease in Number of Directors. During any period when the holders of any class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) have the right to elect one or more Series Directors, then upon commencement of, and for the duration of, the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified Series Director or Series Directors, and the holders of such class or series of capital stock shall be entitled to elect such Series Director or Series Directors; and (b) each such Series Director shall serve until such Series Director’s successor shall have been duly elected and qualified, or until such Series Director’s right to hold such office terminates by or pursuant to the provisions of this Amended and Restated Certificate (including any Preferred Stock Designation), whichever occurs earlier, subject to such Series Director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock then outstanding having the right to elect one or more Series Directors by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) are divested of such right by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), the term of office of each such Series Director elected by the holders of such series of Preferred Stock, or elected to fill any vacancy resulting from the death, resignation, disqualification or removal of each such Series Director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by applicable law, the Board of Directors shall have the power and is expressly authorized to adopt, amend, alter or repeal any provisions of the bylaws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation). The stockholders shall also have the power to adopt, amend, alter or repeal the bylaws of the Corporation; provided, however, that in addition to any vote of the holders of any series of Preferred Stock as provided for fixed by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), such action by the stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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ARTICLE VII

ACTION BY CONSENT IN LIEU OF A MEETING; SPECIAL MEETINGS OF STOCKHOLDERS

Section 7.1 Action by Consent In Lieu of a Meeting. Except as may be otherwise provided for or fixed pursuant to this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) relating to the rights, if any, of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be taken by consent of the stockholders in lieu of a meeting).

Section 7.2 Special Meetings. Subject to the rights, if any, of the holders of any series of Preferred Stock Corporation as provided or fixed by or pursuant to the provisions this Amended and Restated Certificate (including any Preferred Stock Designation), and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time, only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or by the person calling such special meeting (if other than the Board of Directors).

Section 7.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes identified in the notice of meeting

ARTICLE VIII

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Liability. To the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation under this Section 8.1 in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination. Without limiting the effect of the first sentence of this Section 8.1, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL.

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Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each natural person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including, without limitation, attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, this Amended and Restated Certificate (including any Preferred Stock Designation), the bylaws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal, amendment, modification or elimination of this Section 8.2 by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) inconsistent with this Section 8.2, shall, unless otherwise required by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification or advancement rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal, amendment, modification, elimination or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal, amendment, modification, elimination or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by applicable law, to indemnify and to advance expenses to persons other than indemnitees.

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ARTICLE IX

AMENDMENT OF

CERTIFICATE OF INCORPORATION

Section 9.1 Amendment. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation) in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

Section 9.2 Vote Required. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) or any provision of applicable law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any class or series of capital stock of the Corporation required by applicable law or by this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend, or repeal or adopt any provision inconsistent with, Articles V, VI, VII, and VIII.

ARTICLE X

Exclusive forum for certain lawsuits

Section 10.1 Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware(the “Court of Chancery”) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, (iv) any action asserting a claim, including a claim in the right of the Corporation, as to which the DGCL confers jurisdiction upon the Court of Chancery or (v) any action asserting a claim governed by the internal affairs doctrine; provided, however, in the event that the Court of Chancery lacks jurisdiction over such action, the sole and exclusive forum for such action shall be another state or federal court located within the State of Delaware, in all cases, subject to such court having personal jurisdiction over the indispensable parties. For the avoidance of doubt, this Section 10.1 shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

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Section 10.2 Federal Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint.

Section 10.3 Application. Failure to enforce the foregoing provisions of this Article IX would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE XI

SEVERABILITY

If any provision or provisions (or any part thereof) of this Amended and Restated Certificate of Incorporation (including any Preferred Stock Designation) shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the _____ day of __________, 2025.

Hyperliquid Strategies Inc

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